CIT GROUP INC.
505 Fifth Avenue
New York, NY 10017

April 1, 2009

Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 12, 2009, at 11:00 a.m., Eastern Daylight Saving Time, at our corporate offices at One CIT Drive, Livingston, New Jersey 07039. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting.

     The notice of meeting and proxy statement following this letter describe the business to be transacted. You are asked to elect your Board of Directors for the upcoming year, ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, approve amending our Long-Term Incentive Plan to increase the number of shares available thereunder, approve the issuance of the incremental shares of our common stock (including shares issuable upon adjustment) that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program, and to approve the compensation for our executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

     In addition to the formal items of business to be brought before the meeting, I will report on our business and respond to stockholder questions.

     Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible, or follow the instructions to vote online or by telephone. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the meeting and vote in person.

     Thank you for your continued support of CIT. To be connected to CIT’s website, go to www.cit.com.

Sincerely yours,

/s/ Jeffrey M. Peek

Jeffrey M. Peek
Chairman and
Chief Executive Officer

CIT GROUP INC.
505 Fifth Avenue
New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2009

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of CIT Group Inc. will be held at the corporate offices of CIT, One CIT Drive, Livingston, New Jersey 07039, on Tuesday, May 12, 2009 at 11:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1.	to elect 10 directors to serve for one year or until the next annual meeting of stockholders;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent auditors for 2009;

3.	to approve amending the Long-Term Incentive Plan to increase the number of shares available thereunder;

4.	to approve amending the Employee Stock Purchase Plan to increase the number of shares available thereunder;

5.	to approve the issuance of the incremental shares of our common stock (including shares issuable upon adjustment), that would cause the total number of shares issued to equal or exceed 20% of the number of shares of common stock outstanding as of December 31, 2008, that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program; and

6.	to approve the compensation for CIT’s executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

     CIT’s Board of Directors has fixed the close of business on March 16, 2009 as the record date for determining holders of CIT common stock entitled to notice of and to vote at the meeting. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting.

     You are cordially invited to attend the meeting. Whether or not you are personally able to attend the meeting, please vote your proxy as soon as possible. Voting instructions to vote online, by telephone or by mail are in the Notice of Annual Meeting mailed to you on April 1, 2009 or in the Question and Answer section of the proxy materials that follow this letter. In each case, you will need your personal Control Number, which is in the Notice of Annual Meeting mailed to you on April 1st. There is no charge to you for requesting printed materials. Stockholders who request printed materials for 2009 will continue to receive printed materials in future years until such time as they may opt-out of paper delivery. However, to facilitate timely delivery of the proxy materials for the 2009 Annual Meeting, please make your request on or before April 28, 2009.

     Thank you for your continued support of CIT. To be connected to CIT’s website, go to www.cit.com.

By Order of the Board of Directors,

/s/ Robert J. Ingato

Robert J. Ingato
Executive Vice President,
General Counsel and Secretary

Livingston, New Jersey
April 1, 2009

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY.

CIT GROUP INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

As permitted by rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to this Proxy Statement and our 2008 Annual Report to you electronically via the Internet at www.proxyvote.com. If you are a holder of record, we are also mailing this Proxy Statement and our 2008 Annual Report to you.

If you received a Notice of Annual Meeting (“Notice”) by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you how to access and review all of the important information contained in the Proxy Statement and 2008 Annual Report. The Notice also instructs you how to submit your vote over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice or as set forth below under “Vote by Mail.”

Who is soliciting my vote?

The Board of Directors of CIT Group Inc. is soliciting your vote for our 2009 Annual Meeting of Stockholders.

What will I vote on?

You are being asked to vote on:

  The election of 10 directors for a term of one year or until the next annual meeting of stockholders;

  The ratification of the selection of our independent auditors for 2009;

  An amendment to our Long-Term Incentive Plan (“LTIP”) to increase the number of shares available under our LTIP;

  An amendment to our Employee Stock Purchase Plan (“ESPP”) to increase the number of shares available under our ESPP;

  Our issuance of the incremental shares of our common stock (including shares issuable upon adjustment), that would cause the total number of shares issued to equal or exceed 20% of the number of shares of common stock outstanding as of December 31, 2008, that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program; and

  The compensation for CIT’s executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the SEC.

What is the record date for the Annual Meeting?

The record date is the close of business on March 16, 2009. The record date is used to determine those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all stockholders?

A total of 388,979,414 votes may be cast on each matter presented, consisting of one vote for each share of CIT common stock, par value $0.01 per share, which was outstanding on the record date. CIT’s common stock is listed on the New York Stock Exchange (“NYSE”), and CIT is subject to the NYSE’s rules and regulations. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 194,489,707 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us know as soon as possible that enough votes will be present to hold the meeting. In determining whether a quorum exists, we will include in the count (i) shares represented by proxies that reflect abstentions and (ii) shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee).

How do I vote?

You may vote at the Annual Meeting in person or by proxy.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), we have furnished to you the proxy materials, including the enclosed proxy card. You may vote by mail, by telephone, on the Internet, or by attending the meeting and voting in person, as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Vote by Mail

To vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided. If you received a Notice, you can vote by mail by requesting paper copies of the proxy and materials by calling 1-800-579-1693, or going to www.proxyvote.com or by sending an email to sendmaterial@proxyvote.com and requesting a proxy card. If you request a proxy card by e-mail, please send a blank e-mail with your 12-digit Control Number in the subject line. Your Control Number is in the Notice of Annual Meeting mailed to you on April 1, 2009. Upon receipt of your request, the proxy card and hard copies of the annual report and other proxy materials will be mailed to you. Upon receipt, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. If you request hard copies, in future years, you will continue to receive hard copies of the proxy card and other materials automatically until such time as you may opt-out of receiving hard copies. If you wish to vote by mail, please make your request for paper copies of the proxy and materials on or before April 28, 2009.

Vote by Telephone

You can vote by calling 1-800-690-6903. You will need your 12-digit Control Number, which is in the Notice of Annual Meeting mailed to you on April 1, 2009.

Vote on the Internet

You can also choose to vote on the Internet by going to www.proxyvote.com. You will need your 12-digit Control Number, which is in the Notice of Annual Meeting mailed to you on April 1, 2009.

Vote at the Annual Meeting

If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting and produce valid identification. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid identification.

How many votes will be required to elect a director or to adopt the proposals?

  To elect directors to the Board, a majority of the votes cast at the Annual Meeting is required. A nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

  To ratify the selection of our independent auditors, a majority of the shares represented at the Annual Meeting and entitled to vote is required.

  To approve the increase in the number of shares available under our Long-Term Incentive Plan and our Employee Stock Purchase Plan, a majority of the shares represented at the Annual Meeting and entitled to vote is required.

  To approve the issuance of the incremental shares of our common stock that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program, a majority of the votes cast at the Annual Meeting is required; provided that the total vote cast on the proposal represents a majority of the shares outstanding and entitled to vote.

  To approve the compensation for our executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, a majority of the shares represented at the Annual Meeting and entitled to vote is required.

Can a director be elected without receiving votes from a majority of the shares outstanding?

If a stockholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of our Bylaws, and such stockholder has not withdrawn such nomination by the tenth day before we mail our Notice of Annual Meeting, then a director can be elected by a plurality of the votes cast, meaning that the ten nominees who receive the most votes “for” will be elected, even if it is less than a majority of the total shares outstanding, and stockholders will not be permitted to vote “against” a nominee. However, under our Bylaws and Corporate Governance Guidelines, if the election for directors is uncontested, meaning that the only nominees are those recommended by the Board, then each nominee for director must receive more votes “for” than “against” his or her election or re-election. Any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board of Directors whether to accept such resignation. The Board will act on the recommendation of the Nominating and Governance Committee no later than 90 days following the date of the Annual Meeting. See “CIT’s Corporate Governance — Majority Voting for Directors.” No stockholder has nominated any candidates for our Board, and therefore, the election is uncontested.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

  Send in a new proxy card with a later date;

  Send a written revocation to the Corporate Secretary;

  Cast a new vote by telephone or Internet; or

  Attend the Annual Meeting and vote in person.

Written revocations of a prior vote must be sent by mail to the Secretary of CIT at our address shown above, or by delivering a duly executed proxy bearing a later date. If you attend the Annual Meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “for” each of the ten nominees named in “Proposal 1, Election of Directors” and “for” the other five proposals.

What if I vote to abstain?

In the election of directors, you can vote for or against the ten directors named on the proxy card, or you may abstain from voting for one or more of the directors. Abstentions will not affect the vote on the election of directors.

In connection with all other proposals, you may vote for or against each proposal, or you may abstain from voting on those proposals. Abstentions on all other proposals (other than the proposal to elect directors) will have the same effect as a vote against the proposals.

What happens if I do not vote?

If you are a holder of record and you do not vote shares held in your name, those shares will not be voted.

If you hold your shares in street name with a broker who is a member of the NYSE and do not instruct your broker as to how to vote your shares, your broker can vote your shares on the election of directors, and the ratification of the selection of our independent auditor in your broker’s discretion. However, your broker cannot vote on the increase in the number of shares available under our Long-Term Incentive Plan, the increase in the number of shares available under our Employee Stock Purchase Plan, our issuance of the incremental shares of our common stock that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program, or the compensation for our executives as disclosed pursuant to the compensation disclosure rules of the SEC.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors, the ratification of the selection of the independent auditor, or on the other proposals.

Brokers who are members of the National Association of Securities Dealers, Inc. may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. A member broker of the NYSE may not, under NYSE rules, vote on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against CIT or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our By-Laws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting, (b) proposed at the direction of our Board or (c) proposed by any CIT stockholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our By-Laws. The deadline for any stockholder to notify us of any proposals was February 5, 2009, and we received only one notification of a stockholder proposal, which was subsequently withdrawn.

What was the deadline for stockholders to notify us of proposals for the 2009 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2009 Annual Meeting for inclusion in the Proxy Statement was November 26, 2008. The deadline for submitting stockholder proposals for the 2009 Annual Meeting for inclusion on the agenda was February 5, 2009.

What is the deadline for stockholders to notify us of proposals for the 2010 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2010 Annual Meeting for inclusion in the Proxy Statement is December 1, 2009. The deadline for submitting stockholder proposals for the 2010 Annual Meeting for inclusion on the agenda is February 11, 2010.

Will a representative of the Company’s independent registered public accounting firm be present at the Annual Meeting?

Yes, a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and can answer questions that you may have. The representative will also have the opportunity to make a statement, if PricewaterhouseCoopers LLP desires to do so. The Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2009, subject to ratification by stockholders.

Will the directors attend the Annual Meeting?

Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. In addition, a Board meeting is scheduled immediately following the Annual Meeting. At the 2008 Annual Meeting of Stockholders, all nominees for director who were on the Board at that time were present.

How can I attend the Annual Meeting?

Only stockholders as of the record date, March 16, 2009 (or their proxy holders), may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the box on your proxy card. If you are voting by telephone or Internet, follow the instructions provided to indicate that you or your proxy holder plan to attend. You or your proxy holder will then need to show photo identification at the stockholders’ admittance desk to gain admittance to the Annual Meeting.

If you do not inform us in advance that you plan to attend the Annual Meeting, you will need to bring with you:

  Photo identification, and

  If you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any stockholders beneficially own more than 5% of our common stock?

Yes. According to public filings, as of December 31, 2008, there were three holders that beneficially owned more than 5% of our common stock: FMR LLC (1), Brandes Investment Partners, LP, and Franklin Mutual Advisors, LLC.

(1) The beneficial ownership position reported by FMR LLC in its Schedule 13G filed February 17, 2009 includes 5,758,011 common shares relating to its right to convert its 1,456,765 shares of CIT Group 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C to common shares at an exchange ratio of 3.9526 shares of common for each share of Convertible Preferred Stock.

How can I review the list of stockholders eligible to vote?

A list of stockholders as of the record date will be available at our offices at 505 Fifth Avenue, New York, New York 10017 from May 1, 2009 to the date of the Annual Meeting for inspection and review by any stockholder during regular business hours. We will also make the list available at the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

CIT pays the cost of preparing proxy materials and of soliciting your vote. We have retained D.F. King & Co., Inc. to assist us in this proxy solicitation, and we anticipate that their fees will be approximately $15,000. In addition, proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person. We also may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

PROPOSAL 1

ELECTION OF DIRECTORS

     Our full Board of Directors met 17 times during 2008. The Audit Committee met 9 times, the Compensation Committee met 12 times, and the Nominating and Governance Committee met 4 times during 2008. All of the nominees listed below attended at least 75% of the aggregate of the meetings of the Board and of any committee on which he or she served (or, for those directors who first joined the Board in 2008, held during the periods that he or she served). In addition, in accordance with our Corporate Governance Guidelines, all of the nominees for director who were on the Board at that time attended our 2008 Annual Meeting.

     The directors elected at the Annual Meeting will each serve for a term of one year, or until the next annual meeting of stockholders. Should any nominee become unavailable for election, the Board may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee. Management is not aware of any circumstances likely to render any nominee unavailable. Election of directors will be by a majority of the votes cast, except as described below under “CIT’s Corporate Governance – Majority Voting for Directors”.

     The following individuals are the ten nominees for election as directors at the Annual Meeting. The information below includes each nominee’s age as of February 15, 2009 and business experience during the past five years, and was provided to CIT by the nominees. CIT knows of no family relationship among the nominees. Certain directors may also be directors or trustees of privately held businesses or not-for-profit entities that are not referred to below.

Nominees

Name	Age	Principal Occupation

Jeffrey M. Peek	61	Chairman of the Board and Chief Executive Officer of CIT

Michael A. Carpenter	61	Chairman of the Board and Chief Executive Officer of Southgate Holdings, LLC

William M. Freeman	56	Chairman of the Board of Arbinet-thexchange, Inc.

Susan M. Lyne	58	Chief Executive Officer of Gilt Groupe Inc.

Marianne Miller Parrs	64	Retired Executive Vice President & Chief Financial Officer of International Paper Company

John R. Ryan	63	President and Chief Executive Officer of the Center for Creative Leadership

Christopher H. Shays	63	Former Member of the U.S. House of Representatives

Seymour Sternberg	65	Chairman of the Board of New York Life Insurance Company

Peter J. Tobin	64	Retired Special Assistant to the President of St. John’s University

Lois M. Van Deusen	69	Managing Member of LVD Consulting, LLC and Of Counsel to McCarter & English, LLP

     Jeffrey M. Peek has served as our Chief Executive Officer since July 2004 and as Chairman of the Board of Directors of CIT since January 1, 2005. Mr. Peek joined CIT as President and Chief Operating Officer and as a director in September 2003. Previously, Mr. Peek was Vice Chairman of Credit Suisse First Boston LLC and was responsible for the firm’s Financial Services Division, including Credit Suisse Asset Management, Pershing and Private Client Services. He was on the Group Executive Board of Credit Suisse Group as well as a member of CSFB’s Executive Board and Operating Committee. Prior to joining CSFB in 2002, Mr. Peek was with Merrill Lynch since 1983, where he rose to the level of Executive Vice President of Merrill Lynch & Co., Inc. and was President of Merrill Lynch Investment Managers. He also served on the Executive Management Committee of Merrill Lynch & Co. Mr. Peek is Chairman of the Advisory Board, Bendheim Financial Center, Princeton University; Advisor to the Executive Board of Diamond Castle Holdings; Member of the New York Public Library President’s Council, Member of the Board of Directors and Chairman’s Council of the Metropolitan Museum of Art; and a member of the Investment Committee for St. Matthews Church, Bedford, NY.

     Michael A. Carpenter is nominated to serve as a director of CIT upon his election at the Annual Meeting in May 2009. Mr. Carpenter has served as Chairman of the Board and Chief Executive Officer of Southgate Holdings, LLC since June 2006. Previously, Mr. Carpenter served as Chairman of the Board and Chief Executive Officer of Citigroup Alternative Investments from September 2002 to June 2006 and as a member of the Citigroup Business Heads and Management Committees and as Chairman of the Board and Chief Executive Officer of Citigroup’s Global Corporate & Investment Bank with responsibility for Salomon Smith Barney Inc. from 1998 to 2002. Prior to joining Citigroup, Mr. Carpenter was Chairman of the Board and Chief Executive Officer of Travelers Life & Annuity and Vice Chairman of Travelers Group Inc. Prior to joining Travelers, Mr. Carpenter was Chairman of the Board and Chief Executive Officer of Kidder, Peabody Group Inc., a subsidiary of GE, Executive Vice President of GE Capital Corp. and held a number of other executive and management positions at GE since 1983. Mr. Carpenter is also a director of New York City Investment Fund and Mikronite Technologies, Inc.

     William M. Freeman has served as a director of CIT since July 2003. Mr. Freeman has served as Chairman of the Board of Arbinet-thexchange, Inc. since September 2008. Previously, Mr. Freeman served as President and Chief Executive Officer and Director of Arbinet-thexchange, Inc. since November 2007. Prior to joining Arbinet-thexchange, Mr. Freeman was elected to the Board of Motient Corp., now Terrestar Corp., in February 2007, and Chairman of Motient/Terrestar in March 2007. Mr. Freeman also served as Chief Executive Officer and Director of Leap Wireless International, Inc. from May 2004 to February 2005 and as President of the Public Communications Group of Verizon Communications Inc. from 2000 to February 2004. Mr. Freeman served as President and Chief Executive Officer of Bell Atlantic-New Jersey from 1998 to 2000, President and Chief Executive Officer of Bell Atlantic-Washington, D.C. from 1994 to 1998, and in a number of other executive and management positions at Verizon since 1974. Mr. Freeman is a founder and co-owner of Synthesis Security LLC. Mr. Freeman serves on the Board of Trustees of Drew University. Mr. Freeman is also a director of Value Added Holdings, Inc., a privately held communications company.

     Susan M. Lyne has served as a director of CIT since October 2006. Ms. Lyne has served as Chief Executive Officer of Gilt Groupe Inc. since 2008. Previously, Ms. Lyne served as President, Chief Executive Officer and director of Martha Stewart Living Omnimedia, Inc. since November 2004. Prior to joining Martha Stewart Living, Ms. Lyne served in various positions at Walt Disney Company, including President, ABC Entertainment from 2002 to 2004, Executive Vice President, Movies & Miniseries, ABC Entertainment from 1998 to 2002, and Executive Vice President, Acquisition, Development & New Business, Walt Disney Motion Picture Group, 1996 to 1998. Prior to Walt Disney Company, she worked for News Corporation Ltd. and KIII for approximately nine years as Founder, Editor in Chief & Publication Director, Premier Magazine. Ms. Lyne is a Trustee for The Posse Foundation and The Public Theatre.

     Marianne Miller Parrs has served as a director of CIT since January 2003. Ms. Parrs retired at the end of 2007 from the International Paper Company where she had served as Executive Vice President and Chief Financial Officer since November 2005 and as interim Chief Financial Officer since May 2005. Ms. Parrs also has served as Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain – Delivery, a major supply chain project, and Investor Relations since 1999. From 1995 to 1999, Ms. Parrs served as Senior Vice President and Chief Financial Officer of International Paper. Previously, she served in a number of other executive and management positions at International Paper since 1974, and was a security analyst at a number of firms prior to joining International Paper Company. Ms. Parrs serves on the Board of Rise Foundation in Memphis, Tennessee, the Board of the Leadership Academy, Memphis, the Board of the The Stanley Works and the Board of Signet Jewelry.

     Vice Admiral John R. Ryan has served as a director of CIT since July 2003. Mr. Ryan has been President and Chief Executive Officer of the Center for Creative Leadership in Greensboro, North Carolina since June 2007. Previously, Mr. Ryan served as Chancellor of the State University of New York since June 2005. Mr. Ryan also served as President of the State University of New York Maritime College from June 2002 until June 2005 while also serving as the Interim President of the State University of New York at Albany from February 2004 until February 2005. From 1998 to 2002, Mr. Ryan was Superintendent of the U.S. Naval Academy, Annapolis, Maryland. Mr. Ryan served in the U.S. Navy from 1967 to July 2002, including as Commander of the Fleet Air Mediterranean in Naples, Italy from 1995 to 1998, Commander of the Patrol Wings for the U.S. Pacific

Fleet in Pearl Harbor from 1993 to 1995, and Director of Logistics for the U.S. Pacific Command in Aiea, Hawaii from 1991 to 1993. Mr. Ryan is also a director of Cablevision Systems Corp., the Center for Creative Leadership and the U.S. Naval Academy Foundation.

     The Honorable Christopher H. Shays is nominated to serve as a director of CIT upon his election at the Annual Meeting in May 2009. Mr. Shays served as a Congressman in the U.S. House of Representatives from August 1987 to January 2009. Prior to his election to the U.S. House of Representatives, Mr. Shays was a member of the Connecticut state house of representatives from 1975 to 1987 and served in the Peace Corps from 1968 to 1970.

     Seymour Sternberg has served as a director of CIT since December 2005. Mr. Sternberg has served as Chairman of the Board of New York Life Insurance Company since April 1997. Mr. Sternberg joined New York Life as a Senior Vice President in 1989, and held positions of increasing responsibility, including Executive Vice President, Vice Chairman, and President, Chief Operating Officer and Chief Executive Officer. Mr. Sternberg serves on the Board of Express Scripts, Inc., a pharmacy benefits manager. He is a member of the Council on Foreign Relations and the Business Roundtable, serving on its Task Forces on International Trade and Investment, Security and Fiscal Policy, and is a member of the boards of the U.S. Chamber of Commerce, New York-Presbyterian Hospital, Northeastern University, the Hackley School, Big Brothers/Big Sisters, New York City Partnership, the New York City Leadership Academy, CUNY Business Leadership Council, the Kennedy Center Corporate Fund and the Lincoln Center Consolidated Corporate Fund, Leadership Committee.

     Peter J. Tobin has served as a director of CIT since July 1, 2002, and previously from May 1984 to June 1, 2001. Mr. Tobin retired from St. John’s University in May 2005, after serving as Special Assistant in Corporate Relations and Development to the President of St. John’s University since September 2003, and previously as Dean of the Peter J. Tobin College of Business at St. John’s University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover Corporation, a predecessor of Chemical Banking Corporation. He is also a director of AXA Financial, AllianceBernstein Corporation, a subsidiary of AXA Financial that manages mutual funds, H.W. Wilson, a publishing company, and an officer and director of Rock Valley Tool.

     Lois M. Van Deusen has served as a director of CIT since January 2003. Ms. Van Deusen is the Managing Member and 100% owner of LVD Consulting, LLC, which was formed in January 2008, and Of Counsel and the former Managing Partner of McCarter & English, LLP, a regional law firm based in Newark, New Jersey. Ms. Van Deusen joined McCarter & English in 1978, was named a partner in 1986 and retired from the partnership in 2007. Ms. Van Deusen is Secretary of John A. Van Deusen & Associates, Inc. Additionally, Ms. Van Deusen sits on the Boards of Habitat for Humanity Newark, Inc., Legal Services of New Jersey, Inc., New Jersey Institute for Social Justice, Inc., and Newark Community Foundation, Inc.

     The Board of Directors recommends a vote “For” each of the nominees for director.

     A majority of the votes cast at the Annual Meeting is required to elect directors to the Board. A nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

Recruitment of New Directors

     We have recruited two new nominees for director in 2009: Michael A. Carpenter and Christopher H. Shays. CIT, with the concurrence of the Nominating and Governance Committee, engaged a director recruiting firm to find candidates, after which the Nominating and Governance Committee oversaw CIT’s recruitment efforts of Messrs. Carpenter and Shays in accordance with its duties, which are described in “Nominating and Governance Committee” under “Board Committees”, below.

Retiring Directors

     At the time of our Annual Meeting, Gary C. Butler, who has served as a director since February 2004, James S. McDonald, who has served as director since October 2007, and Timothy M. Ring, who has served as director since January 2005, are retiring and will not stand for reelection due to the increased demands related to CIT becoming a bank holding company in December 2008 and time constraints related to each of their other professional commitments and responsibilities. We would like to thank Messrs. Butler, McDonald and Ring for their dedicated service to CIT.

CIT’S CORPORATE GOVERNANCE

Independence of Directors

     Our Corporate Governance Guidelines require that a substantial majority of the Board be composed of directors who meet the independence criteria established by the NYSE. For a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with CIT (either directly or as a partner, stockholder, or officer of an organization that has a relationship with CIT). In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation. The Board considers the following criteria, among others, in determining whether a director qualifies as independent:

  The director cannot have been an employee, or have an immediate family member who was an executive officer, of CIT during the preceding three years;

  The director cannot receive, or have an immediate family member who has received, more than $120,000 per year in direct compensation from CIT, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service) during the preceding three years;

  The director cannot be affiliated with or employed by, or have an immediate family member who was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of CIT during the preceding three years;

  The director cannot be employed, or have an immediate family member who was employed, as an executive officer of another company if any of CIT’s executives has served on that company’s compensation committee during the preceding three years; and

  The director cannot be an executive officer or an employee, or have an immediate family member who was an executive officer, of a company that made payments to or received payments from CIT for property or services in an amount per year in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues during the preceding three years.

     Pursuant to CIT’s written Related Person Transactions Policy and the Charter of CIT’s Nominating and Governance Committee, the Nominating and Governance Committee (or its Chair) reviews and approves all transactions between CIT and any “related person” that are required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission (the “Commission”). As required by our Related Person Transactions Policy, we survey directors and executive officers on an annual basis, and require new directors to complete a questionnaire before they are elected, to determine whether they have entered into any related person transactions. In addition, directors and executive officers are required to advise us prior to entering into new transactions between the annual surveys. For purposes of determining the impact of payments to or from CIT for property or services on director independence, we do not include payments made in the ordinary course of business, such as for utilities, or payments for property or services awarded as a result of a competitive bid. In addition to the above criteria, the Nominating and Governance Committee reviews all of CIT’s charitable contributions in any calendar year that exceed the lesser of $25,000 or 2% of the charity’s annual consolidated gross revenues to an organization with which a director is affiliated to consider the contribution’s potential impact on the applicable director’s independence.

     Except for Mr. Peek, our CEO, the Board has determined that all of the directors are independent under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines. In making this determination, the Board considered that New York Life Insurance Company, whose Chairman is Mr. Sternberg, provides services to CIT. The Board determined that Mr. Sternberg is independent, notwithstanding the services provided to CIT by his principal employer, because the services are arms-length transactions provided in the ordinary course of business, the fees payable are less than 2% of the consolidated gross revenues for each of the last three years for each of CIT and the service provider, and the contract was awarded pursuant to a competitive bid process.

     The independent directors meet in executive session during each regularly scheduled meeting of the Board and many of the special meetings of the Board. The Board elected Vice Admiral John R. Ryan as Lead Director, and, in such capacity, he presides at executive sessions of the independent directors, reviews and provides input with respect to the agenda for Board meetings and coordinates communications between the Board and the CEO. A current copy of the Corporate Governance Guidelines is available on our website at http://www.cit.com/main/about-cit/corporate-governance/board-committees.htm, or a hard copy is available by written request to our General Counsel and Secretary, One CIT Drive, Livingston, New Jersey 07039. The Corporate Governance Guidelines were adopted by the Board on January 21, 2004 and last amended on March 10, 2009.

Majority Voting for Directors

     Under our By-Laws and Corporate Governance Guidelines, if the nominees are all nominated by CIT, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. However, directors are elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of CIT receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees set forth in our By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before CIT first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, as permitted under Delaware Law and our By-Laws, stockholders shall not be permitted to vote against a nominee. Votes cast shall not include abstentions with respect to the election of directors. Under our Corporate Governance Guidelines, any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Nominating and Governance Committee will consider all factors that it deems relevant in making its recommendation, including the stated reasons why stockholders voted “against” the director, the length of service and qualifications of the director, the director’s contributions to CIT, and CIT’s Corporate Governance Guidelines.

     The Board will act on the recommendation of the Nominating and Governance Committee no later than 90 days following the date of the stockholders’ meeting at which the election occurred. The Board will consider the factors considered by the Nominating and Governance Committee and such other information and factors as the Board deems relevant. We will promptly disclose the Board’s decision whether to accept the resignation as tendered, and provide a full explanation of the process by which the decision was reached and, if applicable, the reasons the Board rejected the tendered resignation, in a Form 8-K filed with the Commission.

     To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Board Committees

     During 2008, our Board maintained an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. On March 10, 2009, our Board created a Risk Management Committee. The Compensation Committee and the Nominating and Governance Committee are each comprised of three directors, the Audit Committee is comprised of four directors and the Risk Management Committee is comprised of two directors. Each director serving on any of the Committees is independent as defined by the NYSE and applicable law. Current copies of the written charter of each committee are available on our website at http://www.cit.com/main/about-cit/corporate-governance/board-committees.htm.

Audit Committee

The Audit Committee conducts its duties consistent with a written charter. Its duties include:

  Monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting, including reviewing our annual report on Form 10-K and quarterly reports on Form 10-Q prior to filing with the SEC;

  Reviewing our corporate compliance policies and monitoring compliance with our Code of Business Conduct and other compliance policies with legal and regulatory requirements, including reviewing any significant case of employee conflict of interest or misconduct;

  Reviewing the budget, plan and activities of the Internal Audit Department and the appointment, performance and replacement of the Director of Internal Audit;

  Monitoring the qualifications, independence and performance of the independent auditors, including approving in advance all audit and non-audit engagements;

  Retaining and determining the compensation of the independent auditors;

  Monitoring our financial, litigation and compliance risks; and

  Reporting to our Board as appropriate.

     Marianne Miller Parrs (Chairperson), Peter J. Tobin, Seymour Sternberg, and James S. McDonald serve as members of the Audit Committee. However, Mr. McDonald will not stand for reelection to the Board at CIT’s 2009 Annual Meeting. The charter for our Audit Committee intends to comply with NYSE requirements and applicable law. The Board adopted the charter on October 22, 2003 and last amended it on March 10, 2009. The Board has determined that Mr. Tobin and Ms. Parrs each meets the standard of “Audit Committee Financial Expert”, as defined by the rules of the Securities and Exchange Commission, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NYSE listing standards.

Compensation Committee

     The Compensation Committee evaluates, oversees and approves the compensation and benefits policies for our executive officers. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the compensation of our executive officers and is responsible for the following:

  Reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of such goals and objectives;

  Recommending to the Board the compensation and benefits for the CEO considering (at a minimum) CIT’s performance, relative shareholder return and the value of compensation granted to CEO’s at comparable or peer companies.;

  Setting compensation for our executive officers other than the CEO, after consideration of the CEO’s recommendations;

  In accordance with the American Recovery and Reinvestment Act of 2009 (“ARRA”), meeting at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to CIT, as a participant in the Capital Purchase Program under the Emergency Economic Stabilization Act (“EESA”), to ensure that such plans do not encourage employees to take unnecessary and excessive risks; and, to the extent required by EESA, reviewing, at least annually “Senior Executive Officer” (as defined in EESA) compensation, to ensure SEO compensation does not encourage such officers to take unnecessary and excessive risks.

  Maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

  Recommending to the Board the approval, amendment and termination of any of our plans that permit awards of our common stock;

  Approving significant amendments to the retirement plans, severance plans, deferred compensation plans or any other compensation or benefit plans in which our executive officers participate;

  Overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility and to establish and certify, as and when required, the attainment of performance goals pursuant to the U.S. tax code;

  Discussing and reviewing with management the disclosure regarding compensation and benefit matters and the Compensation Discussion and Analysis (“CD&A”) in the annual proxy statement, and recommending to the full Board whether the CD&A should be included in the annual proxy statement; and

  Producing the Compensation Committee Report for inclusion in our annual proxy statement or in our Annual Report filed on Form 10-K, in accordance with applicable regulations.

     As discussed below, director compensation is recommended by the Nominating and Governance Committee and approved by the Board.

     Our CEO recommends to the Compensation Committee the compensation for all of our other executive officers. The Compensation Committee reviews and considers the CEO’s recommendations in its approval of our executive officers’ annual salary, annual cash incentive awards and equity awards. The Compensation Committee has delegated to the CEO, within limits approved annually by the Compensation Committee, the responsibility of allocating non-equity and equity incentive awards to plan participants other than our executive officers.

     A written charter governs the compensation decisions and operations of the Compensation Committee. The Board approved and adopted the charter on January 21, 2004 and last amended it on March 10, 2009. The Compensation Committee periodically reviews its charter and conducts self-assessments to determine if it functions effectively.

     The Compensation Committee has engaged the independent, external consulting firm Towers Perrin to advise the Compensation Committee on all matters relating to the compensation of our executive officers. The Compensation Committee directly retained Towers Perrin. Towers Perrin provides various advisory services to the Compensation Committee in the course of fulfilling the Compensation Committee’s responsibilities under its charter, which include determination of executive and director compensation. No specific instructions or directions were provided to Towers Perrin regarding the performance of their duties. The Compensation Committee has authorized Towers Perrin to interact with CIT’s management to obtain or confirm information, as needed, on behalf of the Compensation Committee. The Compensation Committee allows Towers Perrin to provide additional services for the Company, subject to the Compensation Committee’s prior approval pursuant to its charter.

     In addition, during 2008, CIT engaged an external consulting firm, Watson Wyatt, to support management in generating data and analysis for its presentations and recommendations to the Compensation Committee. Watson Wyatt also provides management with various advisory services on all compensation matters at CIT, at management’s direction, including on matters relating to the compensation of our executive officers. Watson Wyatt is engaged to provide its independent view of compensation design and practices and does not receive specific instructions or directions regarding the recommendations and other information it provides concerning executive officer pay. CIT does not believe Watson Wyatt’s relationship with management interferes with Watson Wyatt’s ability to provide independent perspective or advice.

     William M. Freeman (Chairperson), Susan M. Lyne, and Timothy M. Ring serve as members of the Compensation Committee. However, Mr. Ring will not stand for reelection to the Board at CIT’s 2009 Annual Meeting.

Nominating and Governance Committee

     The Nominating and Governance Committee conducts its duties consistent with a written charter, which duties include:

  Identifying and recommending qualified candidates to fill positions on the Board and its committees;

  Recommending to the Board the compensation and benefits for directors (other than directors who are also employees of CIT);

  Overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Committees, as appropriate, including advising the Board as to whether any director has a conflict of interest;

  Overseeing the evaluation of the Board and its committees and members, including the self- evaluation of the Nominating and Governance Committee;

  Overseeing corporate governance, including developing and recommending corporate governance guidelines and policies;

  Overseeing the succession planning process for CIT’s chief executive officer, executive officers and senior managers holding significant positions within CIT; and

  Reviewing disclosures in our annual proxy statement, including any shareholder proposals and any statements in opposition.

     Lois M. Van Deusen (Chairperson), John R. Ryan and Gary C. Butler serve as members of the Nominating and Governance Committee. However, Mr. Butler will not stand for reelection to the Board at CIT’s 2009 Annual Meeting. The Board adopted the Nominating and Governance Committee’s charter on January 21, 2004 and last amended it on March 10, 2009.

     The Nominating and Governance Committee will consider and evaluate all director candidates recommended by our stockholders in accordance with the procedures set forth in our Corporate Governance Guidelines. Stockholders may propose qualified nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information in writing to: Office of the General Counsel, CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039. Such supporting information shall include (1) a statement containing the notarized signature of the nominee whereby such nominee consents to being nominated to serve as a director of CIT and to serving as a director if elected by the stockholders; (2) information in support of the nominee’s qualifications to serve on the Board and the nominee’s independence from management; (3) the name or names of the stockholders who are submitting such proposal, the number of shares of CIT common stock held by each such stockholder, and the length of time such shares have been beneficially owned by such stockholders; and (4) any other information that the stockholder believes to be pertinent. To be considered for nomination, any such nominees shall be proposed as described above no later than December 15th of the calendar year preceding the applicable annual stockholders meeting.

     Our Corporate Governance Guidelines set forth the following general criteria for nomination to our Board:

  Directors should possess senior level management and decision-making experience;

  Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

  Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to CIT and its stockholders;

  Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational, and military institutions;

  In addition to satisfying the independence criteria described in our Corporate Governance Guidelines, non-management directors should be able to represent all stockholders of CIT;

  Directors who are expected to serve on a committee of the Board shall satisfy the NYSE and legal criteria for members of the applicable committee;

  Directors should have the ability to exercise sound business judgment and to provide advice and guidance to our CEO with candor; and

  The Board’s assessment of a director candidate’s qualifications includes consideration of diversity, age, skills, and experience in the context of the needs of the Board.

     The foregoing general criteria apply equally to the evaluation of all potential, non-management director nominees, including those individuals recommended by stockholders.

Risk Management Committee

     The Risk Management Committee oversees CIT’s risk management functions and processes. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the major risks inherent to CIT’s business, including credit risk, market risk, reputation risk, business continuity risk and operational risk and is responsible for the following:

  Overseeing our risk management functions and processes;

  Reviewing the plan, budget, activities, organizational structure, staffing, scope of authority and qualifications of the loan review organization responsible for auditing compliance with CIT’s credit policies and practices;

  Reviewing and ensuring the adequacy of CIT’s business continuity and disaster recovery plans;

  Reviewing and ensuring the adequacy of CIT’s information security policies and technology risk management program;

  Reviewing CIT’s corporate insurance program at least annually; and

  Coordinating oversight of risk management with the Audit Committee.

     A written charter governs the decisions and recommendations of the Risk Management Committee. The Board approved and adopted the charter on March 10, 2009. The Risk Management Committee is to periodically review its charter and conduct self-assessments to determine if it functions effectively.

     Peter J. Tobin (Chairperson), and John R. Ryan serve as members of the Risk Management Committee.

Communicating with Directors

     Any person who has a concern about CIT’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the non-management directors. In addition, CIT’s stockholders may communicate with the Board regarding any topic of current relevance to CIT’s business. The foregoing communications may be submitted in writing to the Lead Director, the Audit Committee, or the non-management directors as a group by writing to them care of CIT’s General Counsel and Secretary, One CIT Drive, Livingston, New Jersey 07039, or by email to directors@cit.com. Concerns and stockholder communications may also be directed to the Board by calling the CIT Hotline in the U.S. or Canada at 1-877-530-5287. To place calls from other countries in which CIT has operations, individuals may call the toll free numbers listed in our Code of Business Conduct, which is available on our website at http://www.cit.com/main/about-cit/corporate-governance/board-committees.htm. These concerns can be reported confidentially or anonymously. Concerns and issues communicated to the Board will be addressed through CIT’s regular procedures:

  Depending on the nature of the concern or issue, your communication may be referred to CIT’s Director of Internal Audit, General Counsel, Head of Human Resources or other appropriate executive for processing, investigation, and follow-up action.

  Concerns relating to CIT’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee.

  All other concerns will be referred to either CIT’s Lead Director or to one or more non-management members of the Board.

     On a periodic basis, the Board, or the appropriate committee of the Board, is provided with a summary and/or copies of the applicable communications described above.

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

     There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under the rules of the Commission. No member of our Compensation Committee is a current or former officer or employee of CIT. No member of our Board and none of our “senior executive officers” (as defined in 12 C.F.R. §303.101) is a management official of an unaffiliated depository organization.

EXECUTIVE OFFICERS

     The following table sets forth information as of February 15, 2009 regarding our executive officers, other than Mr. Peek, our CEO, whose information is provided above under “Nominees”. The executive officers were appointed by and hold office at the discretion of the Board. No family relationship exists among CIT’s executive officers or with any director. The executive officers, like all directors and employees, are subject to CIT’s Code of Business Conduct, which is available on our website at http://www.cit.com/main/about-cit/corporate-governance/board-committees.htm. Certain executive officers may also be directors or trustees of privately held or not-for-profit organizations that are not referred to below.

Name	Age	Position

John F. Daly	60	President, Trade Finance

James J. Duffy	54	Executive Vice President – Human Resources

Nancy J. Foster	47	Executive Vice President and Chief Risk Officer

Kelley J. Gipson	47	Executive Vice President – Brand Marketing and Communications

Robert J. Ingato	48	Executive Vice President, General Counsel and Secretary

C. Jeffrey Knittel	50	President, Transportation Finance

Joseph M. Leone	55	Vice Chairman and Chief Financial Officer

Lawrence A. Marsiello	58	Retired Vice Chairman and Chief Lending Officer

Alexander T. Mason	57	President and Chief Operating Officer

Kristine A. Snow	49	President, Vendor Finance

     John F. Daly has served as President of Trade Finance since 1999. Previously, Mr. Daly was Executive Vice President and Senior Credit Officer of CIT Trade Finance since 1996 and served in various other senior management positions since joining CIT in 1987. Prior to joining CIT, Mr. Daly was employed by Manufacturers Hanover Commercial Corporation since 1973.

     James J. Duffy has served as Executive Vice President – Human Resources since April 2006. Previously, Mr. Duffy was Senior Vice President of Human Resources for Citigroup’s Global Consumer Group. Before working at Citigroup, he held senior human resources positions at other major banking and manufacturing companies, including AlliedSignal, Ingersoll-Rand, Banker’s Trust and General Electric.

     Nancy J. Foster has served as Executive Vice President and Chief Risk Officer since March 1, 2008. Previously Ms. Foster, was Chief Credit Officer since January 2007. Prior to joining CIT, she was Group Senior Vice President at LaSalle Bank Corporation, a wholly owned subsidiary of ABN AMRO, NV. During her tenure at LaSalle, she held several roles in Middle Market Lending and Credit Risk Management.

     Kelley J. Gipson has served as Executive Vice President – Brand Marketing and Communications since September 2004. Previously, Ms. Gipson served as Senior Vice President, Director of Marketing and Communications since June 2000. Prior to joining CIT, she was Executive Vice President and Group Account Director with DraftWorldwide, a predecessor of Draftcb, and has also held a number of management positions within the advertising sector.

     Robert J. Ingato has served as Executive Vice President and General Counsel since June 2001, and as Secretary since August 14, 2002. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999. Mr. Ingato also served as Executive Vice President of Newcourt Credit Group Inc., which was acquired by CIT, since January 1998, as Executive Vice President and General Counsel of AT&T Capital Corporation, a predecessor of Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988.

     C. Jeffrey Knittel has served as President of Transportation Finance since April 2007 and CIT Aerospace since 1998. Previously, Mr. Knittel served as Executive Vice President of CIT Group/Capital Finance division since 1992, and in several other senior management positions within CIT Group/Capital Finance division since 1986. Mr. Knittel also served in various senior management positions with Manufacturers Hanover Leasing Corporation since 1982 and Cessna Finance since 1980.

     Joseph M. Leone has served as Vice Chairman and Chief Financial Officer since September 2003. Previously, Mr. Leone served as Executive Vice President and Chief Financial Officer since July 1995. Mr. Leone served as Executive Vice President of Sales Financing, a business unit of CIT, from June 1991, Senior Vice President and Controller since March 1986, and in a number of other executive and management positions with Manufacturers Hanover Corporation since May 1983. Mr. Leone is a certified public accountant.

     Lawrence A. Marsiello retired effective as of February 29, 2008. Previously Mr. Marsiello served as Vice Chairman and Chief Lending Officer since September 2003 and as Group President of CIT’s Commercial Finance Group since August 1999. Mr. Marsiello served as President of the Commercial Services business unit, the factoring unit of CIT, since August 1990, and in a number of other executive and management positions with CIT and Manufacturers Hanover Corporation since 1974.

     Alexander T. Mason has served as President and Chief Operating Officer since June 2008. Prior to joining CIT, Mr. Mason served as Vice Chairman and Chief Operating Officer of Mercantile Bankshares Corporation from November 2003 until its March 2007 acquisition by PNC Bank. Before then Mr. Mason held a succession of executive positions at Deutsche Bank and Bankers Trust, including the position of Vice Chairman, Deutsche Bank Americas, and prior to that he was Chief Operating Officer for Global Corporate Finance. Prior to Deutsche Bank, he spent more than 20 years at Bankers Trust where he last held the position of Managing Director and Co-Head of Corporate Finance.

     Kristine A. Snow has served as President of Vendor Finance since October, 2008. Previously, she served as Co-President of Global Vendor Finance since September 2007 and as President of Vendor Finance, Americas since September 2006. Prior to joining CIT, Ms. Snow spent 17 years at Sun Microsystems, Inc., most recently as Senior Vice President of Sun Microsystems Global Financial Services. Prior to Sun Microsystems, Ms. Snow held various positions with Cray Research Inc., Digital Equipment Corporation and General Electric’s Calma Division.

Section 16(a) Beneficial Ownership Reporting Compliance

     Mr. Peek filed two late Form 4s with respect to eleven transactions regarding the acquisition of common stock upon the reinvestment of dividends paid on shares of stock that vested in 2007 and for which Mr. Peek elected to defer receipt. Mr. Butler filed one late Form 5 with respect to three transactions regarding the acquisition of common stock. Mr. Terry Kelleher, former Co-President of Vendor Finance, filed one late Form 5 to report one transaction regarding the acquisition of common stock through reinvestment of dividends paid on vested shares of restricted stock and one late Form 3/A with respect to a certain adjustment in holdings of common stock. Ms. Lyne filed one late Form 5 with respect to one transaction regarding the acquisition of common stock through reinvestment of dividends on vested shares of restricted stock. Mr. McDonald filed one late Form 4 with respect to the acquisition of common stock. Ms. Gipson filed one late Form 4 with respect to one transaction regarding the sale of common stock and one late Form 3/A with respect to certain adjustments in holdings of common stock. Based on CIT’s records and other information, CIT believes that its directors and executive officers complied with all other applicable SEC filling requirements for reporting beneficial ownership of CIT's equity securities for the year ended December 31, 2008.

2009 AUDIT COMMITTEE REPORT

     Under the terms of its charter, the Audit Committee (i) monitors the quality and integrity of CIT’s financial reporting process, financial statements and systems of internal controls regarding finance and accounting, (ii) reviews CIT’s corporate compliance policies and monitors the compliance by CIT with its Code of Business Conduct, and its other compliance policies and with legal and regulatory requirements, (iii) monitors the qualifications, independence and performance of CIT’s internal audit function and independent registered public accounting firm, (iv) retains and determines the compensation of the independent auditors, and (v) monitors CIT’s financial, litigation and compliance risks. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Management has primary responsibility for the preparation and integrity of the financial statements and the reporting process. CIT’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States.

     The Audit Committee reviewed CIT’s audited financial statements and related SEC filings for the year ended December 31, 2008 and met with management and PricewaterhouseCoopers LLP (“PwC”), CIT’s independent registered public accounting firm, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has discussed with PwC the matters required to be discussed by auditing standard AU 380 as adopted by the Public Company Accounting Oversight Board, as amended. In addition, the Audit Committee has received from PwC its written disclosures and letter regarding its independence from CIT, as required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PwC its independence from CIT and management. The Audit Committee has also determined, based on such disclosures, letter and discussions, that PwC’s provision of other non-audit services to CIT is compatible with the auditors’ independence.

     Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

February 19, 2009	Audit Committee

Peter J. Tobin, Chair
Marianne Miller Parrs
Seymour Sternberg
James S. McDonald

2009 COMPENSATION COMMITTEE REPORT

     The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on this discussion and review of the Compensation Discussion and Analysis, the Compensation Committee has recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

March 9, 2009	Compensation Committee

William M. Freeman, Chair
Susan M. Lyne
Timothy M. Ring

COMPENSATION DISCUSSION AND ANALYSIS

     The Compensation Committee of our Board of Directors (the “Compensation Committee”) oversees our executive compensation program and administers certain aspects of the program. Information about our Compensation Committee and our executive officers who participate in executive compensation decisions can be found in the Compensation Committee sub-section of the Corporate Governance section of this Proxy Statement.

     This Compensation Discussion and Analysis (“CD&A”) describes our compensation program for named executive officers and the basis for decisions regarding their compensation for 2008. Our named executive officers for 2008 are Messrs. Peek, Leone, Mason, Duffy, Knittel and Marsiello.

Executive Summary

     The global capital markets dislocation and credit crisis, which began in 2007 in the subprime mortgage market and intensified in early 2008, has now resulted in a broad-based U.S. (and global) recession, prompting unprecedented government interventions in the financial services industry and sweeping sector change. The competitive landscape in which CIT conducts business changed dramatically as well. Several non-traditional competitors, such as hedge funds, exited the market. Other well-established firms significantly pulled back from the markets in which they compete with CIT.

     2008 was a transformational year for CIT. Operating within a very challenging environment, CIT’s management team worked to balance liquidity needs with profitability objectives. The company reported large losses from continuing operations combined with write-downs from discontinued operations in the residential lending business. Impacted by its poor financial performance and the pervasive market dislocation, CIT witnessed a dramatic decline in the price of its stock. Reflecting a focus on preserving the value of our commercial businesses, we streamlined our operations and reduced staff by 22%. We strengthened our balance sheet by raising capital and building credit reserves, improved the risk profile of our firm, largely through the sale of the company’s $10 billion home lending portfolio (which closed in July 2008), and generated over $20 billion of liquidity despite our inability to access public debt markets.

     The ongoing reassessment of CIT’s various business options during the second half of the year culminated in our application, and Federal Reserve Board approval in December 2008, to become a bank holding company, as well as the conversion of CIT Bank from a limited charter Utah industrial bank into a full service bank. CIT also sold $2.33 billion of CIT perpetual preferred stock and related warrants to the U.S. Department of the Treasury as a participant in the federal government’s Capital Purchase Program, part of the Troubled Assets Relief Program (“TARP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”).

     The efforts described above improved our capitalization and CIT begins 2009 as a bank holding company with the opportunity to refresh our business model with a bank at its core.

     Our compensation program for 2008 evolved in a number of key respects to address the significant business and market challenges facing the financial services industry in general and CIT in particular. In connection with our participation in TARP, we agreed to adopt a number of executive compensation restrictions established by the U.S. Department of the Treasury in October 2008. These standards were modified by Congress under the American Recovery and Reinvestment Act of 2009 (“ARRA”), the stimulus legislation enacted in the first quarter of 2009. As a result, we have begun the process of rethinking our incentive compensation program for our “senior executive officers” (generally, our named executive officers) and certain of our other most highly-compensated employees in order to provide them with meaningful incentives within the parameters of the new law. As of the date of this Proxy Statement, the process of establishing our senior executive officer incentive program for 2009 is ongoing.

What are the key compensation decisions we made in 2008?

     We made the following compensation decisions for 2008:

  We did not strictly apply the “total compensation” framework used in prior years, which focuses our decisions on the sum of a named executive officer’s base salary, annual cash incentive award and long-term equity incentive awards, in setting total incentive compensation for 2008.

  We did not award cash bonuses for 2008 to our CEO and CFO, based on our overall financial performance during 2008.

  We paid selected cash bonuses to reward exceptional individual performance in 2008, although bonus awards were not payable under the net income formula under the CIT Group Inc. Executive Incentive Plan.

  We made all of our equity-based awards to executive officers in respect of 2008 in the form of stock options. The only exception was for Mr. Mason, our new President and Chief Operating Officer, whose employment agreement requires awards of options and restricted stock units (“RSUs”).

  We did not make any payment under the performance share units (“PSUs”) granted in 2006 for the three-year performance period that ended in 2008, as the minimum performance threshold under the awards was not achieved.

  We implemented retention awards in January 2009 for 40 executives and key employees (including two of our named executive officers) from among our approximately 5,000 employees, in the form of cash-based awards that vest 100% after two years.

  In June 2008, we entered into an employment agreement with Mr. Mason in connection with his appointment as President and Chief Operating Officer of CIT. We also agreed to a one- year extension of Mr. Leone’s and Mr. Knittel’s employment agreements, which were scheduled to expire on December 31, 2008.

  We did not increase for 2009 the rate of base salary for any of our named executive officers.

     As previously noted, we sold $2.33 billion of perpetual preferred stock and warrants under the federal government’s Capital Purchase Program on December 31, 2008, and became subject to the executive compensation restrictions under TARP. Prior to our receipt of TARP funds, we obtained a waiver from each of Messrs. Peek, Leone, Mason, Duffy and Knittel of their rights to compensation not meeting TARP standards under EESA, as established by the U.S. Department of the Treasury in October of 2008. These standards were subsequently modified by ARRA in February 2009 and we are currently assessing the impact that ARRA and the regulations to be promulgated by the U.S. Department of the Treasury thereunder might have on stock option and retention awards granted to our executive officers in 2009. Furthermore, as noted above, we are examining our incentive compensation program for executive officers in light of the requirements of ARRA and the regulations to be promulgated by the U.S. Department of the Treasury thereunder.

     The remaining portions of this CD&A discuss our compensation program for named executive officers and the rationale under our program for these 2008 compensation decisions and certain compensation decisions affecting 2009 pay.

What is our compensation philosophy?

     Going into 2009, our guiding compensation philosophy has been to provide a total pay package that motivates our named executive officers to achieve our short-term and long-term business goals. To sustain our performance, we need to retain our existing talent and to attract individuals to our key leadership positions. One of the most important investments we make is in our employees, and we endeavor to design our compensation policies to maximize the return on that investment. As noted above and more fully below, the tools at our disposal to implement this philosophy have been limited under ARRA and the regulations to be promulgated by the Department of Treasury thereunder. In light of these requirements, as of the date of this Proxy Statement, we are in the process of redesigning our senior executive officer compensation program for 2009.

What are the key principles that influenced our 2008 compensation decisions?

     The following principles motivated and informed our named executive officer compensation decisions for 2008:

  Reward exceptional individual performance that contributed to franchise preservation. We awarded cash bonuses that were determined based on subjective assessments of performance made by senior management and the Compensation Committee. Bonuses were payable to reward exceptional performance and were not determined by plan formulas, benchmarking or the total compensation approach that we have used in prior years.

  Retain key talent. We introduced a two-year cash retention program in 2009 to retain key management and to compensate for the current lack of retention value in the long-term equity incentives currently held by our executive officers. As noted above, we are currently assessing the impact of ARRA on awards made to our executive officers under this plan.
  Take a long-term view that ties executives’ compensation to shareholder return. We made grants of all equity awards for 2008 performance in the form of stock options under the CIT Group Inc. Long-Term Incentive Plan (the “LTIP”). We have a limited number of shares available under our LTIP. Therefore, we determined the equity awards based on a number of shares for each recipient that reflects the individual’s performance and role within the organization relative to other employees (rather than granting equity based on a total dollar value pursuant to our total compensation philosophy). As a result of the limited number of shares available for grant, the value of our equity-based awards represents a significant decline from prior years in the weighting and value the long-term incentives otherwise would have had as part of total compensation. In addition, grants were made in a single tranche in January 2009 (rather than in January and July, as we have done in prior years) in order to obtain the maximum incentive and retention effect from these awards. By granting all equity- based awards in the form of options, we have strongly aligned the interests of our executives with that of shareholders and incented them to take actions that will enhance the value of the franchise, and presumably the stock price, over time. Moreover, a limited number of shares remain available for issuance within the existing authorization under the LTIP. With awards of stock options, the share counting rules under the LTIP permit awards covering a greater number of shares than with restricted stock, performance shares or similar forms of award. As noted above, we are currently assessing the impact of ARRA on grants of stock options made to our executive officers in January 2009.

  Equity-based awards are an important element of compensation. In order to continue to align the incentives of our executives with that of shareholders, we seek to maintain equity-based awards as an important component of total compensation. We are therefore requesting shareholder approval at the annual meeting for an increase in the number of shares authorized for issuance under our broad-based employee stock purchase plan and the LTIP. As noted below, we anticipate our ability to make future awards of equity-based compensation to our senior executive officers and other affected employees will be limited by ARRA and the regulations to be promulgated by the Department of Treasury thereunder.

  Be consistent with the market. We recognize that we compete with many firms to recruit and retain talent and therefore need to set executive compensation in line with market practices. Our Compensation Committee continues to be guided by an independent consultant, Towers Perrin, in overseeing our compensation program and in setting the compensation levels for our named executive officers. In addition, we have retained Watson Wyatt to assist management in the development and implementation of our compensation arrangements. Towers Perrin and Watson Wyatt attend Compensation Committee meetings regularly and conduct studies of compensation issues related to the design of our executive officer compensation program. More information about Towers Perrin and Watson Wyatt’s role can be found in the Compensation Committee sub-section of the Corporate Governance section of this Proxy Statement.

What are the components of our compensation program?

     Our compensation and benefits programs have historically consisted of the following components:

  Total compensation consisting of:

    Base salary;

    Annual cash incentive awards;

    Long-term equity incentive awards; and

    Cash-based retention awards.

  Competitive retirement, health and welfare benefits;

  Market-based severance and change of control protections, which are subject to limitations imposed by TARP; and

  Limited perquisites.

     We are currently evaluating the components of our compensation program in light of ARRA and the regulations to be promulgated by the Department of Treasury thereunder.

How does the total amount of 2008 base salary and incentive compensation relate to compensation for 2006 and 2007?

     The following table compares the amount of base salary and incentive compensation paid to Messrs. Peek, Leone, Mason, Knittel and Duffy for 2008 and the two preceding years. The presentation below varies from the presentation format in the Summary Compensation Table and related Grants of Plan-Based Awards Table in the following three respects:

     (1) It allocates equity awards to the year in which the awards were earned, rather than the year in which they were granted.

     (2) It reports the shares subject to equity awards, rather than amounts recorded as expense for financial accounting purposes.

     (3) Finally, it lists the total “incentive compensation value” that we used to determine the incentive awards made to each executive.

     We believe the presentation below fairly illustrates on a year-over-year basis the base salary and incentive compensation paid to our named executive officers. Mr. Marsiello was excluded from this table, due to his retirement in February 2008.

COMPONENTS OF COMPENSATION

Name	Year	Base Salary	Incentive Compensation (1) (2)			Value of Total Compensation	Realized / Estimated Realizable Value of Equity-Based Awards as of 12/31/08 (3)
			Form of Awards	Value/Units

Jeffrey M. Peek	2008	$800,000	Incentive Compensation	$–		$800,000

	2007	$800,000	Incentive Compensation	$–		$800,000
			Retention Award	$3,172,500		$3,172,500
			Restricted Cash Units (#)	150,000			$681,000

			2007 TOTAL COMPENSATION PLUS RETENTION			$3,972,500

	2006	$800,000	Incentive Compensation	$13,100,000		$13,900,000
			Cash Bonus	$3,010,000
			Stock Options (#)	238,237			$–
			Performance Share Units (Target #)	107,075			$121,530

Joseph M. Leone	2008	$500,000	Incentive Compensation	$–		$500,000

	2007	$500,000	Incentive Compensation	$–		$500,000

	2006	$500,000	Incentive Compensation	$4,400,000		$4,900,000
			Cash Bonus	$1,050,000
			Stock Options (#)	79,098			$–
			Performance Share Units (Target #)	35,551			$40,350

Alexander T. Mason	2008	$650,000	Incentive Compensation	$3,850,000		$4,500,000
			Cash Bonus	$1,350,000
			Stock Options - Jan 2009 Grant (#)	657,895
			Stock Options - Jul 2009 Grant (#)	tbd	(4)
			Restricted Stock Units (#)	655,022
			Sign-on Award	$2,000,000		$2,000,000
			Stock Options (#)	450,000			$–
			Restricted Stock Units (#)	129,871			$589,614

			2008 TOTAL COMPENSATION PLUS SIGN-ON			$6,500,000

James J. Duffy	2008	$350,000	Incentive Compensation	$600,000		$950,000
			Cash Bonus	$450,000
			Stock Options (#)	89,821
			Deferred Cash	$500,000		$500,000

			2008 TOTAL COMPENSATION PLUS RETENTION			$1,450,000

	2007	$350,000	Incentive Compensation	$1,742,500		$2,092,500
			Cash Bonus	$650,000
			Stock Options (#)	140,461			$–
			Restricted Stock (#)	52,439			$238,073
			Retention Award	$200,000		$200,000
			Restricted Cash Units (#)	9,457			$42,935

			2007 TOTAL COMPENSATION PLUS RETENTION			$2,292,500

	2006	$350,000	Incentive Compensation	$1,925,000		$2,275,000
			Cash Bonus	$700,000
			Stock Options (#)	18,889			$–
			Restricted Stock (#)	7,517			$71,901
			Performance Share Units (Target #)	8,490			$9,636
			Sign-on Award	$2,385,000		$2,385,000
			Cash	$850,000
			Stock Options (#)	40,000			$–
			Restricted Stock (#)	7,631			193,057
			Performance Share Units (Target #)	8,305			$–

			2006 TOTAL COMPENSATION PLUS SIGN-ON			$4,660,000

C. Jeffrey Knittel	2008	$400,000	Incentive Compensation	$883,500		$1,283,500
			Cash Bonus	$800,000
			Stock Options (#)	50,000
			Deferred Cash	$1,000,000		$1,000,000

			2008 TOTAL COMPENSATION PLUS RETENTION			$2,283,500

	2007	$340,000	Incentive Compensation	$1,299,700		$1,639,700
			Cash Bonus	$700,000
			Stock Options (#)	77,105			$–
			Restricted Stock (#)	28,786			$130,688
			Retention Award	$1,000,000		$1,000,000
			Restricted Cash Units (#)	47,282			$214,660

			2007 TOTAL COMPENSATION PLUS RETENTION			$2,639,700

	2006	$340,000	Incentive Compensation	$1,100,000		$1,440,000
			Cash Bonus	$600,000
			Stock Options (#)	11,806			$–
			Performance Share Units (Target #)	5,306			$6,022

(1)	As noted above, we are currently assessing the impact of ARRA on awards made to our executive officers under this plan.

(2)	For 2008, the number of stock options granted in January 2009 is included in the total incentive value shown above based on an estimated Black-Scholes value per stock option of $1.67. The actual exercise price of each option granted is equal to $2.29, the closing price of CIT common stock on the date of grant, January 22, 2009.

For 2007 and 2006, the value of equity-based awards was determined in combination with each executive officer’s base salary and annual cash bonus in order to provide the total compensation values shown above. 40% of the equity-based value was allocated to stock options in both 2007 and 2006. The remaining 60% of the equity-based value was allocated to restricted stock or restricted stock units in 2007 and performance shares in 2006. The dollar value allocated to equity-based grants for 2007 and 2006 was the basis for determining the actual number of shares or stock options granted. The value was translated into shares based on a combination of the closing price of CIT common stock on the date of grant and the estimated Black-Scholes value of our options on the grant date.

The values shown in the table above differ substantially from, and do not replace, the values required by the SEC to be shown in the Summary Compensation Table (“SCT”) in the Executive Compensation section of this Proxy Statement. A primary difference between the values shown and described above is that the values shown in the Stock Awards and Option Awards columns of the SCT report the expense recognized for financial statement reporting purposes and includes all or part of equity grants made in prior years, as further described in footnotes 3 and 4 to the SCT. Additionally, base salaries shown above represent the annualized salary rate at the end of each year, as opposed to actually base salaries paid which are shown in the SCT.

(3)

Reflects (i) the actual value realized for equity-based awards that vested/settled wholly or in part prior to December 31, 2008, plus (2) the intrinsic value of unvested awards that remain outstanding as of December 31, 2008 based on a $4.54 share price, the closing price of CIT common stock on that date. All stock options listed above have exercise prices that are in excess of $4.54 and therefore reflect a $0 intrinsic value. Intrinsic value of performance share units granted in respect of 2006 assumes a payout at the lowest threshold attainable of 25% of target. Further detail is provided in the Outstanding Equity Awards at Fiscal Year-End table that appears later in this proxy statement.

(4)	The number of shares to be granted to Mr. Mason in July 2009 will be based on the closing price of CIT common stock on the date that CIT publicly announces earnings for the second quarter of 2009, and will reflect a $500,000 grant obligation pursuant to Mr. Mason’s Employment Letter Agreement.

How do we determine the portion of total compensation allocated to base salary?

     A named executive officer’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. In 2008, Mr. Knittel’s base salary was increased to reflect his level of job responsibility and relationship between fixed and variable components of compensation based on a recommendation to the Compensation Committee by Mr. Peek. The base salaries of our other named executive officers in 2008 remained unchanged from 2007.

How did we determine the amount of the annual cash bonus for 2008 that we paid to each of our named executive officers?

     In February 2009, we paid discretionary cash bonuses to Messrs. Duffy and Knittel in the amounts of $450,000 and $800,000, in order to reward their exceptional performance in 2008. We experienced a net loss in 2008 and, as a result, bonuses under our Executive Incentive Plan, which are limited to a pre-established percentage of net income, could not be paid. The bonuses paid to Messrs. Duffy and Knittel were based on subjective assessments of individual and corporate performance by the Compensation Committee and Mr. Peek.

     In the case of Mr. Knittel, the bonus was set at 200% of base salary, which is at a level commensurate with the cash bonus paid to Mr. Knittel for 2007. Mr. Knittel’s bonus is in recognition of his significant accomplishments in 2008, namely the strong operational results of our Transportation Finance business, the leadership demonstrated by Mr. Knittel in connection with the strategic alternatives considered with regard to our rail business in 2008, as well as his contribution to the overall management of CIT and future leadership potential.

     In the case of Mr. Duffy, the bonus was set at approximately 130% of base salary, representing a decrease in total cash compensation from prior years. Mr. Duffy’s achievements in 2008 include the design and implementation of a process to reduce our total headcount by 22% and the successful reduction of overall employee costs, along with the successful deployment of talent and development programs targeted at retaining CIT’s key talent. Mr. Duffy was also instrumental in our successful recruitment of our President and Chief Operating Officer in June 2008. Though Mr. Duffy received lower 2008 cash compensation than the prior year, in recognition of his contributions to CIT, we granted him a proportionately greater number of stock options, as described below.

     Pursuant to the terms of his employment agreement, Mr. Mason received a cash bonus in the amount of $1,350,000 for 2008. We did not award a cash bonus to Mr. Peek or Mr. Leone for 2008.

How did we determine the amount of the equity grant for 2008 to make to each of our named executive officers?

     In January 2009, we made grants of stock options to Messrs. Duffy and Knittel, taking into account their strong individual performance as described above. In each case, the Compensation Committee determined the number of shares to grant with a view to the individual’s performance and role within the organization based on an assessment by senior management and Mr. Peek. Due to the limited number of shares granted and the relatively lower grant date value, as compared with awards granted in prior years, the percentage of each executive’s compensation represented by his equity grant is materially lower than prior years. In the case of Mr. Duffy, the amount of the grant was proportionately higher in light of the reduced amount of bonus compensation for 2008.

     In accordance with the terms of his employment agreement, in January 2009, we granted stock options and restricted stock units to Mr. Mason having an aggregate value of $500,000 and $1,500,000, respectively, at the date of grant, and will make an additional grant of stock options valued at $500,000 in July 2009. Under his employment agreement, Mr. Mason also received a signing grant of stock options and restricted stock units having an aggregate value of $900,000 and $1,100,000, respectively, in July 2008.

     The number of shares awarded in January 2009 to Messrs. Mason, Duffy and Knittel in the form of stock options and RSUs are set out in the Components of Compensation table of this Proxy Statement. We did not award any equity to Mr. Peek or Mr. Leone in respect of 2008.

     As noted above, EESA and ARRA place limits on the bonus, retention and incentive compensation that we can award to our named executive officers and certain other employees. We will continue to review the available guidance from the Department of Treasury and the SEC on these requirements and their impact on compensation at CIT. In 2009, as allowed by EESA, ARRA and the available regulatory guidance, the Compensation Committee may consider awards to our CEO and CFO, but as of the date of this Proxy Statement, no determination has been made.

How did we determine the amount of the cash retention award granted in 2009 for each of our named executive officers?

     We granted cash retention awards to Messrs. Knittel and Duffy in January 2009 in the following amounts:

Mr. Knittel	$1,000,000
Mr. Duffy	$500,000

     No other named executive officer received a cash retention award in 2009. Generally, the awards entitle the executive to a fixed cash payment on the second anniversary of the date of grant, subject to the executive’s continued employment with CIT through the payment date, or earlier, in the case of death or disability of the executive or the occurrence of a change of control or, in the case of Mr. Knittel, termination without “cause” or resignation for “good reason” as defined in his employment agreement.

     Retention awards were made based on an assessment by Mr. Peek and the Compensation Committee of those individuals who are critical to the execution of our business strategy over the next two years, an assessment of their relative value to the organization and a recognition of the greatly diminished value of long term incentive awards granted in prior years. Award values for Messrs. Duffy and Knittel, respectively, were set at approximately 145% and 250% of base salary and were broadly in line with market information provided by Towers Perrin, based on which we targeted awards as a percentage of base salary at 150%. The award for Mr. Knittel was set at the upper end of the range in consideration of his extraordinary value to CIT and our assessment of the demand for executives of his caliber among competing firms.

What are the executive compensation standards under TARP and how do they impact our existing compensation arrangements for named executive officers?

     As a participant in the Capital Purchase Program under TARP, under which the U.S. Treasury invested funds in CIT’s preferred stock, CIT is required to meet certain executive compensation standards with respect to compensation for our senior executive officers (generally, our named executive officers), and certain of our other highly-compensated employees. As modified by ARRA, these requirements prohibit the payment of any severance or similar benefit to our senior executive officers and affected employees, provide that bonus and incentive compensation be subject to a “clawback” if based on materially inaccurate performance criteria, and prohibit incentive compensation that encourages senior executive officers to take unnecessary and excessive risks that threaten the value of CIT, or any compensation plan that would encourage manipulation of reported earnings to enhance compensation of any of our employees.

     In addition, subject to certain exceptions, the requirements of ARRA prohibit payment (or accrual) of any bonus, retention award or incentive compensation for our senior executive officers and other affected employees. We are currently assessing what, if any, effect this requirement might have on the stock options and retention awards granted in January 2009. In any event, we expect that the requirement will effectively restrict our ability to make future awards of equity or incentive compensation to our senior executive officers and other affected employees while our TARP assistance remains in effect.

Do our incentive compensation plans encourage “unnecessary and excessive risk”?

     In the first quarter of 2009, we conducted a review of the incentive compensation program for our senior executive officers to ensure that these arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of CIT. The Compensation Committee reviewed the arrangements with our senior risk officers and, as required by TARP requirements established under EESA before ARRA came into effect, certifies that it has conducted such review and has made reasonable efforts to ensure that the arrangements do not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of CIT. This effort is part of an ongoing review and the Compensation Committee has designed a process to consider the impact of risk in setting senior executive officer compensation, including with respect to the parameters of any incentive compensation program established for 2009. Also, as noted above, the revised executive compensation standards under ARRA restrict our ability to award new incentives until we are able to repay the funds received from the federal government and our other obligations under TARP have been met. Therefore, the Compensation Committee’s certification is qualified by the fact that the terms of our compensation programs for 2009 have not been set, and are in the process of being rethought in view of the revised compensation restrictions under ARRA and the regulations to be promulgated by the Department of Treasury thereunder.

What is our current policy concerning the limitation on deductible compensation for purposes of Section 162(m) of the Internal Revenue Code?

     Under Section 162(m) of the Interval Revenue Code, the compensation paid to named executive officers may not be deductible by CIT to the extent it exceeds $1,000,000 in any year. Compensation in excess of this limit may nevertheless be deductible if it qualifies as “performance-based” for purposes of Section 162(m) and we have designed our EIP and certain awards under our LTIP to be deductible under this rule.

     As a condition to our participation in TARP, however, we have agreed not to claim a federal income tax deduction for compensation of any of our senior executive officers exceeding an annual threshold for the executive of $500,000. Consequently, we will not be permitted to deduct a significant portion of our named executive officers’ compensation that is attributable to the period during which we are a participant in TARP, including compensation that is designed to be “performance-based” in accordance with Section 162(m).

What other significant policies apply to our named executive officers?

     Retirement and Other Benefits. A description of the retirement benefits we offer to our named executive officers can be found below in “Retirement Arrangements for Named Executive Officers” section of this Proxy Statement. In addition to our retirement programs, our benefit package for our named executive officers includes competitive health, welfare, and financial and tax planning benefits. Additionally, for security reasons, Mr. Peek is provided with a car and driver and is given access to corporate aircraft for personal use, the value of which is imputed to his income and subject to income tax. Prior to March 31, 2009, other named executive officers also were provided the use of a company car. In order to address new TARP requirements under ARRA, we anticipate developing a luxury expenditure policy to address both the personal and business-related use of air and ground transportation services we make available to Mr. Peek and other executive officers. Our benefit programs are designed to be competitive with other financial services organizations. The value of this coverage is considered by management and the Compensation Committee in assessing overall executive officer pay and benefits.

     Severance Arrangements. The severance and change of control arrangements in place for each of our named executive officers represent amounts that we believe are necessary to retain our executives in light of market and other uncertainties and are consistent with competitive pay practices. We believe that these arrangements are necessary to retain the services of our named executive officers and to afford them reasonable severance protection so that they can focus on realizing value for shareholders in the event of a change of control and other circumstances that could result in a loss of employment. The Compensation Committee periodically reviews these arrangements and adjusts them to take into account market information and our evolving business goals. As noted above, new TARP requirements prohibit payment of any severance or similar amount to our senior executive officers and other employees covered by the rules to be promulgated by the Department of Treasury under ARRA.

     Equity Retention. We require stock ownership by our executive officers. Our current policy, adopted during 2006, generally requires each executive officer and certain other senior executives to retain 30% of all vested restricted stock shares, restricted stock units and performance shares. The retention period remains in effect until the executive terminates employment. The equity retention policy also limits the number of shares that executive officers may sell pursuant to the exercise of stock options. This policy generally limits the sales of option shares to (i) during any single year, 30% of the number of the executive officer’s vested options as of January 31st and (ii) during any three-month period, 10% of the number of the executive officer’s vested options as of January 31. This policy does not apply to options that are scheduled to lapse within one year. As of the date of this Proxy Statement, each of our named executive officers was in compliance with this policy.

EXECUTIVE COMPENSATION

     The table below sets forth the annual compensation earned during 2006, 2007 and 2008 (as applicable) by the Principal Executive Officer, the Principal Financial Officer and each of the next three most highly compensated executive officers of CIT, our “named executive officers,” as of December 31, 2008. In addition, the compensation of Lawrence A. Marsiello, retired Vice-Chairman and Chief Lending Officer of CIT, is disclosed. Mr. Marsiello was an executive officer through the date of his resignation, effective February 29, 2008, and would have otherwise been one of the next three most highly compensated executive officers of CIT during 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensa- tion (5)($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (6)(7) ($)	All Other Compen- sation (8)($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey M. Peek (9)	2008	$800,000	$—	$1,104,917	$2,106,216	$—	$1,156,516	$254,501	$5,422,150
Chairman and Chief	2007	$800,000	$—	$4,231,733	$2,983,871	$—	$885,910	$148,219	$9,049,733
Executive Officer	2006	$800,000	$—	$6,342,718	$2,592,949	$3,010,000	$776,993	$284,474	$13,807,134

Joseph M. Leone	2008	$500,000	$—	$—	$673,573	$—	$517,380	$81,069	$1,772,022
Vice Chairman and	2007	$500,000	$—	$1,217,008	$1,533,721	$—	$89,355	$50,431	$3,390,515
Chief Financial Officer	2006	$500,000	$—	$2,143,202	$1,230,082	$1,050,000	$93,429	$99,836	$5,116,549

Alexander T. Mason	2008	$330,000	$1,350,000	$183,335	$475,849	$—	$—	$205,775	$2,544,959
President and
Chief Operating Officer

James J. Duffy (10)	2008	$350,000	$450,000	$468,550	$392,887	$—	$36,212	$35,815	$1,733,464
Executive Vice President -
Human Resources

C. Jeffrey Knittel (10)	2008	$388,462	$800,000	$160,595	$232,921	$—	$560,691	$40,721	$2,183,390
President, Transportation Finance

Lawrence A. Marsiello (11)	2008	$101,923	$—	$3,660,057	$12,933	$—	$1,269,593	$1,228,671	$6,273,177
Retired Vice Chairman and	2007	$500,000	$—	$1,182,010	$1,508,000	$—	$177,160	$69,065	$3,436,235
Chief Lending Officer	2006	$500,000	$—	$2,108,213	$2,000,926	$1,000,000	$83,679	$62,202	$5,755,020

(1)

The salary shown for Mr. Peek includes $160,000, $200,000 and $160,000, in 2008, 2007 and 2006 respectively, that was deferred under the CIT Group Inc. Deferred Compensation Plan (the “DCP”). None of the other named executive officers elected to participate in the DCP. The DCP is described further under the heading “Deferred Compensation Plan” that follows the Nonqualified Deferred Compensation Table in this Proxy Statement.

(2)	The bonus amount shown for Mr. Mason was paid pursuant to the terms of his employment agreement (as more fully described below under the heading “Employment Agreements.”) The bonus amounts shown for Mr. Knittel and Mr. Duffy were discretionary cash bonuses to reward exceptional individual performance, as discussed in the CD&A.

(3)

Represents the stock award compensation cost recognized during each year pursuant to Statement of Financial Accounting Standards No. 123, as revised (“FAS 123R”), for each named executive officer. These amounts represent neither the actual value realized by each named executive, nor the compensation value assigned to the award by the Committee in granting awards to each named executive officer. The methodology used to determine the stock award compensation cost recognized is further discussed in the Annual Report on Form 10-K filed by CIT on March 2, 2009, under the headings “Stock-Based Compensation” and “Restricted Stock” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements. The grant date fair value is determined based on the fair market value of CIT common stock on the date of grant.

(4)

Represents the stock option compensation cost recognized during each year pursuant to FAS 123R, for each named executive officer. These amounts represent neither the actual value realized by each named executive, nor the compensation value assigned to the award by the Committee in granting awards to each named executive officer. The amounts shown exclude any forfeiture assumption, but reflect accelerated expense recognition for retirement eligibility during the period of time over which the related compensation expense is recorded. For purposes of recognizing compensation expense under FAS 123R, retirement eligibility means either attaining 65 years of age with five years of benefit service, or attaining 55 years of age with at least 10-years of benefit service with CIT. Each of the named executive officers either has or will become retirement eligible as follows: Mr. Peek – 2/25/2012; Mr. Leone – 5/24/2008; Mr. Mason – 8/25/2016; Mr. Duffy – 4/7/2017; Mr. Knittel – 9/6/2013; and Mr. Marsiello – 8/11/2005. The valuation method and related assumptions used to determine the stock option compensation cost recognized is further discussed in the Annual Report on Form 10-K filed by CIT on March 2, 2009, under the heading “Stock-Based Compensation” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.

(5)

The amounts shown for 2006 represent cash paid in February 2007 under CIT’s annual cash incentive award plan for performance in 2006 against pre-tax income goals established at the start of 2006. Mr. Peek elected under the DCP to defer $752,500 of the amount shown for 2006.

(6)

Amounts shown in this column represent the difference between the cumulative actuarial present value of accumulated pension benefits on December 31, 2007 and December 31, 2008 under three retirement arrangements maintained by CIT: the new Executive Retirement Plan of CIT Group Inc. (the “ Executive Retirement Plan ”), the CIT Group Inc. Supplemental Retirement Plan (the “ Supplemental Retirement Plan ”), and the CIT Group Inc. Retirement Plan (the “ Retirement Plan ”). The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible salaried employees in the United States. These retirement arrangements are discussed in further detail under the heading “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” that follows the Pension Benefits Table in this Proxy Statement.

(7)	Nonqualified deferred compensation earnings with respect to any balances under the DCP were not above-market or preferential, and are therefore not included in the amounts shown. Participation in the DCP by our named executive officers during 2008 is disclosed in the Nonqualified Deferred Compensation table that appears later in this Proxy Statement.

(8)	The following supplemental table sets forth for 2008 the components of income reported as All Other Compensation above, based on the incremental cost to CIT of providing the benefit:

Name	Personal Usage of Corporate Aircraft	Personal Financial Planning Services/ Legal Fees	Personal Usage of Company Cars	Severance Amount	Matching Employer Contri- bution Under Savings Incentive Plan	Spousal Attend- ance at Cor- porate Events	Company Paid Relocation / Temporary Living	Total
Jeffrey M. Peek	$141,032	$24,412	$71,650	$—	$11,077	$6,330	$—	$254,501
Joseph M. Leone	$19,652	$5,165	$37,736	$—	$11,500	$7,016	$—	$81,069
Alexander T. Mason	$—	$41,860	$131	$—	$6,250	$15,288	$142,246	$205,775
James J. Duffy	$—	$10,674	$13,641	$—	$11,500	$—	$—	$35,815
C. Jeffrey Knittel	$—	$11,103	$6,459	$—	$11,500	$11,659	$—	$40,721
Lawrence A. Marsiello	$—	$11,217	$—	$1,211,571	$5,883	$—	$—	$1,228,671

The amounts shown above for Personal Usage of Corporate Aircraft are based on the average variable cost per hour of operating the corporate aircraft, which includes cost of fuel, on-board catering, trip-related maintenance, landing fees, trip-related hangar/parking costs and smaller variable costs. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. The average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive incremental cost. The incremental cost calculations exclude the fixed costs that do not change based on usage, such as pilot’s salaries, the purchase/lease costs of the aircraft and the cost of maintenance that is not related to personal travel. For income tax purposes, income is imputed to each executive for non-business travel based on Internal Revenue Service guidelines. No tax gross-up reimbursements are payable for personal use of the corporate aircraft.

The amounts shown above for Personal Financial Planning Services / Legal Fees represent actual costs billed to CIT by third-party vendors. For income tax purposes, income is imputed to the named executive without any tax gross-up reimbursement.

The amounts shown above for Personal Usage of Company Cars are based on the actual lease, maintenance and operating costs divided by the total annual number of miles driven, to arrive at a cost per mile driven. The cost per mile driven is then multiplied by the number of miles driven for personal use to arrive at the total cost of personal usage. Drivers’ salaries and overtime are also included in the costs associated with the usage of a company-leased car and driver. For tax purposes, income is imputed to each executive for non-business travel based on Internal Revenue Service guidelines. No tax gross-up reimbursements are payable for personal use of the corporate aircraft.

The Severance Amount shown for Mr. Marsiello represents his severance bonus and the portion of his severance payment made during 2008 in connection with his resignation from CIT for “good reason”, as defined in his employment contract. See the Potential Payments Upon Termination or Change of Control that appears below and/or the 2007 proxy statement for additional detail.

Matching Employer Contribution Under Savings Incentive Plan consists of up to a 5% match of pre-tax contributions by each executive, up to the annual limits established by the Internal Revenue Service.

The amounts shown for Spousal Attendance at Corporate Events represent actual costs, if any, of transportation to and from the destination, as well as the allocation of total event costs associated with meals, activities, gifts and/or entertainment.

The amount shown for Mr. Mason under Company Paid Relocation / Temporary Living represents actual costs of eligible expenses covered under CIT’s relocation policy, including temporary housing and travel to/from his primary residence, for 2008. The amount shown also includes a tax gross-up reimbursement for 2008, pursuant to Mr. Mason’s employment agreement.

See the 2006 and 2007 Summary Compensation Table for underlying detail of amounts reported as All Other Compensation in those years.

(9)	Mr. Peek’s compensation is based solely on his role as CEO of CIT. He received no additional compensation for serving as a director of CIT.

(10)

Messrs. Duffy and Knittel were not named executive officers in 2006 and 2007. Therefore, pursuant to SEC disclosure rules, only 2008 compensation data for Messrs. Duffy and Knittel is included in the Summary Compensation Table.

(11)	Mr. Marsiello resigned from CIT for “good reason” on February 29, 2008.

EQUITY AND NON-EQUITY INCENTIVE PLANS

     The table below sets forth equity and non-equity compensation awards granted to our named executive officers during the year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS

		Date of Compen- sation Committee Meeting(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards (5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6) ($)
Name	Grant Date		Threshold ($)	Target ($)		Maximum ($)
	(a)	(b)	(c)	(d)		(e)	(i)		(j)	(k)	(l)

Jeffrey M. Peek	3/14/08	3/14/08	—	$3,336,000	(2)	—	—		—	—	—
	1/17/08	1/15/08	—	—		—	150,000	(3)	—	—	$3,172,500

Joseph M. Leone	3/14/08	3/14/08	—	$2,224,000	(2)	—	—		—	—	—

Alexander T. Mason	7/17/08	7/14/08	—	—		—	129,871		—	—	$1,100,007
	7/17/08	7/14/08	—	—		—	—		450,000	$ 8.47	$1,874,190

James J. Duffy	7/17/08	7/14/08	—	—		—	—		109,247	$ 8.47	$ 429,920
	4/17/08	4/14/08	—	—		—	52,439		—	—	$ 655,488
	1/17/08	1/15/08	—	—		—	9,457	(3)	—	—	$ 200,016
	1/17/08	1/15/08	—	—		—	—		31,214	$21.15	$ 179,897

C. Jeffrey Knittel	7/17/08	7/14/08	—	—		—	—		59,970	$ 8.47	$ 249,767
	4/17/08	4/14/08	—	—		—	28,786		—	—	$ 359,825
	3/14/08	3/14/08	—	$1,668,000	(2)	—	—		—	—	—
	1/17/08	1/15/08	—	—		—	47,282	(3)	—	—	$1,000,014
	1/17/08	1/15/08	—	—		—	—		17,135	$21.15	$ 112,920

Lawrence A. Marsiello			—	—		—	—		—	$ —	—

(1)

Equity compensation awards are granted by action of the Compensation Committee. During 2008, the Compensation Committee granted stock awards and stock option awards to named executive officers during Compensation Committee meetings held on January 15, 2008, April 14, 2008 and July 14, 2008. The January Compensation Committee meeting and each of the April and July Compensation Committee meetings preceded CIT’s public announcement of its quarterly earnings by two business days and three business days, respectively. The Compensation Committee believed that it was in the best interests of CIT for stock options granted during the meetings on January 15, 2008 and July 14, 2008 to have an exercise price based on the closing price of CIT common stock on the dates CIT publicly announced quarterly earnings, January 17, 2008 and July 17, 2008, respectively.

(2)

If CIT had achieved the target adjusted net income established under the CIT Group Inc. Executive Investment Plan (“EIP”) at the start of 2008, the named executive officers would have been eligible to be awarded a payment under the EIP up to the amount shown. However, no payments were made under the EIP for 2008.

(3)

Amounts represent retention awards in the form of restricted cash units (“RCUs”) that vest over two years. A RCU is a grant valued in terms of company stock, but company stock is not issued at the time of the grant. Vested RCUs are payable 100% in cash based on the fair market value of CIT common stock underlying the units at the time of vesting.

(4)	The options reported are nonqualified stock options to purchase CIT common stock.

(5)

Further to footnote 1 above, stock options granted during the meetings on January 15, 2008 and July 14, 2008 have an exercise price based on the closing price of CIT common stock on January 17, 2008 and July 17, 2008, respectively, following the public announcement of quarterly earnings on those dates.

(6)

Stock awards, including restricted cash units, are valued based on the closing price of CIT common stock on the date of grant. The values shown in the table above reflect the closing share price of $21.15, $12.50 and $8.47 on January 17, 2008, April 17, 2008 and July 17, 2008 respectively. The fair value of stock options granted during the year ended December 31, 2008 is based on the Black-Scholes option-pricing model. The Black-Scholes valuation method and related assumptions used to determine the fair value shown is further discussed in the Annual Report on Form 10-K filed by CIT on March 2, 2009, under the heading “Stock-Based Compensation” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.

LONG-TERM INCENTIVES

Stock Options

     Mr. Duffy and Mr. Knittel each received grants of nonqualified stock options during January 2008 and July 2008, and Mr. Mason received a grant of nonqualified stock options during July 2008, as disclosed in the Grants of Plan-Based Awards table above. These options vest and become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant. Non-vested options generally are forfeited on termination of employment, except in the case of retirement, where unvested options continue to vest as if termination of employment did not occur. Upon termination of employment, options granted during 2008, once vested, will remain exercisable, generally until the earlier of three months after the date of termination of employment or the option expiration date, except in certain circumstances such as: (1) death or disability, in which case unvested options vest and vested options remain exercisable until the earlier of 36 months after the date of termination of employment or the option expiration date; (2) if an executive’s employment is terminated by the executive officer for “good reason” or by CIT “without cause” (in each case, as defined in each executive officer’s employment agreement and more fully described below under the heading “Employment Agreements”), or, for Mr. Duffy (who does not have an employment agreement), in the event of a separation from service by CIT for any reason other than death, Disability or Cause (each as defined in our Executive Severance Plan), or following a change of control, in which case unvested options vest and vested options remain exercisable until the earlier of 24 months after the date of termination of employment or the option expiration date; or (3) retirement, in which case unvested options continue to vest and vested options remain exercisable until the option expiration date. The options may be forfeited in certain circumstances, such as if the executive’s employment is terminated for cause.

Performance-Accelerated Restricted Stock

     Mr. Knittel received a grant of performance-accelerated restricted stock (“PARS”) in April 2008, as disclosed in the Grants of Plan-Based Awards table above. This award is scheduled to vest 100% on December 31, 2012, but may vest earlier on December 31, 2010 if certain earnings per share (“EPS”) targets established by the Compensation Committee are achieved. As of December 31, 2008, EPS targets have not been established with respect to PARS granted during 2008. Non-vested shares generally are forfeited on termination of employment, except in certain circumstances, such as: (1) death, disability, or if employment is terminated by Mr. Knittel for “good reason” or by CIT “without cause” (in each case, as defined in Mr. Knittel’s employment agreement and more fully described below under the heading “Employment Agreements”), or following a change of control, in which case shares will immediately vest in full; or (2) retirement, in which case a prorated number of shares vest based on the number of months employed during the vesting period. Dividends that may be declared on shares of CIT common stock from time to time are payable on PARS.

Restricted Stock Units

     Mr. Mason and Mr. Duffy received grants of restricted stock units (“RSUs”) during July 2008 and April 2008, respectively, as disclosed in the Grants of Plan-Based Awards table above. The RSUs granted to Mr. Mason are scheduled to vest one-third per year on each of the first, second and third anniversaries of the date of grant. The RSUs granted to Mr. Duffy are scheduled to vest 100% on December 31, 2010. Non-vested RSUs generally are forfeited on termination of employment, except in certain circumstances, such as: (1) death, disability, or if employment is terminated by Mr. Mason for “good reason” or by CIT “without cause” (in each case, as defined in Mr. Mason’s employment agreement and more fully described below under the heading “Employment Agreements”), or following a change of control, in which case shares will immediate vest in full; (2) for Mr. Duffy, who does not have an employment agreement, a separation from service by CIT for any reason other than death, Disability or Cause (each as defined in our Executive Severance Plan, in which case a prorated number of shares vest based on the number of months employed during the vesting period); or (3) for Mr. Duffy, retirement, in which case a prorated number of shares vest based on the number of months employed during the vesting period. Each RSU includes a dividend equivalent right, pursuant to which the holder of the award is entitled to receive a cumulative amount upon vesting/settlement equal to any dividends paid to the holder of a share of CIT common stock during the vesting period.

Restricted Cash Units

     Mr. Peek, Mr. Duffy and Mr. Knittel each received grants of restricted cash units (“RCUs”) during January 2008, as disclosed in the Grants of Plan-Based Awards table above. RCUs settle 100% in cash upon vesting based on the fair market value of CIT common stock, and do not result in the issuance of any shares. These RCUs are scheduled to vest one-half per year on each of the first and second anniversaries of the date of grant. Non-vested RCUs generally are forfeited on termination of employment, except in certain circumstances, such as death, disability, or for Mr. Knittel, if employment is terminated by him for “good reason” or by CIT “without cause” (in each case, as defined in Mr. Knittel’s employment agreement and more fully described below under the heading “Employment Agreements”) or following a change of control, in which case shares will immediately vest in full. The Compensation Committee may, in its discretion, vest all or a portion of these RCU awards upon an executive’s retirement from CIT or involuntary termination of employment by CIT. Each RCU includes a dividend equivalent right, pursuant to which the holder of the award is entitled to receive a cumulative amount upon vesting/settlement equal to any dividends paid to the holder of a share of CIT common stock during the vesting period.

     The following table gives information on option awards and stock-based awards that were outstanding for each named executive officer at December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards (1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercise- able		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Jeffrey M. Peek							150,000	(10)	$681,000	—		$ —
							—		$ —	26,769	(17)	$121,530
							14,907	(11)	$ 67,678	—		$ —
	42,041	84,084	(4)	—	$49.17	7/18/14
	37,370	74,742	(5)	—	$56.54	1/17/14
	63,999	32,001	(6)	—	$47.28	7/19/13
	56,470	28,236	(7)	—	$51.43	1/18/13
	175,000	—		—	$43.01	7/19/15
	125,000	—		—	$41.89	1/18/15
	230,000	—		—	$39.22	1/21/14
	450,000	—		—	$27.65	9/3/13

Joseph M. Leone							—		$ —	8,888	(17)	$ 40,350
	13,958	27,917	(4)	—	$49.17	7/18/14
	12,407	24,816	(5)	—	$56.54	1/17/14
	27,777	13,890	(6)	—	$47.28	7/19/13
	24,509	12,256	(7)	—	$51.43	1/18/13
	67,500	—		—	$43.01	7/19/15
	55,000	—		—	$41.89	1/18/15
	85,000	—		—	$37.60	7/21/14
	70,000	—		—	$39.22	1/21/14
	201,959	—		—	$23.00	7/2/12
	29,890	—		—	$39.87	2/4/12
	41,290	—		—	$74.47	3/5/09

Alexander T. Mason							129,871	(12)	$589,614	—		$ —
	—	450,000	(2)	—	$ 8.47	7/17/15

James J. Duffy							52,439	(13)	$238,073	—		$ —
							9,457	(10)	$ 42,935	—		$ —
							—		$ —	2,123	(17)	$ 9,636
							5,012	(14)	$ 22,754	—		$ —
							2,544	(15)	$ 11,550	—		$ —
	—	109,247	(2)	—	$ 8.47	7/17/15
	—	31,214	(3)	—	$21.15	1/17/15
	3,333	6,667	(4)	—	$49.17	7/18/14
	2,962	5,927	(5)	—	$56.54	1/17/14
	13,333	6,667	(6)	—	$47.28	7/19/13
	13,333	6,667	(8)	—	$54.19	4/7/13

C. Jeffrey Knittel							28,786	(16)	$130,688	—		$ —
							47,282	(10)	$214,660	—		$ —
							—		$ —	1,327	(17)	$ 6,022
	—	59,970	(2)	—	$ 8.47	7/17/15
	—	17,135	(3)	—	$21.15	1/17/15
	2,083	4,167	(4)	—	$49.17	7/18/14
	1,851	3,705	(5)	—	$56.54	1/17/14
	4,444	2,223	(6)	—	$47.28	7/19/13
	3,921	1,962	(7)	—	$51.43	1/18/13
	15,000	—		—	$43.01	7/19/15
	9,000	—		—	$41.89	1/18/15
	20,000	—		—	$37.60	7/21/14
	18,182	—		—	$34.43	5/12/14
	10,000	—		—	$39.22	1/21/14
	10,462	—		—	$39.87	2/4/12
	12,387	—		—	$51.92	11/18/09
	8,258	—		—	$74.47	3/5/09

	Option Awards						Stock Awards (1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercise- able		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Lawrence A. Marsiello	39,375	—	(9)	—	$49.17	2/28/10
	35,000	—	(9)	—	$56.54	2/28/10
	39,334	—	(9)	—	$47.28	2/28/10
	34,706	—	(9)	—	$51.43	2/28/10
	62,500	—	(9)	—	$43.01	2/28/10
	55,000	—	(9)	—	$41.89	2/28/10
	85,000	—	(9)	—	$37.60	2/28/10
	70,000	—	(9)	—	$39.22	2/28/10
	66,152	—	(9)	—	$23.00	2/28/10
	29,890	—	(9)	—	$39.87	2/28/10
	41,290	—	(9)	—	$74.47	3/5/09

(1)	Shares are valued based on a $4.54 share price, the closing price of CIT common stock on the December 31, 2008.

(2)	Stock options granted on July 17, 2008 that are scheduled to vest in three equal annual installments, on July 17, 2009, 2010, and 2011.

(3)	Stock options granted on January 17, 2008 that are scheduled to vest in three equal annual installments, on January 17, 2009, 2010, and 2011.

(4)

Stock options granted on July 18, 2007 that are scheduled to vest in three equal annual installments. The amount shown represents two unvested installments as of December 31, 2008, with remaining vesting dates of July 18, 2009 and 2010.

(5)

Stock options granted on January 17, 2007 that are scheduled to vest in three equal annual installments. The amount shown represents two unvested installments as of December 31, 2008, with remaining vesting dates of January 17, 2009 and 2010.

(6)

Stock options granted on July 19, 2006 that are scheduled to vest in three equal annual installments. The amount shown represents one unvested installment as of December 31, 2008, with a remaining vesting date of July 19, 2009.

(7)

Stock options granted on January 18, 2006 that are scheduled to vest in three equal annual installments. The amount shown represents one unvested installment as of December 31, 2008, with a remaining vesting date of January 18, 2009.

(8)

Stock options granted on April 7, 2006 that are scheduled to vest in three equal annual installments. The amount shown represents one unvested installment as of December 31, 2008, with a remaining vesting date of April 7, 2009.

(9)

100% of Mr. Marsiello’s outstanding stock options, to the extent unvested, vested immediately upon his resignation from CIT for “good reason” (as defined in his employment agreement effective as of the time of his resignation) on February 29, 2008.

(10)	Restricted cash units granted on January 17, 2008 that are scheduled to vest in two equal annual installments, on January 17, 2009 and 2010.

(11)	Restricted stock units granted on January 18, 2006 that are scheduled to vest in three equal installments. The amount shown represents one unvested installment as of December 31, 2008, with a remaining vesting date of January 18, 2009.

(12)	Restricted stock units granted on July 17, 2008 that are scheduled to vest in three equal installments, on July 17, 2009, 2010 and 2011.

(13)	Restricted stock units granted on April 17, 2008 that are scheduled to vest 100% on December 31, 2010.

(14)	Restricted stock granted on January 17, 2007 that is scheduled to vest in three equal installments. The amount shown represents two unvested installments as of December 31, 2008, with remaining vesting dates of January 17, 2009 and 2010.

(15)

Restricted stock granted on April 19, 2006 that is scheduled to vest in three equal installments. The amount shown represents one unvested installment as of December 31, 2008, with a remaining vesting date of April 19, 2009.

(16)

Performance-accelerated restricted stock (“PARS”) granted on April 17, 2008 that is scheduled to vest 100% on December 31, 2012. Vesting of 50% of the award may be accelerated to December 31, 2010 if certain earnings per share (“EPS”) targets are established by the Compensation Committee and achieved for 2009, and an additional 50% if achieved for 2010. EPS targets have not been established with respect to this award.

(17)

Performance shares granted during 2007 are linked with performance measures for the performance period commencing on January 1, 2007 and ending on December 31, 2009. Actual payouts will be determined at such time that the Compensation Committee certifies following the end of the performance period that the relevant performance measures were achieved. Awards will generally be reviewed by the Committee in January 2010. The amount shown assumes a payout at the lowest threshold attainable of 25% of target.

     The following table provides information about stock options that were exercised and stock units and/or awards that vested during 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized On Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized On Vesting ($) (e)
Jeffrey M. Peek	—	$—	—	(1)	$—
Joseph M. Leone	—	$—	15,000	(2)(3)	$68,100	(5)
Alexander T. Mason	—	$—	—		$—
James J. Duffy	—	$—	5,049		$87,325	(6)
C. Jeffrey Knittel	—	$—	—	(3)	$—
Lawrence A. Marsiello	—	$—	66,310	(3)(4)	$1,473,408	(7)

(1)

Mr. Peek elected in June 2006 to defer receipt of any final performance shares granted during 2005, that were linked with performance measures for the performance period commencing on January 1, 2005 and ending on December 31, 2007, until the termination of his employment with CIT. Mr. Peek would otherwise have received 82,000 shares on March 6, 2008 and 41,000 shares that remained subject to further forfeiture conditions until December 31, 2008. Mr. Peek also elected in January 2006 to defer receipt of Restricted Stock Units (“RSUs”) granted in January 2006 until the termination of his employment with CIT. Mr. Peek would otherwise have received 14,907 RSUs that vested during January 2008.

(2)

Represents the remaining portion above target of the final performance shares granted during 2005, that were linked with performance measures for the performance period commencing on January 1, 2005 and ending on December 31, 2007. These shares remained subject to further forfeiture conditions until December 31, 2008 as discussed in the CD&A in the proxy statement filed by CIT on March 25, 2008.

(3)

Excludes 7,500 performance shares for Mr. Knittel and 45,000 performance shares for Mr. Marsiello, reflecting a payout of 150% of target, and 30,000 performance shares for Mr. Leone, reflecting a payout of 100% of target, that were linked with performance measures for the performance period commencing on January 1, 2005 and ending on December 31, 2007. Performance share awards are subject to certification by the Compensation Committee that CIT has met certain threshold performance measures following the end of the performance period, and the results were presented for review and certified by the Compensation Committee on March 6, 2008. Performance shares linked to the 2005-2007 performance period for named executives were reported in the Option Exercises and Stock Vested table in the proxy statement filed by CIT on March 25, 2008.

(4)

Represents 32,882 performance shares granted during 2006 and 33,428 during 2007, that were linked with performance measures for the performance periods commencing on January 1, 2006 and ending on December 31, 2008 and commencing on January 1, 2007 and ending on December 31, 2009, respectively. The amounts shown reflect a payout of 100% of target in connection with Mr. Marsiello’s resignation from CIT for “good reason” (as defined in his employment agreement, effective as of the time of his resignation) on February 29, 2008. The distribution of shares to Mr. Marsiello was delayed for six months until August 29, 2008 as required by Section 409A of the U.S. Tax Code.

(5)	The amount shown is based on a $4.54 share price, the closing price of CIT common stock on December 31, 2008.

(6)	Includes 2,505 shares of restricted stock that vested on January 17, 2008 ($52,981 based on the closing price of $21.15 per share on the vest date) and 2,544 shares of restricted stock that vested on April 19, 2008 ($34,344 based on the closing price of $13.50 per share on the vest date).

(7)

The amount shown is based on a $22.22 share price, the closing price of CIT common stock on February 29, 2008, the date of Mr. Marsiello’s resignation from CIT for “good reason” (as defined in his employment agreement, effective as of the time of his resignation).

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year (2) ($)

(a)	(b)	(c)	(d)	(d)

Jeffrey M. Peek	CIT Group Inc. Retirement Plan (3)	4.33	$57,463
	Supplemental Retirement Plan (4)	4.33	$399,853
	Executive Retirement Plan (5)	4.33	$3,306,623

			$3,763,939

Joseph M. Leone	CIT Group Inc. Retirement Plan (3)	24.67	$282,537
	Supplemental Retirement Plan (4)	24.67	$638,264
	Executive Retirement Plan (5)	24.67	$2,342,217

			$3,263,018

Alexander T. Mason	CIT Group Inc. Retirement Plan (3)	0.00	$—
	Supplemental Retirement Plan (4)	0.00	$—
	Executive Retirement Plan (5)	n/a	n/a

			$—

James J. Duffy	CIT Group Inc. Retirement Plan (3)	1.75	$20,151
	Supplemental Retirement Plan (4)	1.75	$57,546
	Executive Retirement Plan (5)	n/a	n/a

			$77,697

C. Jeffrey Knittel	CIT Group Inc. Retirement Plan (3)	25.17	$225,269
	Supplemental Retirement Plan (4)	25.17	$339,730
	Executive Retirement Plan (5)	25.17	$1,294,833

			$1,859,832

Lawrence A. Marsiello	CIT Group Inc. Retirement Plan (3)	32.58	$492,479	$492,479
	Supplemental Retirement Plan (4)	32.58	$1,119,274	$1,119,274
	Executive Retirement Plan (5)	32.58	$3,701,844	$239,662

			$5,313,597	$1,851,415

(1)

The actuarial present value of accumulated benefits was computed on the basis of the same actuarial assumptions, with the exception of turnover, retirement, and pre-retirement mortality, as used to compute the accumulated benefit obligation as of December 31, 2008 and as stated in CIT’s Annual Report on Form 10-K filed on March 2, 2009, in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements. With regard to turnover, retirement, and pre-retirement mortality, the present values of the accumulated benefits payable under the Retirement Plan and the Supplemental Retirement Plan have been computed based on the assumption that the executive would remain employed by CIT until age 65 (the normal retirement age as defined in both plans) and then retire and collect the accumulated benefit. The present values of the accumulated benefits payable under the Executive Retirement Plan has been computed based on the assumption that the executive would remain employed by CIT until the later of age 62.5 for Mr. Peek or age 60 in the case of each other named executive officer (the youngest age at which benefits can be received without any reduction) or the youngest age of benefit eligibility, and then retire and collect the accumulated benefit. As further described under Retirement Arrangements for named executive officers below, as well as in footnote 4 to the Summary Compensation Table, each named executive officer, other than Mr. Peek, will be eligible for early retirement benefits upon reaching 55 years of age with ten years of benefit service. None of the named executives, other than Mr. Leone and Mr. Marsiello, met this requirement as of December 31, 2008.

(2)	Payments were made to Mr. Marsiello during 2008 on account of his February 29, 2008 resignation from CIT for “good reason”.

(3)	The Retirement Plan is our tax-qualified plan and is further described under “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(4)

The Company maintains the Supplemental Retirement Plan for employees, including the named executive officers, whose benefit in the Retirement Plan is subject to limitations imposed under the U.S. tax code. The Supplemental Retirement Plan is further described under “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(5)

The Executive Retirement Plan is a nonqualified plan and is further described under “Retirement Arrangements for Named Executive Officers” in this Proxy Statement. Mr. Mason and Mr. Duffy are not participants in the Executive Retirement Plan.

NARRATIVE INFORMATION RELATING TO
RETIREMENT ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

     In addition to the CIT Group Inc. Savings Incentive Plan (the “Savings Incentive Plan”), our 401(k) plan, which is described in our Annual Report on Form 10-K for the year ended December 31, 2008, filed by CIT on March 2, 2009, in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements, we maintain three retirement arrangements in which Messrs. Peek, Leone, Mason, Duffy, and/or Knittel participate: the Executive Retirement Plan, the Supplemental Retirement Plan, and the Retirement Plan. The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible employees in the United States.

     Eligibility for executive officers to participate in the Executive Retirement Plan (the “ERP”) is determined by the Compensation Committee, based on the recommendation of management. During 2006, management resolved that eligibility to participate in the ERP will be limited to existing eligible participants, as of that time. Consequently, management has not recommended since 2006, and will not recommend in the future, that any new participants become eligible for benefits under the ERP. Messrs. Peek, Leone and Knittel participate in the Executive Retirement Plan; Messrs. Mason and Duffy do not participate in the plan. The Executive Retirement Plan provides for an annual retirement benefit based upon a formula that takes into account the executive’s final base compensation and years of benefit service with CIT. Final base compensation is defined as the highest base compensation for any consecutive twelve-month period in the five years prior to retirement. Benefit service generally means service taken into account for purposes of the Retirement Plan. The benefit under the Executive Retirement Plan formula is reduced by the actuarial equivalent value of the benefits payable under the Supplemental Retirement Plan, the Retirement Plan, the Supplemental Savings Plan, the Flexible Retirement Contribution Account under the Savings Incentive Plan, and certain predecessor plans of CIT.

     Benefits under the Executive Retirement Plan are paid in the form of an annuity for life beginning at an executive’s normal retirement date. Normal retirement date is defined as age 65 with at least ten years of benefit service. An executive who is age 55 and who has at least ten years of benefit service may also elect to retire early with a benefit that is reduced if benefits start before age 60. Executives may elect to have benefits under the Executive Retirement Plan paid in the form of a joint and survivor annuity over the combined lives of the executive and the executive’s beneficiary, or as a life annuity.

     No benefits are payable under the Executive Retirement Plan if an executive terminates employment prior to attaining ten years of benefit service, except in the case of Mr. Peek for whom special provisions of his employment contract provide for an unreduced benefit with five years of benefit service, or in situations where the Board elects to terminate the plan or a change of control has occurred. Under certain circumstances, if an executive terminates employment with ten years of service and prior to attaining age 55, the benefit under the plan is paid in a lump sum.

     The Retirement Plan covers all officers and employees in the United States who have one year of service and are 21 years of age or older. The Retirement Plan was revised in 2000 to convert to a “cash balance” formula, which became effective January 1, 2001. Under the cash balance formula, except for certain grandfathered participants, each participant’s accrued benefit as of December 31, 2000 was converted to a lump sum amount and each year thereafter the participant’s account balance is to be credited with a percentage of the participant’s benefit pay depending on the participant’s period of service as follows:

Period of Service	% of Benefits Pay

1 – 9 years	5
10 – 19 years	6
20 – 29 years	7
30 years or more	8

     For purposes of the Retirement Plan, benefits pay generally means base salary, certain annual incentive awards, sales incentives and commissions, subject to certain limits under the plan and imposed under the U.S. tax code. Account balances under the cash balance portion of the Retirement Plan also receive annual interest credits, subject to certain government limits. For 2008, the interest credit was 4.75%. Upon termination after three years (five years if not employed after 2007) of employment or upon retirement, a participant’s benefit under the Retirement Plan is generally payable, at the election of the participant, in an annuity or lump sum.

     Messrs. Leone and Knittel began earning benefits under the cash balance formula effective January 1, 2001. Messrs. Peek, Mason, and Duffy began earning benefits under the cash balance formula effective September 3, 2004, June 16, 2008 and April 7, 2006, respectively.

     The Supplemental Retirement Plan covers executives of CIT whose benefits under the Retirement Plan are limited by operation of the U.S. tax code. Each of Messrs. Peek, Leone, Mason, Duffy, and Knittel participate in the Supplemental Retirement Plan. Any benefits under the Supplemental Retirement Plan are paid in a lump sum following a participant’s termination of employment with CIT. However, in order to comply with Section 409A of the of the Internal Revenue Code of 1986, as amended (“Section 409A”), benefits accrued under the Supplemental Retirement Plan through December 31, 2008 for active participants in the Executive Retirement Plan will be “frozen” and remain payable, according to the operation of the plan, as a lump-sum payment upon separation from service. Supplemental Retirement Plan benefits will continue to accrue after December 31, 2008, according to the operation of the plan, but that portion earned after 2008 will be payable in the form of an annuity.

     The Executive Retirement Plan also provides death benefits for each of Messrs. Peek, Leone, and Knittel in the event the executive dies while actively employed by CIT. The amount of this benefit is generally equal to three times base salary. We have purchased corporate-owned life insurance to fund this benefit and the retirement benefits payable under the Executive Retirement Plan.

     The U.S. tax code requires the payment of the portion of benefits earned after December 31, 2004 for executive officers under the Executive Retirement Plan and the Supplemental Retirement Plan (including potentially each of the named executive officers) to be delayed for six months if the officer’s employment ends for any reason other than death or disability. Payments that are delayed as a result of this tax law earn interest at a short-term rate until paid to the officer.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

(a)	(b)	(d)		(e)	(f)

Jeffrey M. Peek	$160,000 (1)	$(902,563)		$—	$1,545,812
Joseph M. Leone (2)	$—	$(17,885	)(3)	$—	$28,728	(5)
Alexander T. Mason (2)	$—	$—		$—	$—
James J. Duffy (2)	$—	$—		$—	$—
C. Jeffrey Knittel (2)	$—	$(3,433	)(3)	$—	$5,294	(5)
Lawrence A. Marsiello (2)	$—	$(4,835	)(3)	$(58,417) (4)	$—

(1)	The amount shown is included in “Salary” in the Summary Compensation Table for 2008.

(2)	Messrs. Leone, Mason, Duffy, Knittel and Marsiello did not elect to participate in the CIT Group Inc. Deferred Compensation Plan.

(3)	Amounts shown represent earnings during 2008 related to balances in the Supplemental Savings Plan (“SSP”). SSP balances reflect accrued benefits prior to the conversion of the Retirement Plan to a “cash balance” formula in 2001. No employee or employer contributions were made during 2008 or will be made in the future to the SSP.

(4)	Mr. Marsiello’s SSP account balance was paid upon his February 29, 2008 resignation from CIT for “good reason”.

(5)	Amounts shown represent SSP balances as of December 31, 2008.

NARRATIVE INFORMATION RELATING TO NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

     In 2005, we adopted the Deferred Compensation Plan, which we refer to as the DCP, which allows approximately 200 senior officers (including all of the named executive officers) the opportunity to defer payment of a portion of their base salary, up to a maximum of 50%, and certain incentive payments, up to a maximum of 75%. Deferred amounts are notionally invested in various investment benchmarks selected by the participant from those offered under the plan and that are aligned with those offered to participants under the Savings Incentive Plan. Changes may be made on a daily basis. Participant deferrals under this plan are payable upon separation from service or in an elected calendar year, or in the event of a participant’s death, disability or unforeseeable emergency. Our obligations under the DCP are unsecured general obligations.

     Under the terms of our Long-Term Incentive Plan, Mr. Peek elected to defer payment of his January 2006 restricted stock units and his performance share award linked to the performance period commencing on January 1, 2005 and ending on December 31, 2007, pursuant to the provisions of his applicable award agreements, when those shares vest and become payable on each applicable vesting date.

Supplemental Savings Plan

     Participants in the Supplemental Savings Plan receive an allocation of amounts that were not able to be contributed to the flexible retirement contribution account under the Savings Incentive Plan as a result of limits imposed under the U.S. Tax Code. Such amounts are notionally invested in the same investments as the participant’s flexible retirement contributions under the Savings Incentive Plan. However, in order to comply with Section 409A of the of the U.S. Tax Code (“Section 409A”), the notional investment return under the Supplemental Savings Plan will change for active participants in the Executive Retirement Plan only, from the rate of investment return under the Savings Incentive Plan to a fixed rate of return as of December 31, 2008. The interest rate that will be used to determine such notional investment return under the Supplemental Savings Plan will be equal to the interest on 20-year Treasury Constant Maturities. Payments are made in a lump sum following the participant’s separation from service.

EMPLOYMENT AGREEMENTS

     Currently, each of our named executive officers are party to employment agreements with CIT, with the exception of James J. Duffy who is not party to an employment agreement. Lawrence Marsiello resigned, as of February 29, 2008, for “good reason” (as defined in his employment agreement effective at the time of his resignation).

Jeffrey M. Peek

     Mr. Peek’s employment agreement, as amended on December 22, 2008, provides that he will serve as our CEO and as Chairman of our Board. The employment agreement is for an initial term of three years and is scheduled to expire on September 2, 2009. Upon expiration, the term may be extended for additional one-year periods by written agreement between the parties.

Compensation and Benefits

     Under his employment agreement, Mr. Peek receives a base salary at an annual rate of $800,000. His base salary is reviewed when the salaries of all our executive officers are reviewed, and, once increased, may not later be reduced. Mr. Peek is also entitled to an annual bonus pursuant to our incentive plans and programs. The performance targets and criteria for payment of his annual bonus will be established by the Compensation Committee pursuant to EPS, ROCE, net income and other such guidelines. Mr. Peek’s target bonus will not be less than 200% of his base salary.

     Mr. Peek’s employment agreement provides for his participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. In addition, the employment agreement provides for continued participation in CIT’s Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of their respective agreements. Mr. Peek is also eligible to receive benefits under the CIT retiree medical and life insurance plan.

     Mr. Peek is further entitled to be reimbursed $25,000 for financial planning assistance, is entitled to use a car owned by CIT and the services of a driver employed by CIT, and is authorized to use CIT’s corporate aircraft for business travel and personal travel if CIT’s security provider determines Mr. Peek’s use of CIT’s corporate aircraft is necessary for security reasons.

Termination

     Mr. Peek’s employment may be terminated by us with or without “cause,” or Mr. Peek may resign with or without “good reason” (each, as defined below). In the event that his employment is terminated by CIT without cause or Mr. Peek resigns for good reason, Mr. Peek is generally entitled to receive a prorated bonus, continued salary and bonus for three years, continued benefits for up to three years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, all of Mr. Peek’s outstanding equity compensation awards will fully vest and he will generally have two years to exercise outstanding options (five years for options granted in 2003 and 2004).

     In the event of a termination of employment due to Mr. Peek’s death or disability, Mr. Peek (or his estate) is entitled to a lump sum payment equal to his annual base salary, a prorated bonus payment, full accelerated vesting with respect to his outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Peek is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans. In the event of a termination due to retirement, Mr. Peek is entitled to a prorated bonus payment.

     Under his employment agreement, “cause” generally means (i) willful and continued failure to substantially perform his duties; (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or its affiliates; (iii) conviction of a felony or guilty or nolo contendere plea with respect thereto; or (iv) a material breach of the restrictive covenants of his employment agreement. “Good reason” generally means the occurrence of any of the following without Mr. Peek’s consent: (i) assignment to him of any duties materially inconsistent with his position; (ii) any material failure by CIT to comply with any of the provisions of his employment agreement; (iii) relocation to any office or location more than fifty miles from New York, New York; (iv) any purported termination by CIT of his employment otherwise than as expressly permitted by the employment agreement; (v) any failure by CIT to offer to renew the employment agreement on the terms and conditions at least as favorable as in the final full calendar year of the employment agreement, unless, at the time of a failure to renew the employment agreement, Mr. Peek has reached the age of 65; or (vi) any failure by CIT to require any successor to assume the employment agreement.

Change of Control

     In the event of a change of control (as defined in the employment agreement), the term of the employment agreement will be extended to the second anniversary of the change of control. In addition, in the event Mr. Peek’s employment is terminated without cause or by him for good reason during the two-year extension period, he will receive the same severance payments and benefits described above for a termination “without cause”, except that continued salary and bonus will be paid in a lump sum.

     In the event that Mr. Peek becomes subject to excise taxes under Section 4999 of the U.S. tax code, he will receive a gross up payment equal to the amount of such excise taxes.

Restrictive Covenants

     Mr. Peek’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for two years following a resignation without good reason or a termination of employment by CIT for cause, Mr. Peek may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States that is in competition with any lines of business that account for at least 10% of CIT’s gross revenues, or (ii) disparage or publicly criticize CIT or any of its affiliates. (Mr. Peek’s ownership interest of less than 1% of any class of publicly traded securities is not considered a violation of the provision summarized in the preceding sentence.) In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Peek may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Joseph A. Leone

Compensation and Benefits

     Mr. Leone’s employment agreement, as amended and restated on May 8, 2008 and further amended on December 22, 2008, provides for the payment of an annual base salary at a rate of no less than the rate immediately prior to the effective date, to be reviewed when the salaries of all CIT executive officers are reviewed. Once Mr. Leone’s salary is increased, it may not later be reduced. Mr. Leone is also entitled to an annual bonus pursuant to our incentive plans and programs (with a target bonus of 150% of annual base salary).

     Mr. Leone’s employment agreement provides for his participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. In addition, the agreement provides for continued participation in CIT’s Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of Mr. Leone’s agreement. Mr. Leone is also eligible to receive benefits under the CIT retiree medical and life insurance plan.

Termination and Change of Control Arrangements

     As amended, Mr. Leone’s employment agreement provides that any termination or resignation will be treated as a “retirement,” except for terminations that are due to death or disability; for cause; or without cause during the change of control extension period. Mr. Leone’s amended employment does not include the concepts of “good reason” and “evergreen” renewal.

     In the event of a termination due to death or disability, Mr. Leone (or his estate) is entitled to a lump sum payment equal to the sum of his annual base salary, a prorated bonus payment, full accelerated vesting with respect to outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Leone is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans. In the event of a termination due to retirement, Mr. Leone is entitled to a prorated bonus payment.

Change of Control

     In the event of a change of control (as defined in Mr. Leone’s employment agreement), the term of his employment agreement will be extended to the second anniversary of the change of control. In addition, should his employment be terminated without cause during the two-year extension period, Mr. Leone will receive a prorated bonus, continued salary and bonus for two and one-half years payable in a lump sum, continued benefits for up to two and one-half years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, all of Mr. Leone’s outstanding equity compensation awards will fully vest and he generally will have two years to exercise outstanding options.

     In the event that Mr. Leone becomes subject to excise taxes under Section 4999 of the U.S. Tax Code, he will receive a gross up payment equal to the amount of such excise taxes.

Restrictive Covenants

     Mr. Leone’s employment agreement requires him to sign a release of claims in connection with his retirement or termination without cause. Mr. Leone’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for one year following termination of employment for any reason, Mr. Leone may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States which is in competition with any lines of business actively being conducted by CIT on the date of termination, or (ii) disparage or publicly criticize CIT or any of its affiliates. In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Leone may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Alexander T. Mason

     Mr. Mason’s employment agreement, dated June 16, 2008, provides that he will serve as our President and Chief Operating Officer, reporting to Jeffrey M. Peek, Chairman and Chief Executive Officer. The employment agreement is for a term running from June 16, 2008 to May 31, 2010.

Compensation and Benefits

     Under his employment agreement, Mr. Mason will receive a base salary at an annual rate of $650,000. His base salary is reviewed when the salaries of all our executive officers are reviewed. Mr. Mason is also entitled to an annual bonus pursuant to our incentive plans and programs. Subject to the terms of his employment agreement, Mr. Mason’s bonus will be determined by the Compensation Committee of the Board of Directors based on his individual performance and the performance of CIT. The performance targets and criteria for payment of his annual bonus will be established by the Compensation Committee. Under his employment agreement, Mr. Mason will receive a minimum guaranteed cash bonus of not less than $1,350,000 for each of the bonus plan years of 2008 and 2009.

     Under his employment agreement, Mr. Mason will be eligible to participate in our Long-Term Incentive Plan (the “LTIP”). In 2009, with respect to 2008, and in 2010, with respect to 2009, Mr. Mason will be awarded RSUs equal in value to not less than $1,500,000 and options equal in value to not less than $1,000,000. The actual number of RSUs and options awarded will be determined based on the closing price of our common stock on the New York Stock Exchange on the grant dates and CIT’s valuation of the options on that date. Commencing in 2011, with respect to performance in 2010, Mr. Mason’s equity awards under the LTIP will be determined by the Compensation Committee in accordance with the criteria used by the Compensation Committee to determine equity awards for similarly situated executive employees.

     Mr. Mason’s employment agreement provides for his participation in all other employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally applicable to executive employees. After termination of employment, Mr. Mason may elect to purchase benefits under the CIT retiree medical and life insurance plans.

     Mr. Mason is entitled to relocation benefits incurred during 2008 and 2009 as permitted in accordance with our relocation policy and temporary housing expenses for up to nine months, which in the aggregate shall not exceed $120,000, plus a gross up payment for any related income and employment taxes. Mr. Mason is further entitled to be reimbursed up to $35,000 for reasonable attorneys’ fees in connection with negotiation of his employment agreement.

Termination

     Mr. Mason’s employment may be terminated by us with or without “cause,” or Mr. Mason may resign with or without “good reason” (each, as defined below). In the event that his employment is terminated by CIT without cause or Mr. Mason resigns for good reason, Mr. Mason is generally entitled to receive a payment equal to two and one-half times base salary plus a prorated bonus, continued medical and dental benefits for up to two years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, Mr. Mason will be paid the dollar value of any portion of his guaranteed equity awards that have not been granted, and all of Mr. Mason’s outstanding equity compensation awards will fully vest and he will generally have two years to exercise outstanding options.

     In the event of a termination of employment due to Mr. Mason’s death or disability, Mr. Mason (or his estate) will be paid the dollar value of any portion of his guaranteed equity awards that have not been granted, and he (or his estate) is entitled to full accelerated vesting with respect to his outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Mason is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans.

     Under his employment agreement, “cause” generally means (i) unreasonable neglect or refusal to perform any of his executive duties; (ii) conviction of a felony or a plea of guilty or nolo contendere with respect thereto; (iii) knowingly engaging in any activity that is directly or indirectly in competition with CIT, or (iv) willfully violating any CIT policy that covers standards of corporate conduct. “Good reason” generally means the occurrence of any of the following without Mr. Mason’s consent: (i) assignment to him of any duties materially inconsistent with his position as President and Chief Operating Officer, (ii) a material reduction in his annualized base salary, or (iii) any successor to CIT fails to assume the obligations under his employment agreement.

Change of Control

     In the event Mr. Mason’s employment is terminated without cause or by him for good reason following a change of control, he will receive a payment equal to two and one-half times his annual base salary plus two and one-half times his average annual bonus plus a prorated average annual bonus based on the number of months of service in the year of termination. In addition, Mr. Mason will be paid the dollar value of any portion of his guaranteed equity awards that have not been granted, and he is entitled to full accelerated vesting with respect to his outstanding equity compensation awards.

Restrictive Covenants

     Mr. Mason’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for up to two years following a resignation without good reason or a termination of employment by CIT for cause, Mr. Mason may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States that is in competition with any lines of business that account for at least 10% of CIT’s gross revenues, or (ii) disparage or publicly criticize CIT or any of its affiliates. (Mr. Mason’s ownership interest of less than 1% of any class of publicly traded securities is not considered a violation of the provision summarized in the preceding sentence.) In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Mason may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

C. Jeffrey Knittel

Compensation and Benefits

     Mr. Knittel’s employment agreement, as amended and restated on May 7, 2008, and further amended on each of November 24, 2008 and December 22, 2008, provides for the payment of an annual base salary at a rate of no less than the rate immediately prior to the effective date, to be reviewed when the salaries of all CIT executive officers are reviewed. Once Mr. Knittel’s salary is increased, it may not later be reduced. Mr. Knittel is also entitled to an annual bonus opportunity based on the performance of CIT and his business unit, in accordance with CIT’s incentive plans and programs (with a target bonus of at least 100% of annual base salary).

     Mr. Knittel’s employment agreement provides for his participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. In addition, the agreement provides for continued participation in CIT’s Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of Mr. Knittel’s agreement. Mr. Knittel is also eligible to receive benefits under the CIT retiree medical and life insurance plan.

Termination and Change of Control Arrangements

     In the event Mr. Knittel’s employment is terminated by him for “good reason” or by CIT “without cause” (in each case, as defined in his employment agreement), Mr. Knittel generally is entitled to receive a prorated bonus, continued salary and bonus for two years, continued benefits for up to two years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, all of Mr. Knittel’s outstanding equity compensation awards will fully vest and he generally will have two years to exercise outstanding options.

     In the event of a termination due to death or disability, Mr. Knittel (or his estate) is entitled to a lump sum payment equal to the sum of his annual base salary, a prorated bonus payment, full accelerated vesting with respect to outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Knittel is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans. In the event of a termination due to retirement, Mr. Knittel is entitled to a pro-rated bonus payment.

Change of Control

     In the event of a change of control (as defined in Mr. Knittel’s employment agreement), the term of his employment agreement will be extended to the second anniversary of the change in control. In addition, should his employment be terminated without cause or by Mr. Knittel for good reason during the two year extension period, Mr. Knittel will receive the same severance payments and benefits described above for a termination “without cause” except that continued salary and bonus will be for two and one-half years and is payable in a lump sum.

     In the event that Mr. Knittel becomes subject to excise taxes under Section 4999 of the U.S. tax code, he will receive a gross up payment equal to the amount of such excise taxes.

Restrictive Covenants

     Mr. Knittel’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for one year following termination of employment for any reason, Mr. Knittel may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States which is in competition with any lines of business actively being conducted by CIT on the date of termination, or (ii) disparage or publicly criticize CIT or any of its affiliates. In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Knittel may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Lawrence A. Marsiello

     As part of CIT’s succession planning, Mr. Marsiello, under the terms of his employment agreement, resigned for good reason, effective February 29, 2008, due to the promotion of Nancy J. Foster to Executive Vice President and Chief Risk Officer.

     Pursuant to his employment agreement effective as of his resignation, Mr. Marsiello received the following payments: a prorated bonus for 2008; continued salary and bonus for 2.5 years; continued benefits for two years; two years of age and service credit under all relevant CIT retirement plans; and outplacement services.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

     As described above, we have entered into certain agreements and maintain certain plans that will require CIT to provide compensation to our named executive officers in the event of a termination of employment of the named executive officer or a change of control of CIT. The amount of compensation payable to each named executive officer in each situation is listed in the table below, based on the assumption that the triggering event took place on December 31, 2008, with the exception of the amounts shown for Mr. Marsiello (which reflect the compensation and benefits payable upon the termination of his employment due to his resignation form CIT for “Good Reason,” effective February 29, 2008.)

     The payment of compensation to our named executive officers in the event of a termination of employment or a change of control is prohibited by the American Recovery and Reinvestment Act of 2009 (“ARRA”), which prohibits all severance payments to Senior Executive Officers (“SEOs”) and the next five most highly compensated employees. In addition, the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”) prohibits CIT from making any “golden parachute” payments (such as severance payments, accelerated vesting of equity awards or deferred compensation or enhancement of retirement benefits) to SEOs on account of an applicable severance from employment. CIT will only make such payments as allowed by EESA, ARRA and available regulatory guidance.

Termination Reason	Name	Severance (1)	Value of Unvested Equity- Based Awards (2)	Present Value of Incremental Pension Benefits (3)	Present Value of Health/ Welfare Benefits (4)	280G Tax Grossup (5)	Total (6)

Retirement	Jeffrey M. Peek	$1,604,384	$102,709	$—	$—	n/a	$1,707,093
	Joseph M. Leone	$752,055	$—	$—	$—	n/a	$752,055
	Alexander T. Mason	$—	$—	$—	$—	n/a	$—
	James J. Duffy	$—	$—	$—	$—	n/a	$—
	C. Jeffrey Knittel	$651,781	$26,138	$—	$—	n/a	$677,919
	Lawrence A. Marsiello	n/a	n/a	n/a	n/a	n/a	n/a

Involuntary without Cause	Jeffrey M. Peek	$8,817,536	$1,352,330	$4,378,642	$119,000	n/a	$14,667,508
	Joseph M. Leone	$—	$—	$—	$—	n/a	$—
	Alexander T. Mason	$10,675,000	$615,588	$—	$—	n/a	$11,290,588
	James J. Duffy	$1,050,000	$129,394	$140,109	$—	n/a	$1,319,503
	C. Jeffrey Knittel	$2,755,343	$395,443	$1,804,650	$80,000	n/a	$5,035,436
	Lawrence A. Marsiello	n/a	n/a	n/a	n/a	n/a	n/a

Good Reason	Jeffrey M. Peek	$8,817,536	$1,352,330	$4,378,642	$119,000	n/a	$14,667,508
	Joseph M. Leone	$—	$—	$—	$—	n/a	$—
	Alexander T. Mason	$10,675,000	$615,588	$—	$—	n/a	$11,290,588
	James J. Duffy	$1,050,000	$—	$140,109	$—	n/a	$1,190,109
	C. Jeffrey Knittel	$2,755,343	$395,443	$1,804,650	$80,000	n/a	$5,035,436
	Lawrence A. Marsiello	$3,248,288	$1,696,046	$4,687,327	$128,500	n/a	$9,623,562

Death	Jeffrey M. Peek	$2,404,384	$1,352,330	$—	$2,400,000	n/a	$6,156,714
	Joseph M. Leone	$1,252,055	$161,402	$—	$1,500,000	n/a	$2,913,457
	Alexander T. Mason	$7,700,000	$615,588	$—	$—	n/a	$8,315,588
	James J. Duffy	$—	$320,513	$—	$—	n/a	$320,513
	C. Jeffrey Knittel	$1,051,781	$395,443	$—	$1,200,000	n/a	$2,647,224
	Lawrence A. Marsiello	n/a	n/a	n/a	n/a	n/a	n/a

Disability	Jeffrey M. Peek	$2,404,384	$1,352,330	$1,868	$—	n/a	$3,758,582
	Joseph M. Leone	$1,252,055	$161,402	$—	$—	n/a	$1,413,457
	Alexander T. Mason	$7,700,000	$615,588	$—	$—	n/a	$8,315,588
	James J. Duffy	$—	$320,513	$61,705	$—	n/a	$382,218
	C. Jeffrey Knittel	$1,051,781	$395,443	$50,340	$—	n/a	$1,497,564
	Lawrence A. Marsiello	n/a	n/a	n/a	n/a	n/a	n/a

Change of Control	Jeffrey M. Peek	$8,817,536	$1,352,330	$4,378,642	$119,000	$—	$14,667,508
	Joseph M. Leone	$3,882,193	$161,402	$833,879	$99,500	$—	$4,976,974
	Alexander T. Mason	$14,050,000	$615,588	$—	$—	$7,264,748	$21,930,336
	James J. Duffy	$1,750,000	$359,058	$132,609	$—	$—	$2,241,667
	C. Jeffrey Knittel	$3,281,234	$395,443	$1,804,646	$80,000	$—	$5,561,323
	Lawrence A. Marsiello	n/a	n/a	n/a	n/a	n/a	n/a

(1)

Generally includes a bonus prorated to correspond with the portion of the year ending at termination, plus a multiple of the combined salary plus prorated bonus. The amounts for Mr. Mason also include the value of minimum guaranteed cash-based and equity-based incentive awards for 2008 and 2009 that have not yet been awarded as of December 31, 2008.

(2)	Unvested equity-based awards are calculated based on the closing price of our common stock as of December 31, 2008 of $4.54, the last business day of the year. The treatment upon termination for each type of equity award is further described under the heading “Long-Term Incentives” following the Grants of Plan-Based Awards table.

(3)	As of December 31, 2008, Mr. Mason was not yet eligible to receive any benefits under the Supplemental Retirement Plan and New Executive Retirement Plan upon retirement. Present values of the annuity valued under the Executive Retirement Plan are based on FAS132 assumptions of a discount rate of 6.25% and the 2009 PPA Sex Distinct Annuitant table.

(4)	Includes, as applicable (a) the estimated value of medical or dental coverage premiums for individual policies to provide coverage for a period of two years for Mr. Knittel, two and one-half years for Mr. Leone and Mr. Marsiello, and three years for Mr. Peek; (b) the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary (the base salary is capped at $500,000 under the plan); and (c) the estimated cost to purchase individual disability insurance policy coverage for a period of two, two and one-half and three years for Messrs. Knittel, Marsiello, Leone, and Peek, respectively. In the event of death, amounts shown include life insurance proceeds based on three times annual base salary for Mr. Peek, Mr. Leone and Mr. Knittel.

(5)	Represents an estimate of excise tax pursuant to Section 280G of the U.S. tax code and the related contractual gross-up based on the value of amounts and benefits payable under each termination scenario.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Total ($)

(a)	(b)	(c)	(d)	(h)

Gary C. Butler	$60,000	$44,967	$47,930	$152,897
William M. Freeman	$60,000	$39,966	$56,884	$156,850
Susan Lyne	$60,000	$51,582	$75,885	$187,467
James S. McDonald	$60,000	$38,900	$87,854	$186,754
Marianne Miller Parrs	$60,000	$41,627	$47,930	$149,557
Timothy M. Ring	$60,000	$37,474	$49,320	$146,794
Vice Admiral John R. Ryan	$60,000	$37,474	$53,000	$150,474
Seymour Sternberg	$60,000	$72,197	$58,588	$190,785
Peter J. Tobin	$60,000	$41,627	$58,584	$160,211
Lois M. Van Deusen	$60,000	$37,474	$63,382	$160,856

(1)	Directors receive an annual retainer of $60,000 which were paid as cash or converted into restricted shares or stock options at each director’s election, as shown in the following table:

		Granted as

	Paid in Cash	Restricted Stock	Stock Options

Mr. Butler	$—	$60,000	$—
Mr. Freeman	$60,000	$—	$—
Ms. Lyne	$—	$—	$60,000
Mr. McDonald and Ms. Van Deusen	$—	$30,000	$30,000
Ms. Miller Parrs, Mr. Ring and Mr. Tobin	$30,000	$30,000	$—
Mr. Ryan	$15,000	$45,000	$—
Mr. Sternberg	$30,000	$—	$30,000

On May 6, 2008, restricted stock was granted at each director’s election based on the fair market price of CIT common stock on the date of grant of $13.13 per share. These grants vest 100% on the first anniversary of the date of the award. The number and grant date fair value of these grants were as follows: Mr. Butler – 2,285 shares ($30,002), Mr. McDonald – 1,143 shares ($15,008), Ms. Miller Parrs – 1,143 shares ($15,008), Mr. Ring – 1,143 shares ($15,008), Mr. Ryan – 1,714 shares ($22,505), Mr. Tobin – 1,143 shares ($15,008), and Ms. Van Deusen – 1,143 shares ($15,008).

On May 6, 2008, stock options were granted at each director’s election based on the fair market price of CIT common stock on the date of grant of $13.13 per share. These grants become exercisable 100% on the first anniversary of the date of the award. The number and grant date fair value of these grants were as follows: Ms. Lyne – 7,500 options ($47,330), Mr. McDonald – 3,750 options ($23,665), Mr. Sternberg – 3,750 options ($23,665), and Ms. Van Deusen – 3,750 options ($23,665).

On October 16, 2008, restricted stock was granted at each director’s election based on the fair market price of CIT common stock on the date of grant of $2.91 per share. These grants vest 100% on the first anniversary of the date of the award. The number and grant date fair value of these grants were as follows: Mr. Butler – 10,310 shares ($30,002), Mr. McDonald – 5,155 shares ($15,001), Ms. Miller Parrs – 5,155 shares ($15,001), Mr. Ring – 5,155 shares ($15,001), Mr. Ryan – 7,732 shares ($22,500), Mr. Tobin – 5,155 shares ($15,001), and Ms. Van Deusen – 5,155 shares ($15,001).

On October 16, 2008, stock options were granted at each director’s election based on the fair market price of CIT common stock on the date of grant of $2.91 per share. These grants become exercisable 100% on the first anniversary of the date of the award. The number and grant date fair value of these grants were as follows: Ms. Lyne – 30,000 options ($28,900), Mr. McDonald – 15,000 options ($14,450), Mr. Sternberg – 15,000 options ($14,450), and Ms. Van Deusen – 15,000 options ($14,450).

(2)	Represents the stock award compensation cost recognized during 2008 pursuant to FAS 123R for each Director, other than for shares of restricted stock granted as part of the annual retainer. The valuation method and related assumptions used to determine the stock award compensation cost recognized during 2008 is further discussed in our Annual Report on Form 10-K filed by CIT on March 2, 2009, under the heading “Restricted Stock” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.

On May 6, 2008, restricted stock was granted to each director based on the fair market price of CIT common stock on the date of grant of $13.13 per share. These grants vest in three equal installments on the first, second, and third anniversaries of the date of the award. The number and grant-date fair value of these grants were as follows: Mr. Butler – 3,428 shares ($45,010), Mr. Freeman – 3,428 shares ($45,010), Ms. Lyne – 3,428 shares ($45,010), Mr. McDonald – 3,809 shares ($50,012), Ms. Miller Parrs – 3,809 shares ($50,012),

Mr. Ring – 3,428 shares ($45,010), Mr. Ryan – 3,428 shares ($45,010), Mr. Sternberg – 3,809 shares ($50,012), Mr. Tobin – 3,809 shares ($50,012), and Ms. Van Deusen – 3,428 shares ($45,010).

The number of unvested restricted stock awards outstanding at December 31, 2008, including the grants made during 2008, was as follows: Mr. Butler – 16,825 shares, Mr. Freeman – 4,230 shares, Ms. Lyne – 4,465 shares, Mr. McDonald – 13,234, Ms. Miller Parrs – 10,998 shares, Mr. Ring – 10,528 shares, Mr. Ryan – 13,676 shares, Mr. Sternberg – 4,700 shares, Mr. Tobin – 10,998 shares, and Ms. Van Deusen – 10,528 shares.

(3)	Represents the stock option compensation cost recognized during 2008 pursuant to FAS 123R, for each director, other than for stock options granted as part of the annual retainer. The valuation method and related assumptions used to determine the stock option compensation cost recognized during 2008 is further discussed in the Annual Report on Form 10-K filed by CIT on March 2, 2009, under the heading “Long-Term Incentive Plan” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.

On May 6, 2008, we granted stock options to our directors with an exercise price based on the fair market value of CIT common stock on the date of grant of $13.13 per share. These grants vest in three equal installments on the first, second and third anniversaries of the date of the award. The number and grant date fair value of these grants were as follows: Mr. Butler – 11,250 options ($70,994), Mr. Freeman – 13,750 options ($86,771), Ms. Lyne – 11,250 options ($70,994), Mr. McDonald – 11,250 options ($70,994), Ms. Miller Parrs – 11,250 options ($70,994), Mr. Ring – 11,250 options ($70,994), Mr. Ryan – 11,250 options ($70,994), Mr. Sternberg – 11,250 options ($70,994), Mr. Tobin – 13,750 options ($86,771), and Ms. Van Deusen – 13,750 options ($86,771).

The number of stock options outstanding at December 31, 2008, including the grants made during 2008, was as follows: Mr. Butler – 34,614 options, Mr. Freeman – 40,563 options, Ms. Lyne – 56,000 options, Mr. McDonald – 37,274 options, Ms. Miller Parrs – 40,400 options, Mr. Ring – 30,802 options, Mr. Ryan – 40,297 options, Mr. Sternberg – 36,157 options, Mr. Tobin – 55,461 options, and Ms. Van Deusen – 62,893 options.

Director Compensation

     Non-employee directors were paid during 2008 under the compensation structure described below. Mr. Peek’s compensation is based solely on his role as CEO of CIT. He received no additional compensation for serving as a director of CIT. In addition to the compensation described below, each Director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Initial Equity-Based Awards

     A one-time equity-based grant of $100,000 is awarded at the time of appointment to the Board. One-half of the value ($50,000) is granted in the form of stock options, and the remaining value ($50,000) is granted in the form of restricted stock.

Annual Compensation

     The following table outlines the elements of compensation paid annually, determined by each director’s role on the Board. The presentation below varies from the presentation format in the Director Compensation Table (“DCT”) set forth in this Proxy Statement. A primary difference between the equity values shown and described below is that the values shown in the Stock Awards and Option Awards columns of the DCT report the expense recognized for financial statement reporting purposes and includes all or part of equity grants made in prior years, as further described in footnotes 2 and 3 to the DCT.

	Non-Audit Committee / Non- Committee Chair	Audit Committee (except Chair)	Committee Chairs (except Audit)	Audit Committee Chair
Annual Cash Retainer (1)	$60,000	$60,000	$60,000	$60,000
Stock Options	$45,000	$45,000	$55,000	$55,000
Restricted Stock	$45,000	$50,000	$45,000	$50,000

	$150,000	$155,000	$160,000	$165,000

(1)	Directors may elect to receive retainer in any combination of cash, stock options or restricted stock.

Annual Cash Retainer

     A cash retainer of $60,000 is payable each year. Directors may elect to receive, in lieu of 100% cash, any combination of cash, stock options or restricted stock.

Annual Equity-Based Awards

     All directors receive equity-based awards of $90,000 each year. One-half of the value ($45,000) is granted in the form of stock options, and the remaining value ($45,000) is granted in the form of restricted stock. Members of the Audit Committee receive an additional $5,000 in the form of restricted stock. Directors who Chair a committee of the Board receive an additional $10,000 in the form of stock options.

Meeting Fees

     No additional fees are paid for attendance at Board or committee meetings.

Out-of-Pocket Expenses

     Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board or committee meetings and functions, or for continuing education related to being a director of CIT.

Timing of Payments / Awards

     Cash retainers are paid in two installments on a semi-annual basis, in conjunction with the May Board meeting and the October earnings announcement.

     Annual equity-based awards are granted once per year, in conjunction with the May Board meeting.

Terms / Conditions of Equity-Based Awards

Conversion to Restricted Stock:

Compensation paid in the form of restricted stock shall be converted to a number of shares based on a price that is equal to the closing price on the New York Stock Exchange of CIT stock on the applicable date of grant.

Conversion to Stock Options:

Compensation paid in the form of stock options shall be converted to a number of options in a manner generally consistent with the formula approved by the Compensation Committee applicable to the conversion of equity-based awards granted to employees of CIT.

Stock Option Exercise Price:	The per share exercise price for all equity-based awards granted in the form of stock options shall equal the closing price of CIT’s common stock on the NYSE on the applicable grant date.

Vesting schedule:	•	Annual equity-based grants and one-time equity-based grants awarded at the time of appointment to the Board shall vest, and in the case of stock options become exercisable, in three equal annual installments beginning with the first anniversary of the date of grant.
	•	Any portion of an annual retainer granted in the form of stock options shall immediately vest as of the date of grant, but shall not become exercisable before the first anniversary of the date of grant.
	•	Any portion of an annual retainer granted in the form restricted stock shall vest 100% on the first anniversary of the date of grant.

Period of Restriction:	Prior to vesting, shares of restricted stock generally may not be sold, transferred, pledged, or assigned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The table below shows the name and address of each person or company known to CIT that beneficially owns in excess of 5% of any class of voting stock. Information in this table is as of December 31, 2008, based upon reports on Schedule 13G filed with the Securities and Exchange Commission on or before February 15, 2009.

Title of Class	Name and Address of	Amount and Nature of	Percentage of
of Stock	Beneficial Owner	Beneficial Ownership	Common Stock

Common Stock	FMR LLC	(1) 37,361,875	9.90%
	82 Devonshire Street
	Boston, MA 02109

Common Stock	Brandes Investment Partners, LP	(2) 28,465,717	9.70%
	11988 El Camino Real, Suite 500
	San Diego, CA 92130

Common Stock	Franklin Mutual Advisors LLC	(3) 21,504,101	5.70%
	101 John F. Kennedy Parkway
	Short Hills, NJ 07078-2789

(1)	FMR LLC reports sole voting power over 967,721 shares and sole dispositive power over 37,361,875 shares. The beneficial ownership position reported by FMR LLC in its Schedule 13G filed February 17, 2009 includes 5,758,011 common shares relating to its right to convert its 1,456,765 shares of CIT Group 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C to common shares at an exchange ratio of 3.9526 shares of common for each share of Convertible Preferred Stock.

(2)	Brandes Investment Partners, L.P. reports shared voting power over 24,925,110 shares and shared dispositive power over 28,465,717 shares.

(3)	Franklin Mutual Advisors LLC reports sole voting power over 21,504,101 shares and sole dispositive power over 21,504,101 shares.

Security Ownership of Directors and Executive Officers

     The table below shows, as of February 15, 2009, the number of shares of CIT common stock owned by each director, by the named executive officers, and by the directors and executive officers as a group.

Name of Individual	Amount and Nature of Beneficial Ownership (CIT Common Stock and Exchangeable Shares)(1)(2)(3)(4)	Percentage of Class
Jeffrey M. Peek(5)	1,705,411.57	*
Gary C. Butler	57,439.00	*
William M. Freeman	31,729.00	*
Susan M. Lyne	11,916.31	*
James S. McDonald	21,451.00	*
Marianne Miller Parrs	47,064.86	*
Timothy M. Ring	30,849.93	*
John R. Ryan	43,323.93	*
Seymour Sternberg	12,986.92	*
Peter J. Tobin	53,059.00	*
Lois M. Van Deusen	51,718.32	*
Alexander T. Mason	0	*
Joseph M. Leone	785,643.00	*
Lawrence A. Marsiello	626,379.68	*
James J. Duffy	53,884.00	*
C. Jeffrey Knittel	180,624.00	*
All Directors and Executive
Officers as a group (21 persons)	4,251,138.16	1.08%

*	Represents less than 1% of our total outstanding Common Stock.

(1)	Includes shares of restricted stock issued under our existing and prior equity compensation plans, for which the holders have voting rights, but for which ownership has not vested, in the following amounts: Mr. Butler – 16,825 shares, Mr. Freeman – 4,230 shares, Ms. Lyne – 4,465 shares, Mr. McDonald – 11,697 shares, Ms. Parrs – 10,998 shares, Mr. Ring – 10,528 shares, Mr. Ryan – 13,676 shares, Mr. Sternberg – 4,700 shares, Mr. Tobin – 10,998 shares, Ms. Van Deusen – 10,528 shares, Mr. Duffy – 5,050 shares, and Mr. Knittel – 28,786 shares.

(2)	Includes shares of CIT common stock issuable pursuant to stock options awarded under our existing and prior equity compensation plans that have vested or are scheduled to vest within 60 days after February 15, 2009 in the following amounts: Mr. Peek – 1,245,487 shares, Mr. Butler – 21,029 shares, Mr. Freeman – 24,145 shares, Ms. Lyne – 4,081 shares, Mr. McDonald – 2,424 shares, Ms. Parrs – 26,815 shares, Mr. Ring – 17,217 shares, Mr. Ryan – 26,194 shares, Mr. Sternberg – 3,822 shares, Mr. Tobin – 38,858 shares, Ms. Van Deusen – 28,058 shares, Mr. Leone – 653,954 shares, Mr. Duffy – 46,328 shares, Mr. Knittel – 125,113 shares, and Mr. Marsiello – 558,247 shares.

(3)	Excludes performance shares at target issued under our existing and prior equity compensation plans, for which the holders do not have voting rights, and for which ownership has not vested, in the following amounts: Mr. Peek – 107,075 shares, Mr. Leone – 35,551 shares, Mr. Duffy – 8,490 shares and Mr. Knittel – 5,306 shares. Also excludes 52,439 restricted stock units issued to Mr. Duffy and 784,893 restricted stock units issued to Mr. Mason under prior equity compensation arrangements, for which they do not have voting rights and which have not vested, and 44,721 vested restricted stock units and 15,471 shares acquired through reinvestment of dividends on such vested restricted stock units, and 123,000 vested performance shares and 43,423 shares acquired through reinvestment of dividends on such vested performance shares that Mr. Peek elected to defer receipt of and for which he does not have voting rights.

(4)	Includes 204,544 shares of restricted stock issued under our existing and prior equity compensation plans to executive officers and directors as a group for which they have voting rights, but for which ownership has not vested, and 3,219,300 shares of CIT common stock issuable pursuant to stock options awarded under our existing and prior equity compensation plans to all executive officers and directors as a group that have vested or will vest within 60 days after February 15, 2009. Excludes 871,148 restricted stock units issued under existing and prior equity compensation arrangements to all executive officers as a group, for which the holders do not have voting rights and for which ownership has not vested, and 226,615 shares that have been deferred and that do not have voting rights.

(5)	Includes 3,000 shares of CIT common stock held in trusts for his children for which Mr. Peek has disclaimed beneficial ownership.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, as independent auditors to audit CIT’s financial statements, to review management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ending December 31, 2009, and to perform appropriate auditing services. A resolution will be presented at the meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the common stock represented at the meeting is needed to ratify the appointment. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the selection of independent auditors.

     PwC has audited our financial statements since June 2001. A member of PwC will be present at the meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to stockholders’ questions.

Fees for Professional Services

     The table below shows the aggregate fees, including out-of-pocket expenses, for professional services billed by PwC related to the years ended December 31, 2008 and December 31, 2007 (in millions):

	Year ended December 31, 2008	Year ended December 31, 2007
Audit fees (a)	$14.88	$15.20
Audit-related fees (b)	0.11	0.28
Tax fees (c)	0.44	0.69
All other fees (d)	0.01	0.01

Total Fees	$15.44	$16.18

(a)

Audit fees include fees billed for audit services related to the respective fiscal years presented, including the audit of CIT’s consolidated financial statements and effectiveness of internal controls over financial reporting, limited reviews of CIT’s unaudited interim financial statements, and as appropriate, statutory and subsidiary audits, issuances of comfort letters, consents, income tax provision procedures and assistance with review of documents filed with the Securities and Exchange Commission. The Audit fees in the 2007 column have been updated compared to the proxy statement filed on March 25, 2008 primarily to include fees for subsidiary audits related to fiscal 2007 that were agreed to after the filing of the previous proxy statement.

(b)

Audit related fees include fees billed in each of the respective years presented for assurance and related services, including audits of employee benefit plans, review of our service centers, and guidance related to emerging accounting standards.

(c)	Tax fees include fees billed in each of the respective years presented for tax services rendered for tax return preparation, tax compliance and tax advice.

(d)	All other fees include fees billed in each of the respective years presented for user licenses for access to a technical reference library.

     The Audit Committee has determined that CIT will not retain PwC for any professional services without the prior approval of the Audit Committee, except that the Audit Committee has delegated to the Audit Committee Chairman the authority to authorize management to retain PwC for professional services in which the aggregate fees are expected to be less than $150,000 in any year. In general, CIT does not retain PwC to provide information systems, tax consulting, or other consulting services. The Audit Committee has determined that the professional services provided by PwC as described above are compatible with the independent auditor maintaining its independence. The Audit Committee gave prior approval to all audit and non-audit professional services provided by PwC in 2008.

     The Board of Directors recommends a vote “For” the ratification of PricewaterhouseCoopers LLP as CIT’s independent auditors for 2009.

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to ratify the selection of our independent auditors.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE
CIT GROUP INC. LONG-TERM INCENTIVE PLAN

     On January 20, 2009, the Board of Directors unanimously approved, subject to stockholder approval, an amendment to the CIT Group Inc. CIT Group Inc. Long-Term Incentive Plan (the “LTIP”) to increase the number of shares of CIT common stock available for awards under the LTIP, as determined by the Compensation Committee of the Board of Directors. On February 23, 2009, the Compensation Committee of the Board of Directors unanimously approved, subject to stockholder approval, an increase in the number of shares of CIT common stock available for awards under the LTIP from 15,900,000 to 57,900,000 based on a share counting ratio of 1.67 as described below.

     The LTIP, which was originally approved by CIT’s stockholders in May 2006 and amended with shareholder approval in May 2008, was established for two reasons. First, the LTIP helps promote the long-term success of CIT by providing eligible individuals with opportunities to obtain a proprietary interest in CIT through the grant of equity-based awards. These awards will provide participants with incentives to contribute to CIT’s long-term growth and profitability. Second, the LTIP assists CIT in attracting, retaining, and motivating highly qualified individuals who are in a position to make significant contributions to CIT.

     The following is a summary of the principal provisions of the LTIP, but is not intended to be a complete description of all its terms and provisions. This description is qualified by reference to the plan document, which was filed as an exhibit to our Current Report on Form 8-K, filed on May 12, 2008.

     The affirmative vote of a majority of the shares represented and entitled to vote at the 2009 Annual Meeting, is required to approve these amendments to the LTIP. On March 12, 2009, the closing market price of the CIT common stock on the NYSE was $2.67.

Administration

     The LTIP is generally administered by the Compensation Committee. The Compensation Committee has full authority to construe and interpret the LTIP subject to the plan’s terms and conditions, including the authority to determine who will be granted awards, the terms and conditions of awards, and the number of shares subject to, or the cash amount payable with respect to, an award.

Eligibility

     The Compensation Committee has the authority under the LTIP to select the individuals who will be granted awards from among the officers, employees, directors, non-employee directors, consultants, advisors, and independent contractors of CIT or any parent or subsidiary of CIT. The Compensation Committee also may delegate its authority to grant awards (other than to executive officers) to appropriate officers of CIT. As of March 12, 2009, the number of eligible employees was approximately 5,199.

Number of Shares Available for Issuance

     If this Proposal Number 3 is adopted, the maximum aggregate number of shares of CIT common stock that may be issued under the LTIP will be 57,900,000, plus any shares that are available for issuance under the Prior Plan (as defined in the LTIP) or that become available for issuance upon cancellation or expiration of awards granted under the Prior Plan without having been exercised or settled. Shares issued under the LTIP may be authorized and unissued shares or may be issued shares that have been reacquired by CIT.

     The number of shares of CIT common stock remaining available for issuance will be reduced by the number of shares subject to outstanding awards under the LTIP and, for awards that are not denominated by shares of CIT common stock, by the number of shares actually delivered upon settlement or payment of the award. For each share of CIT common stock issued in respect of awards of restricted stock, restricted stock units, performance stock, performance units and other awards payable in shares of CIT common stock under the LTIP that are granted on or after the date of the 2008 Annual Meeting, the maximum aggregate number of shares of CIT common stock that may be issued under the LTIP will be reduced by 1.67 shares.

     Shares covered by awards granted under the LTIP that are forfeited or cancelled or otherwise expire without having been exercised or settled generally will become available for issuance pursuant to a new award. In addition, if an award is settled through the payment of cash or other non-share consideration, the shares subject to the award will become available for issuance pursuant to a new award. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations and exercised shares covered by a stock-settled stock appreciation right will not be available for issuance pursuant to a new award.

Types of Awards; Limits

     The Compensation Committee may grant the following types of awards under the LTIP: options; restricted stock; restricted stock units; stock appreciation rights; performance stock; performance units; and other awards based on, or related to, shares of CIT common stock. However, the LTIP contains various limits with respect to the types of awards, as follows:

  the maximum number of shares that may be issued pursuant to options and stock appreciation rights granted to any eligible individual in any calendar year is 3,000,000 shares; and

  the maximum amount of restricted stock, restricted stock units, performance stock and performance stock units that may be awarded to any eligible individual in any calendar year is ten million dollars ($10,000,000) measured as of the date of grant (with respect to awards denominated in cash) and 400,000 shares measured as of the date of grant (with respect to awards denominated in shares).

Stock Options

     A stock option is the right to acquire shares of CIT common stock at a fixed exercise price for a fixed period of time (generally up to seven years). The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of CIT common stock on the date of grant. The only exception is for options granted in substitution for options held by employees of companies that CIT acquires. In that case, the exercise price generally preserves the economic value of the options granted to the acquired employee by the acquired company. The term of a stock option may not exceed seven years.

     The Compensation Committee may grant either incentive stock options or nonqualified stock options. As described in detail below, incentive stock options entitle the participant, but not CIT, to preferential tax treatment. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, shares, a combination of cash and shares, through net settlement (meaning CIT withholds shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to CIT to pay the exercise price.

Stock Appreciation Rights

     Stock appreciation rights are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the stock appreciation right is exercised over the grant price. The grant price is set by the Compensation Committee, but cannot be less than 100% of the fair market value of CIT common stock on the date of grant. The only exception is for stock appreciation rights granted in substitution for stock appreciation rights held by employees of companies that CIT acquires. In that case, the exercise price generally preserves the economic value of the stock appreciation rights granted to the acquired employee by the acquired company. Payment to the participant on exercise may be made in cash or shares, as determined by the Compensation Committee. If the Compensation Committee determines at the time of grant that a stock appreciation right may be settled only in shares, the term may not exceed seven years. The Compensation Committee may grant stock appreciation rights in tandem with an option.

Restricted Stock

     Restricted stock awards are shares of CIT common stock that are subject to cancellation, restrictions, and vesting conditions, as determined by the Compensation Committee. The shares may be either granted or sold to the participant.

Restricted Stock Units

     Restricted stock units entitle a participant to receive one or more shares of CIT common stock in the future upon satisfaction of vesting conditions determined by the Compensation Committee. The Compensation Committee determines whether restricted stock units will be settled through the delivery of shares, cash of equivalent value, or a combination of shares and cash.

Performance Stock and Performance Units

     Performance stock and performance unit awards entitle a participant to receive a target number of shares if specified performance targets are achieved during a specified performance period. The Compensation Committee sets the performance targets and performance period at the date of grant. When the Compensation Committee determines the performance targets have been satisfied, performance stock and performance units are settled through the delivery of shares of CIT common stock, cash of equivalent value, or a combination of cash and shares.

Other Awards

     The Compensation Committee also may grant other forms of awards that generally are based on the value of shares of CIT common stock. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, may provide for the future delivery of shares to the participant, or may provide for a combination of cash payments and future delivery of shares.

Section 162(m) Performance-Based Awards

     The Compensation Committee may determine whether any award is a “performance-based” award for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “U.S. tax code.” Any awards designated to be “performance-based compensation” will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant. The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; growth in managed assets; operating earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; operating margin; total stockholder return or stock price appreciation; EBITDA (as defined in the LTIP); adjusted EBITDA; revenue; or revenue before deferral, in each case determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

     The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit. Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit), or measured relative to selected peer companies or a market index.

     The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each participant will be assigned a target number of shares of CIT common stock or cash value payable if target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period. If a participant’s performance exceeds such participant’s target performance goals, the number of shares of CIT common stock or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above. In addition, unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

Amendment and Termination; Term

     Generally, the Board may terminate, amend, modify, or suspend the LTIP at any time. CIT will obtain stockholder approval of any termination, amendment, modification, or suspension if required by applicable law or NYSE rule. Subject to limited exceptions, no termination, amendment, modification, or suspension may materially impair the rights of a participant with respect to an outstanding award without the participant’s consent. Unless terminated earlier, the LTIP will expire in 2016, on the tenth anniversary of the effective date, and no additional awards may be granted after this date.

Change of Control

     In the event of a Change of Control (as defined in the LTIP) of CIT, the Compensation Committee may take steps it considers appropriate, including accelerating vesting, modifying an award to reflect the Change of Control, or providing that outstanding awards will be assumed, or substituted for, by the surviving corporation or permitting or requiring participants to surrender options and stock appreciation rights in exchange for a cash payout equal to the difference between the highest price paid in the Change of Control and the exercise price. Generally, unless the Compensation Committee determines otherwise at the time of grant, the default treatment of outstanding awards upon a Change of Control is as follows:

  options and stock appreciation rights immediately vest in full and remain exercisable until the second anniversary of the participant’s termination of employment or, if earlier, the expiration of the award’s initial term;

  restrictions imposed on restricted stock and restricted stock units immediately lapse;

  the performance targets with respect to performance units, performance stock, or other awards that vest upon satisfaction of performance objectives shall be deemed attained at target levels; and

  the vesting of all other awards that are specified with respect to shares shall be accelerated.

Under the LTIP, the following events generally result in a Change of Control:

  one individual or entity acquires at least 35% of the voting power of CIT (the Prior Plan requires that one individual or entity acquire more than 50% of the voting power of CIT);

  a majority of CIT directors are replaced by directors not approved by the Board;

  there is a merger or consolidation of CIT that results in new stockholders having at least 50% of the voting power of CIT;

  there is a sale of all or substantially all of CIT’s assets; or

  CIT stockholders approve a plan of liquidation or dissolution.

Other Provisions

     Dividends and Dividend Equivalents. The Compensation Committee may provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding award. Any such dividends or interest may either be paid currently or may be deemed to have been reinvested in shares, and may be settled in shares, cash, or a combination of cash and shares. No dividends or dividend equivalents will be paid with respect to options or stock appreciation rights.

     Participant’s Stockholder Rights. A participant will have no rights as a stockholder with respect to shares covered by an award (including voting rights) until the date the participant or his nominee becomes the holder of record of such shares. Generally, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

     Deferrals. The Compensation Committee may permit participants to defer the payment or settlement of an award to one or more dates selected by the participant.

     Repricing of Options and Stock Appreciation Rights. Options and stock appreciation rights may not be repriced. To reprice an award means (i) to reduce the exercise or grant price, (ii) to cancel outstanding options or stock appreciation rights in exchange for cash or other awards or (iii) to grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award. This provision will not apply if (x) stockholder approval is obtained or (y) such reduction, cancellation or grant is in connection with a corporate transaction involving CIT.

     Adjustments or Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, liquidation, merger or other corporate event affecting the shares of CIT common stock, the aggregate number of shares of available for issuance under the LTIP, the various LTIP limits, and the number of shares subject to, and exercise or grant price of, outstanding awards will be appropriately adjusted by the Compensation Committee.

     Limited Transferability. Generally, an award may only be transferred upon the participant’s death to a designated beneficiary or in accordance with the participant’s will or the laws of descent or distribution, and, except for incentive stock options, pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a participant’s family member, a trust for the benefit of a family member, or a charitable organization.

New Plan Benefits

     The number of options and other awards that an individual may receive under the LTIP is in the discretion of the Compensation Committee and therefore cannot be determined in advance. Provided below is a summary of the awards granted in 2008 under the LTIP to our named executive officers; current executive officers; current non-employee directors; and all other employees.

CIT GROUP INC. LONG-TERM INCENTIVE PLAN

Name and Position	Award Type	Dollar Value ($)	Number of Units
Jeffrey M. Peek	Restricted Cash Units	$ 3,172,500	150,000
Chairman and Chief Executive Officer

Joseph M. Leone	n/a	$ —	—
Vice Chairman and Chief Financial Officer

Alexander T. Mason	Stock Options	$ 900,000	450,000
President and Chief Operating Officer	Restricted Stock Units	$ 1,100,007	129,871

James J. Duffy	Stock Options	$ 436,992	140,461
Executive Vice President – Human Resources	Restricted Stock Units	$ 655,488	52,439
	Restricted Cash Units	$ 200,016	9,457

C. Jeffrey Knittel	Stock Options	$ 239,885	77,105
President, Transportation Finance	Restricted Stock Units	$ 359,825	28,786
	Restricted Cash Units	$ 1,000,014	47,282

Lawrence A. Marsiello	n/a	$ —	—
Former Vice Chairman and Chief Lending Officer

Non-NEO Executive Officers as a Group	Stock Options	$ 907,330	291,640
	Performance Accelerated Restricted Stock	$ 900,788	72,063
	Restricted Stock Units	$ 460,200	36,816
	Restricted Cash Units	$ 825,062	39,010

Non-Employee Director Group	Stock Options	$ 630,000	213,750
	Restricted Stock	$ 757,666	90,872

Non-Executive Officer Employee Group	Stock Options	$ 14,906,394	4,682,802
	Performance Accelerated Restricted Stock	$ 1,898,188	151,855
	Restricted Stock Units	$ 26,797,348	3,155,959
	Restricted Cash Units	$ 22,115,389	1,558,846

U.S. Federal Income Tax Consequences

     Nonqualified Stock Options and Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of a nonqualified stock option or stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the amount the fair market value of the shares on the exercise date exceeds the exercise or grant price. Upon subsequent sale of the acquired shares, any additional gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year.

     Incentive Stock Options. A participant will not recognize taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the participant exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the shares have been held for more than one year.

     Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units. A participant will not recognize taxable income upon the grant of restricted stock, restricted stock units, performance stock, or performance stock units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the participant paid. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year. For restricted stock only, the participant may instead elect to be taxed at the time of grant. If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

     Tax Effect for CIT. CIT generally will receive a deduction for any ordinary income recognized by a participant with respect to an award. However, special rules limit the deductibility of compensation paid to named executive officers. Under Section 162(m) of the U.S. tax code, the annual compensation paid to named executive officers may not be deductible to the extent it exceeds $1,000,000. However, CIT may preserve the deductibility of compensation over $1,000,000 if certain conditions are met. These conditions include stockholder approval of the LTIP, setting limits on the number of shares that may be issued pursuant to awards, and, for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award will be paid or vest. As described above, the LTIP has been designed to permit the Compensation Committee to grant awards that qualify as “performance-based compensation” for purposes of Section 162(m) and to exclude these awards from the $1,000,000 calculation.

     The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion of U.S. Federal tax consequences, and does not cover other aspects of an individual’s unique tax situation, such as the tax consequences of deferred compensation or state and local taxes.

     The Board of Directors recommends a vote “For” amending the CIT Group Inc. Long-Term Incentive Plan, to increase the number of shares available under the LTIP.

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the amendment of the LTIP.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE
CIT GROUP INC. EMPLOYEE STOCK PURCHASE PLAN

     On January 20, 2009, the Board of Directors unanimously approved, subject to stockholder approval, an amendment to the CIT Group Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of CIT common stock available for awards under the ESPP, as determined by the Compensation Committee of the Board of Directors. On February 23, 2009, the Compensation Committee of the Board of Directors unanimously approved, subject to stockholder approval, an increase in the number of shares of CIT common stock available for awards under the ESPP from 1,000,000 to 3,000,000.

     The ESPP covers eligible employees of CIT and certain of its subsidiaries, and provides participants with an opportunity to purchase shares of Common Stock through payroll deductions. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. tax code. The ESPP became effective October 1, 2002 (with the first purchases under the ESPP taking place on December 31, 2002), was approved by stockholders on May 28, 2003, and was amended and restated as of January 1, 2006.

     The following is a summary of the principal provisions of the ESPP, but is not intended to be a complete description of all its terms and provisions. This description is qualified by reference to the plan document, a copy of which is attached to this proxy statement as Appendix A.

     The affirmative vote of a majority of the shares represented and entitled to vote at the 2009 Annual Meeting, is required to approve these amendments to the ESPP. On March 12, 2009, the closing market price of the CIT common stock on the NYSE was $2.67.

Administration

     The Employee Benefit Plans Committee of CIT (the “EBP Committee”) administers the ESPP. The EBP Committee has full authority to construe and interpret the ESPP subject to the plan’s terms and conditions.

Eligibility

     All of CIT’s employees located in the United States and Canada who are customarily employed for at least 20 hours per week by CIT or by a participating subsidiary are generally eligible to participate in the ESPP. However, employees who have been classified by the Company as having a salary band of 418 or above and either (1) qualify as highly compensated Employees under Section 423(b)(4)(D) of the U.S. tax code or (2) have been employed by the Company or a participating subsidiary for less than two years, are ineligible to participate. As of March 12, 2009, the number of eligible employees was approximately 3,955.

Number of Shares Available for Issuance

     If this Proposal Number 4 is adopted, the maximum number of shares of Common Stock that will be available for sale under the ESPP is 3,000,000, subject to adjustment by CIT upon a change in the capitalization of CIT.

Stock Purchases

     Prior to each calendar quarter of the ESPP (an “Offering Period”), a participant may authorize payroll deductions to be taken from his or her base salary to be used to purchase shares of Common Stock under the ESPP. The rate of payroll deductions may be between 1% and 10% of the participant’s base salary.

     Options are granted to participants on the first day of each Offering Period to purchase up to a number of shares of Common Stock equal to (x) the total amount of payroll deductions accumulated during the Offering Period divided by (y) the option price per share. The option price per share is 85% fair market value of a share of Common Stock on the last business day of an Offering Period. The fair market value of a share of Common Stock is the closing trading price of a share of Common Stock on the New York Stock Exchange.

     The option to purchase shares of Common Stock under the ESPP is automatically exercised on the last day of the Offering Period. The maximum number of whole shares (and fractional shares, if allowed) of Common Stock subject to the option will be purchased for the participant at the applicable option price with the payroll deductions accumulated during the Offering Period. In any calendar year, no participant may purchase shares of Common Stock which have a fair market value that exceeds $25,000, based upon the fair market value on the date that the option to purchase such shares of Common Stock is granted to the participant.

     The shares of Common Stock to be sold to participants under the ESPP may, at the election of CIT, be treasury shares, authorized but unissued shares or publicly traded shares. If the shares of Common Stock to be sold to participants under the ESPP are publicly traded shares, CIT will contribute 15% of the purchase price, determined by the fair market value of a share of Common Stock. Participants may enroll in, or increase or decrease their rate of payroll deductions under, the ESPP at any time to be effective for the next Offering Period. A participant may not increase or decrease the rate of payroll deductions during an Offering Period to be effective for that Offering Period.

     No interest accrues on the payroll deductions held in a participant’s account under the ESPP. Cash dividends for the shares of Common Stock held in a participant’s account are automatically invested in shares of Common Stock at the fair market value of the shares of Common Stock on the date that the cash dividends are invested in such shares (with no contribution by CIT for any discount toward the purchase of such shares of Common Stock). Shares of Common Stock purchased with cash dividends are held in a participant’s account under the ESPP.

Amendment and Termination

     The ESPP may be amended or terminated at any time by the EBP Committee; however, no amendment or termination that would impair the rights of any participant under the ESPP may be made without the participant’s consent. CIT will obtain stockholder approval of any amendment or termination to the extent required by applicable law or NYSE rule.

Other Provisions

     Participants’ Stockholder Rights. A participant will have the right to vote shares of Common Stock held in the participant’s account under the ESPP. However, a participant has no interest or voting right in shares of Common Stock covered by an option until such option has been exercised under the provisions of the ESPP.

     Participants’ Right to Withdrawal. Participants may withdraw all, but not less than all, payroll deductions accumulated during the Offering Period at any time prior to 15 days before the end of the Offering Period by giving notice to the EBP Committee. If a participant withdraws from the ESPP, the accumulated payroll deductions will be paid to the participant as promptly as administratively possible and no further payroll deductions will be made for the participant for such Offering Period. A participant’s withdrawal from the ESPP during one Offering Period does not affect such participant’s eligibility to participate in subsequent Offering Periods. However, in such a case, the participant must authorize the resumption of payroll deductions and the rate of such payroll deductions. A participant’s termination of employment for any reason or failure to remain in the continuous employ of CIT or a participating subsidiary for at least 20 hours per week during the Offering Period shall constitute a withdrawal from the ESPP.

     Limited Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option to receive shares of Common Stock under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided to a beneficiary in accordance with the provisions of the ESPP) by the participant.

New Plan Benefits

     Because participants participate in the ESPP in their discretion, the amount and dollar value of future benefits are not determinable at this time.

Federal Income Tax Consequences

     The ESPP is intended to comply with the provisions of Section 423 of the U.S. tax code as an “employee stock purchase plan.”

Tax Effects on Participants.

     The payroll deductions authorized by a participant under the ESPP continue to be taxable income to the participant in the year such amounts are earned. Such income is subject to taxation to the same extent (federal, state and local) as other compensation income received by the participant. However, a participant will not recognize income either upon enrollment in the ESPP or upon any purchase of shares of Common Stock under the ESPP. All tax consequences are deferred until a participant sells the shares of Common Stock acquired under the ESPP, disposes of such shares by gift, or dies.

     The tax treatment with respect to a disposition of shares of Common Stock purchased pursuant to an option under the ESPP depends on whether such shares of Common Stock are disposed of within the holding period provided under Section 423 of the U.S. tax code. Under Section 423 of the U.S. tax code, the required holding period is the later of (i) two years after the date of the option grant or (ii) one year after the option exercise date. The required holding period is also satisfied if the participant dies while holding shares of Common Stock acquired under the ESPP. If a disposition does not satisfy the required holding period under Section 423 of the U.S. tax code, such disposition is called a “disqualifying disposition.” If a disqualifying disposition occurs, the participant must recognize as ordinary income, in the year of such disqualifying disposition, the difference between the fair market value of the shares of Common Stock on the date that the option is exercised and the option’s exercise price.

     Since the ESPP provides that the option price per share of Common Stock shall be 85% of the fair market value of a share of Common Stock on the last business day of an Offering Period, a participant who satisfies the required holding period under Section 423 of the U.S. tax code must include as ordinary income at the time of sale or other taxable disposition of the shares of Common Stock purchased pursuant to an option, or upon the participant’s death while still holding the shares of Common Stock purchased pursuant to an option exercised under the ESPP, the lesser of:

  the amount, if any, by which the fair market value of the shares of Common Stock when the option was exercised exceeds the option price; or

  the amount, if any, by which the fair market value of the shares of Common Stock at the time of such disposition or death exceeds the option price paid.

     The basis of the shares of Common Stock purchased pursuant to an option will be increased by the amount of ordinary income recognized. If a participant satisfies the applicable holding period with respect to the shares of Common Stock purchased pursuant to an option, such shares of Common Stock would be eligible for capital gains treatment under the of the U.S. tax code.

     Tax Effect for CIT. CIT will be entitled to a tax deduction equal to the amount of payroll deductions authorized by a participant under the ESPP to the same extent as other compensation paid to the participant. With respect to CIT’s 15% contribution, if a participant satisfies the applicable holding period, CIT will not be entitled to any tax deduction for any income recognized by the participant. If a disqualifying disposition (as explained below) occurs, CIT will be entitled to a tax deduction equal to the amount that the participant includes as ordinary income in the year in which the disqualifying disposition occurs.

     The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion of U.S. Federal tax consequences and does not cover other aspects of an individual’s unique tax situation, such as state and local taxes.

     The Board of Directors recommends a vote “For” amending the CIT Group Inc. Employee Stock Purchase Plan, to increase the number of shares available under the ESPP.

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the amendment of the ESPP.

PROPOSAL 5

APPROVAL OF THE ISSUANCE OF COMMON STOCK
TO PERMIT FULL EXERCISE OF THE WARRANT ISSUED TO THE U.S. TREASURY

Background

     In 2008, as financial market disruptions continued and economic conditions further deteriorated, the strategic decision was reached to convert CIT into a bank holding company. This conversion, which occurred in December 2008, permitted the Company to participate in the voluntary Capital Purchase Program (the “CPP”) announced by the United States Department of the Treasury (the “Treasury”) in October 2008. This program provided CIT with access to additional permanent capital on terms significantly more favorable than those the Company could have obtained, if at all, from the capital markets. Consequently, on December 31, 2008, the Company issued and sold to the U.S. Treasury 2,330,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series D, par value $0.01, having a liquidation preference of $1,000.00 per share (the “Series D Preferred Stock”) for an aggregate purchase price of $2.33 billion in cash. Proceeds received from the sale of the Series D Preferred Stock to the U.S. Treasury, together with two voluntary exchange offers (equity units and notes) and a common stock offering, strengthened the Company’s regulatory capital and enabled the Company to meet the capital requirements necessary to convert to a bank holding company. If the Company’s application to participate in the Temporary Liquidity Guarantee Program of the Federal Deposit Insurance Corporation and its application to the Board of Governors of the Federal Reserve System for an exemption to transfer assets into CIT Bank are both granted, the Company anticipates that it will be able to continue its lending and leasing activities and operations principally serving its small business, middle market, and other customers.

     CIT also issued and sold to the Treasury a ten-year warrant (the “Warrant”) to purchase up to 88,705,584 shares (“Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) which represents 23% of its Common Stock outstanding as of December 31, 2008. The Company agreed to have the Warrant Shares eligible for listing on the New York Stock Exchange.

     The per share exercise price is $3.94 which represented the average closing price for a share of Common Stock for the 20 business days immediately prior to December 23, 2008 (the date the Company received approval from the Treasury to participate in the CPP). If stockholder approval is not obtained for the Incremental Shares (as defined under NYSE Stockholder Approval Requirement, below), the exercise price for all of the Warrant Shares will be reduced by $0.59 per share on each six month anniversary of the date of the Warrant, up to a maximum reduction of $1.77 per share.

     The ultimate number of shares of the Common Stock issuable under the terms of the Warrant and the exercise price of the Warrant are subject to certain adjustments as set forth in the Warrant, including, among others, upon the issuance in certain circumstances of shares of Common Stock or securities convertible into shares of Common Stock. The number of shares of Common Stock also will be adjusted in the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than the aggregate liquidation preference of the Series D Preferred Stock ($2.33 billion), in which event the number of the shares of the Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by 44,352,792 shares which equals one-half of the shares of the Common Stock originally covered by the Warrant. Qualified Equity Offerings are defined in the Letter Agreement, dated December 23, 2008, and the Securities Purchase Agreement –Standard Terms attached thereto (together, the “Purchase Agreement”) and include offerings of stock for cash that CIT could include in its Tier 1 capital. The Company has no present plans, arrangements and/or understandings to make any Qualified Equity Offerings.

     Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of the Common Stock issued upon exercise of the Warrant.

     A copy of each of the Purchase Agreement, the letter amendment dated December 31, 2008 between the Company and the Treasury, and the Warrant Agreement is attached to this proxy statement as Appendix B, Appendix C and Appendix D, respectively. A copy of the Designations for the Series D Preferred Stock and Form of Specimen Stock Certificate for the Series D Preferred Stock were filed as exhibits to our Form 8-K dated January 5, 2009.

NYSE Stockholder Approval Requirement

     Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) and we, therefore, are subject to the rules and regulations of the NYSE. NYSE Listed

Company Manual Section 312.03 requires stockholder approval prior to the issuance of securities exercisable for shares of the Common Stock in any transaction or series of transactions if (1) the shares of common stock will have upon issuance voting power equal to 20% or more of the voting power outstanding before the issuance of the securities exercisable for common stock, or (2) the number of shares of common stock to be issued will be upon issuance equal to 20% or more of the number of shares of common stock outstanding before the issuance of the securities exercisable for common stock.

     At the date of issuance, the Warrant is exercisable for up to 77,648,260 shares of Common Stock, which represented 19.9% of the Company’s outstanding Common Stock, without stockholder approval. Because the Warrant Shares represented 23% of the Company’s outstanding Common Stock at the date of issuance, we are required by Section 312.03 of the New York Stock Exchange Listed Company Manual to obtain stockholder approval for the issuance of the 11,057,324 incremental number of Warrant Shares (“Incremental Shares”) that, upon issuance, would cause the total number of Warrant Shares issued to equal or exceed 20% of our Common Stock outstanding as of December 31, 2008, the issuance date of the Warrant. If the Incremental Shares are not approved, the Company will still be obligated upon exercise of the Warrant to issue up to 77,648,260 shares of Common Stock, subject to adjustment of the exercise price.

Consequences of the Proposal to Stockholders

     Stockholder approval will eliminate any future costs and time to the Company and management that would otherwise arise as a result of “penalty” provisions for the failure to obtain stockholder approval of the Proposal. Pursuant to the agreement, CIT is contractually obligated to hold stockholder meetings and solicit its stockholders to approve the issuance of the Incremental Shares (and the Board of Directors must recommend approval of any such proposal) at a meeting of its stockholders no less than once in each subsequent six-month period beginning on January 1, 2009 until such approval has been obtained.

     Further, approval of the proposal at our 2009 Annual Meeting will terminate the materially adverse exercise price adjustment provision which provides that unless and until stockholder approval is obtained, the Warrant exercise price (subject to adjustment), currently $3.94 per share will be reduced by $0.59 per share on each six month anniversary of the issuance date of the Warrant, up to a maximum reduction of $1.77 per share. Such a result would be highly dilutive to stockholders. Moreover, the mere existence of this exercise price adjustment likely would put downward pressure on the market price of the Common Stock, which would adversely affect the market value of the Common Stock, a result that would not be in the interests of either our stockholders or the Company.

     The Warrant terms provide that following the 18-month anniversary of the issuance date of the Warrant and until such date as the Company receives stockholder approval for the issuance of the Incremental Shares and the Treasury is then able to exercise the Warrant in full, the Treasury may cause the Company to exchange all or a portion of the Warrant for an economic interest (to be determined by the Treasury after consultation with the Company) of the Company classified as permanent equity under U.S. generally accepted accounting principles having a value equal to the fair market value of the portion of the Warrant so exchanged. Approval of the Proposal will eliminate this provision and the adverse consequences and uncertainties associated therewith that could adversely affect any possible future capital raising transaction.

     If approved, the number of shares of Common Stock (subject to adjustment) issuable upon exercise of the Warrant would represent 23% of additional shares of Common Stock, or an additional 3.1% above the number of shares now issuable under the 19.9% cap. While this net 3.1% additional number (which is subject to adjustment) would have a dilutive effect on economic interests of other stockholders and but for an agreement by the Treasury not to vote any shares of Common Stock beneficially owned by it, on the voting power of the other stockholders, these dilutive consequences must be balanced against eliminating the penalty provisions described above.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote “FOR” the issuance of the 11,057,324 incremental shares of the Common Stock that may be issuable (including shares issuable upon adjustment) upon exercise of the Warrant.

     The affirmative vote of a majority of the shares represented at the Annual Meeting is required, provided that the total vote cast on the proposal represents a majority of the shares outstanding and entitled to vote, to approve the issuance of the incremental shares of our Common Stock, that would cause the total number of shares issued to equal or exceed 20% of the number of shares of common stock outstanding as of December 31, 2008, that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program.

PROPOSAL 6

STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

     The American Recovery and Reinvestment Act of 2009 (the “Act”), which was signed into law on February 17, 2009, requires recipients of financial assistance under the Troubled Assets Relief Program (“TARP”), such as CIT, to permit a separate non-binding stockholder vote to approve the compensation of executives as disclosed pursuant to the compensation disclosure rules of the SEC. The Act provides that TARP recipients shall permit such a non-binding stockholder vote at any annual meeting of stockholders that occurs during the period in which any obligation arising from financial assistance provided under the TARP remains outstanding (other than obligations relating to the common stock purchase warrant issued to the Department of Treasury).

     The Board therefore is providing you, as a stockholder, the opportunity to approve CIT’s compensation of executives and recommends that you approve, in an advisory vote, the following resolution:

RESOLVED, that the stockholders approve the compensation of CIT’s executives, as disclosed pursuant to the compensation disclosure rules of the SEC (including the CD&A, the compensation tables, and any related material).

     As provided for in the Act, your vote is advisory only and therefore is not binding upon the Board. The Act further provides that your vote cannot be construed as overruling a decision by the Board, nor to create or imply any additional fiduciary duty by the Board, nor to restrict or limit the ability of our stockholders to make proposals for inclusion in future proxy materials related to executive compensation.

     The Board of Directors recommends a vote “For” approving the compensation of CIT’s executives, as described in this Proxy Statement.

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the compensation for our executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

OTHER BUSINESS

     CIT’s management does not intend to bring any business before the 2009 Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the 2009 Annual Meeting, it is intended that the persons named in the proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority of the persons named in the proxy extends to matters which the Board does not know are to be presented at the meeting by others and any proposals of stockholders that were submitted after the deadline.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2010 ANNUAL MEETING

     Stockholder proposals to be included in the proxy statement for CIT’s next annual meeting must be received by the Secretary of CIT not later than December 1, 2009.

     Also, under CIT’s By-Laws, nominations for director or other business proposals to be addressed at the meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of CIT not later than the close of business on February 11, 2010 and not earlier than January 12, 2010. The notice must contain the information required by CIT’s By-Laws.

     These advance notice provisions are in addition to, and separate from, the requirements which a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

     Copies of CIT’s By-Laws are available on CIT’s website at www.cit.com or may be obtained from the Secretary.

By Order of the Board of Directors

/s/ Robert J. Ingato

Robert J. Ingato
Executive Vice President
General Counsel and Secretary
April 1, 2009

Appendix A

CIT Group Inc.

Employee Stock Purchase Plan

(Including Amendments through May 12, 2009)

     The following constitute the provisions of the CIT Group Inc. Employee Stock Purchase Plan of the CIT Group Inc., a Delaware corporation.

      Section 1. Purpose.

      The purpose of the Plan is to provide employees of the Company and its Participating Subsidiaries with an opportunity to purchase shares of Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      Section 2. Definitions.

      2.1. “Account” shall mean the account established for each Participant under the Plan.

      2.2. “Base Salary” shall mean an Employee’s salary or wages for each pay period during any Offering Period as determined from the payroll records of the Company.

      2.3. “Board” shall mean the Board of Directors of the Company.

      2.4. “Broker” shall mean the brokerage firm designated in Section 9.

      2.5. “Closing Date” shall mean the last business day of each Offering Period.

      2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended.

      2.7. “Committee” shall mean the Employee Benefits Committee of the Company.

      2.8. “Common Stock” shall mean the common stock of the Company.

      2.9. “Company” shall mean the CIT Group Inc., a Delaware corporation, and its successors.

      2.10. “Employee” shall mean any person who is customarily employed for at least twenty (20) hours per week by the Company or a Participating Subsidiary.

      2.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      2.12. “Fair Market Value” shall mean on any day, with respect to Common Stock of the Company which is (a) listed on a United States securities exchange, the last sales price of such stock on such day on the New York Stock Exchange (“NYSE”), or if the Common Stock is not then listed on the NYSE, the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such stock as determined from time to time by the Board in good faith in its sole discretion.

      2.13. “Offering Date” shall mean the first business day of each Offering Period.

      2.14. “Offering Period” shall mean each three (3) month period when Options for shares of Common Stock are offered by the Company, as described in Section 4 hereof.

      2.15. “Option” shall mean the right of a Participant to purchase shares of Common Stock of the Company under the Plan.

      2.16. “Participant” shall mean an Employee of the Company or Participating Subsidiary who is enrolled in the Plan in accordance with Section 3 hereof.

      2.17. “Participating Subsidiary” shall mean any Subsidiary that the Company has deemed eligible to participate in the Plan from time to time.

      2.18. “Plan” shall mean the CIT Group Inc. Employee Stock Purchase Plan.

      2.19. “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      Section 3. Eligibility.

      3.1. Initial Eligibility. Except as provided in this Section, any Employee who shall be employed by the Company or a Participating Subsidiary shall be eligible to participate in the Plan as soon as administratively possible. An Employee is ineligible to participate in the Plan for any Offering Period commencing on or after January 1, 2006 if, as of the Offering Date in such Offering Period, the Employee has been classified by the Company as having a salary band of 418 or above and either (1) qualifies as a highly compensated Employee under Section 423(b)(4)(D) of the Code or (2) has been employed by the Company or a Participating Subsidiary for less than two years. An eligible Employee may participate in the Plan as of any Offering Period following the Employee’s commencement of employment with the Company or a Participating Subsidiary, provided that the Employee authorizes payroll deductions no later than the fifteenth day of the month prior to the commencement of the applicable Offering Period.

      3.2. Limit on Options. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) if, immediately after the grant, such Employee would own shares of Common Stock or hold outstanding options to purchase shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) which causes him or her to purchase shares of Common Stock under all employee stock purchase plans of the Company and its Subsidiaries which have a Fair Market Value which exceeds Twenty-Five Thousand Dollars ($25,000) (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

      Section 4. Offering Dates. The Plan shall be implemented by one offering during each calendar quarter period, beginning on the Effective Date (as defined below) and continuing until terminated in accordance with Section 21 hereof. The Offering Periods shall be as follows:

January 1- March 31

April 1 -June 30

July 1 - September 30

October 1 -December 31

      The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

      Section 5. Participation. An eligible Employee may become a Participant in the Plan by authorizing payroll deductions in such form or manner as the Company may prescribe prior to the applicable Offering Date. Once authorized, such authorization for payroll deductions shall commence on the first Offering Date as soon as administratively feasible after authorization is effected and shall remain effective for all subsequent Offering Periods until the Participant withdraws from the Plan as provided in Section 11 hereof or, subject to Section 6 hereof, authorizes a change in the amount of his or her payroll deductions.

      Section 6. Payroll Deductions.

      6.1. Election of Deduction Percentage. At the time a Participant authorizes payroll deductions, he or she shall elect to have payroll deductions made on each payday during subsequent Offering Periods at a rate between one percent (1%) and ten percent (10%) of Base Salary (such percentage representing a whole number percentage).

      6.2. No Additional Payments. All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into such Account.

      6.3. Changes in Deduction Percentage. A Participant may increase or decrease his or her rate of payroll deductions (within the limitations set forth in Section 6.1 hereof) to be effective as soon as administratively feasible during the next Offering Period by authorizing a new rate of payroll deductions.

      6.4. Requirement of Continuation of Deductions. A Participant must continue payroll deductions for the duration of the Offering Period in order to exercise an Option in accordance with Section 8 hereof. In the event that a Participant does not continue payroll deductions for the entire Offering Period, such Participant shall be treated as withdrawing from such Offering Period in accordance with Section 11.1 hereof.

      Section 7. Grant of Option.

      7.1. Number of Option Shares. On each Offering Date, each eligible Employee participating in the Plan shall be granted an Option to purchase (at the per share Option price) up to a number of shares of the Company’s Common Stock determined by dividing the Employee’s payroll deductions to be accumulated during the Offering Period (not to exceed an amount equal to ten percent (10%) of his or her Base Salary during the applicable Offering Period) by the Option price, determined in accordance with this Section 7.

      7.2. Option Price Per Share. For Offering Periods beginning on or after January 1, 2006, the Option price per share of such shares of Common Stock shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Closing Date. For Offering Periods beginning prior to December 31, 2005, the Option price per share of such shares of Common Stock shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Closing Date.

      Section 8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 11 hereof, his or her Option for the purchase of shares of Common Stock will be exercised automatically on the Closing Date, and the maximum number of whole shares (and fractional shares if fractional share transactions may then be effectuated under the Plan) of Common Stock subject to the Option will be purchased for him or her at the applicable Option price with the accumulated payroll deductions in his or her Account. During his or her lifetime, a Participant’s Option to purchase shares of Common Stock hereunder is exercisable only by him or her.

      Section 9. Designation of Broker and Participant’s Account with Broker. The Company has designated a registered broker-dealer and its affiliates to open and maintain an Account for each Participant. The Company reserves the right to change such designation at any time by action of the Committee without prior notice to Participants, and the Broker has reserved the right to terminate its services as Broker under the Plan at any time. The Broker shall deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its shareholders. The whole and fractional shares in each Participant’s Account shall be voted in accordance with the Participant’s signed proxy instructions duly delivered to the Broker by mail or otherwise, in accordance with the rules applicable to stock listed on the New York Stock Exchange.

      Section 10. Delivery of Certificates. A Participant may request, in accordance with Section 22 hereof, that the Company arrange for the delivery of a certificate representing the number of whole shares of Common Stock of the Company purchased upon exercise of the Participant’s Option as promptly as practicable after each Closing Date. A Participant may not require delivery for a fractional share, but may instruct the Broker to sell the fractional share. In connection with the delivery of certificates to a Participant, the Committee may, in its sole discretion, impose a reasonable charge.

      Section 11. Withdrawal; Termination of Employment.

      11.1. Withdrawals from Account. A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account under the Plan at any time prior to the Closing Date by giving notice to the Committee in such form or manner as the Committee may prescribe. All of the Participant’s payroll deductions credited to his or her Account will be paid to him or her as soon as administratively possible after receipt of his or her notice of withdrawal and his or her Option for the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made during such Offering Period.

      11.2. Termination of Employment. Upon termination of the Participant’s employment prior to the Closing Date for any reason, including retirement or death, the payroll deductions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as administratively possible, and his or her Option will be automatically terminated.

      11.3. Reduction of Hours. In the event an Employee fails to remain in the continuous employ of the Company or a Participating Subsidiary for at least twenty (20) hours per week during the Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Account will be returned to him or her as soon as administratively possible and his or her Option will be terminated.

      11.4. Eligibility After Withdrawal. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company. However, in such a case, the Participant must authorize the resumption of payroll deductions and the rate of such payroll deductions.

      Section 12. No Interest. No interest shall accrue on the payroll deductions held in the Account of a Participant in the Plan.

      Section 13. Stock.

      13.1. Shares Subject to Plan. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be three million (3,000,000), subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof. The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, authorized but unissued shares or publicly traded shares. If at the termination of any Offering Period the total number of shares of Common Stock which would otherwise be subject to Options granted pursuant to Section 7.1 hereof exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which Options have been exercised or are then outstanding), the Company shall promptly notify the Participants, and shall, in its sole discretion (i) make a pro rata allocation of the shares of Common Stock remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the Offering Period without issuance of any shares of Common Stock or (iii) obtain shareholder approval for an increase in the number of shares of Common Stock authorized under the Plan such that all Options could be exercised in full. The Company may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuances of any shares of Common Stock under the Plan for such time as is necessary to attempt to obtain shareholder approval for any increase in shares of Common Stock authorized under the Plan. The Company shall promptly notify Participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account under the Plan at any time prior to such notification from the Company. In the event the Company determines to effect (i) or (ii) above, it shall promptly upon such determination return to each Participant all payroll deductions not applied towards the purchase of shares of Common Stock.

      13.2. Rights in Stock before Exercise. The Participant will have no interest or voting right in shares of Common Stock covered by his or her Option until such Option has been exercised.

      13.3. Registration of Stock upon Exercise. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

      Section 14. Dividends. Cash dividends for shares of Common Stock in Participants’ Accounts under the Plan shall not be distributed to Participants directly, but shall be automatically invested in shares of Common Stock at the full Fair Market Value on the date of such investment as soon as administratively possible after such dividends are paid by the Company. Such shares of Common Stock will be held in Accounts under the Plan.

      Section 15. Administration. The Plan shall be administered by the Committee. The administration, interpretation or application of the Plan by the Committee shall be final, conclusive and binding upon all Participants.

      Section 16. Designation of Beneficiary. The beneficiary or beneficiaries of the Participant to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan in the event of such

Participant’s death prior to delivery to him or her of such shares of Common Stock and cash shall be determined under the Company’s Group Life Insurance Plan. A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company’s Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime.

      Section 17. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 hereof.

      Section 18. No Segregation of Funds. The Company shall not be obligated to segregate payroll deductions received or held by the Company under the Plan. Such payroll deductions shall be used to purchase shares of Common Stock under the Plan in accordance with Section 8 hereof.

      Section 19. Reports. Individual Accounts will be maintained for each Participant in the Plan. Statements of Account will be given to Participants within a reasonable period of time following each Closing Date.

      Section 20. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each Option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under Option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board or the Compensation and Governance Committee of the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

      The Board or the Compensation and Governance Committee of the Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Option under the Plan, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

      Section 21. Amendment and Termination of the Plan.

      21.1. Amendment and Termination. The Committee may at anytime amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Option theretofore granted without his or her consent.

      21.2. Shareholder Approval of Amendments. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Exchange Act or with Section 423 of the Code (or any successor statute or rule or other applicable law, rule or regulation), such shareholder approval to be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

      21.3. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted hereunder and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

      Section 22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications to a Participant by the Company shall be deemed to have been duly given when sent by the Company by regular mail to the address of the Participant on the human resources records of the Company.

      Section 23. Conditions Upon Issuance of Shares of Common Stock. Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      Section 24. Plan Not an Employment Contract. This Plan is not nor shall anything contained herein be deemed to give any Employee or other individual any right to be retained in his or her employer’s employ or to in anyway limit or restrict his or her employer’s right or power to discharge any Employee or other individual at any time and to treat such Employee without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

      Section 25. Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the state of New Jersey under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided that any such submission by the Participant must be made within two years of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

      Section 26. Legal Construction.

      26.1. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New Jersey.

      26.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

      26.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      29.4. Requirement of Law. The operation of the Plan and the payment of benefits under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals as may be required.

      Section 27. Effective Date and Approval of Plan by Shareholders. The Plan shall become effective on the first day of the first Offering Period beginning as soon as administratively practicable after the Company commences the public sale of Common Stock (the “Effective Date”), subject however, to receipt of approval of the Plan by shareholders of the Company in accordance with Section 423(b)(2) of the Code.

Appendix B

UST Seq. Number 247

UNITED STATES DEPARTMENT OF THE TREASURY
1500 PENNSYLVANIA AVENUE, NW
WASHINGTON, D.C. 20220

Dear Ladies and Gentlemen:

     The company set forth on the signature page hereto (the “Company”) intends to issue in a private placement the number of shares of a series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares,”) and a warrant to purchase the number of shares of its common stock set forth on Schedule A hereto (the “Warrant” and, together with the Preferred Shares, the “Purchased Securities”) and the United States Department of the Treasury (the “Investor”) intends to purchase from the Company the Purchased Securities.

     The purpose of this letter agreement is to confirm the terms and conditions of the purchase by the Investor of the Purchased Securities. Except to the extent supplemented or superseded by the terms set forth herein or in the Schedules hereto, the provisions contained in the Securities Purchase Agreement - Standard Terms attached hereto as Exhibit A (the “Securities Purchase Agreement”) are incorporated by reference herein. Terms that are defined in the Securities Purchase Agreement are used in this letter agreement as so defined. In the event of any inconsistency between this letter agreement and the Securities Purchase Agreement, the terms of this letter agreement shall govern.

     Each of the Company and the Investor hereby confirms its agreement with the other party with respect to the issuance by the Company of the Purchased Securities and the purchase by the Investor of the Purchased Securities pursuant to this letter agreement and the Securities Purchase Agreement on the terms specified on Schedule A hereto.

     This letter agreement (including the Schedules hereto) and the Securities Purchase Agreement (including the Annexes thereto) and the Warrant constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. This letter agreement constitutes the “Letter Agreement” referred to in the Securities Purchase Agreement.

     This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

***

     In witness whereof, this letter agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

UNITED STATES DEPARTMENT OF THE TREASURY

By:		/s/ Neel Kashkari

	Name:	Neel Kashkari
	Title:	Interim Assistant Secretary
For Financial Stability

CIT GROUP INC.

By:		/s/ Glenn A. Votek

	Name:	Glenn A. Votek
	Title:	Executive Vice President and Treasurer

Date: December 23, 2008

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

STANDARD TERMS

4.12	Predominantly Financial	30

	Article V

	Miscellaneous
5.1	Termination	30
5.2	Survival of Representations and Warranties	30
5.3	Amendment	30
5.4	Waiver of Conditions	31
5.5	Governing Law: Submission to Jurisdiction, Etc.	31
5.6	Notices	31
5.7	Definitions	31
5.8	Assignment	32
5.9	Severability	32
5.10	No Third Party Beneficiaries	32

LIST OF ANNEXES

ANNEX A:	FORM OF CERTIFICATE OF DESIGNATIONS FOR PREFERRED STOCK

ANNEX B:	FORM OF WAIVER

ANNEX C:	FORM OF OPINION

ANNEX D:	FORM OF WARRANT

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.7(b)
Agreement	Recitals
Appraisal Procedure	4.9(c)(i)
Appropriate Federal Banking Agency	2.2(s)
Bank Holding Company	4.11
Bankruptcy Exceptions	2.2(d)
Benefit Plans	1.2(d)(iv)
Board of Directors	2.2(f)
Business Combination	4.4
business day	1.3
Capitalization Date	2.2(b)
Certificate of Designations	1.2(d)(iii)
Charter	1.2(d)(iii)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(n)
Common Stock	Recitals
Company	Recitals
Company Financial Statements	2.2(h)
Company Material Adverse Effect	2.1 (a)
Company Reports	2.2(i)(i)
Company Subsidiary; Company Subsidiaries	2.2(i)(i)
control; controlled by; under common control with	5.7(b)
Controlled Group	2.2(n)
CPP	Recitals
EESA	1.2(d)(iv)
ERISA	2.2(n)
Exchange Act	2.1 (b)
Fair Market Value	4.9(c)(ii)
Federal Reserve	4.11
GAAP	2.1 (a)
Governmental Entities	1.2(c)
Holder	4.5(k)(i)
Holders’ Counsel	4.5(k)(ii)
Indemnitee	4.5(g)(i)
Information	3.5(b)
Initial Warrant Shares	Recitals
Investor	Recitals
Junior Stock	4.8(c)
knowledge of the Company; Company’s knowledge	5.7(c)
Last Fiscal Year	2.1 (b)
Letter Agreement	Recitals
officers	5.7(c)
Parity Stock	4.8(c)
Pending Underwritten Offering	4.5(1)
Permitted Repurchases	4.8(a)(ii)
Piggyback Registration	4.5(a)(iv)

Term	Location of Definition
Plan	2.2(n)
Preferred Shares	Recitals
Preferred Stock	Recitals
Previously Disclosed	2.1 (b)
Proprietary Rights	2.2(u)
Purchase	Recitals
Purchase Price	1.1
Purchased Securities	Recitals
Qualified Equity Offering	4.4
register; registered; registration	4.5(k)(iii)
Registrable Securities	4.5(k)(iv)
Registration Expenses	4.5(k)(v)
Regulatory Agreement	2.2(s)
Rule 144; Rule 144A; Rule 159A; Rule 405; Rule 415	4.5(k)(vi)
Savings and Loan Holding Company	4.11
Schedules	Recitals
SEC	2.1 (b)
Securities Act	2.2(a)
Selling Expenses	4.5(k)(vii)
Senior Executive Officers	4.10
Share Dilution Amount	4.8(a)(ii)
Shelf Registration Statement	4.5(a)(ii)
Signing Date	2.1 (a)
Special Registration	4.5(i)
Stockholder Proposals	3.1 (b)
subsidiary	5.8(a)
Tax; Taxes	2.2(o)
Transfer	4.4
Warrant	Recitals
Warrant Shares	2.2(d)

SECURITIES PURCHASE AGREEMENT – STANDARD TERMS

Recitals:

     WHEREAS, the United States Department of the Treasury (the “Investor”) may from time to time agree to purchase shares of preferred stock and warrants from eligible financial institutions which elect to participate in the Troubled Asset Relief Program Capital Purchase Program (“CPP”);

     WHEREAS, an eligible financial institution electing to participate in the CPP and issue securities to the Investor (referred to herein as the “Company’’) shall enter into a letter agreement (the “Letter Agreement”) with the Investor which incorporates this Securities Purchase Agreement – Standard Terms;

     WHEREAS, the Company agrees to expand the flow of credit to U.S. consumers and businesses on competitive terms to promote the sustained growth and vitality of the U.S. economy;

     WHEREAS, the Company agrees to work diligently, under existing programs, to modify the terms of residential mortgages as appropriate to strengthen the health of the U.S. housing market;

     WHEREAS, the Company intends to issue in a private placement the number of shares of the series of its Preferred Stock (“Preferred Stock”) set forth on Schedule A to the Letter Agreement (the “Preferred Shares”) and a warrant to purchase the number of shares of its Common Stock (“Common Stock”) set forth on Schedule A to the Letter Agreement (the “Initial Warrant Shares”) (the “Warrant” and, together with the Preferred Shares, the “Purchased Securities”) and the Investor intends to purchase (the “Purchase”) from the Company the Purchased Securities; and

     WHEREAS, the Purchase will be governed by this Securities Purchase Agreement – Standard Terms and the Letter Agreement, including the schedules thereto (the “Schedules”), specifying additional terms of the Purchase. This Securities Purchase Agreement – Standard Terms (including the Annexes hereto) and the Letter Agreement (including the Schedules thereto) are together referred to as this “Agreement”. All references in this Securities Purchase Agreement – Standard Terms to “Schedules” are to the Schedules attached to the Letter Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article I
Purchase; Closing

     1.1 Purchase. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing (as hereinafter defined), the Purchased Securities for the price set forth on Schedule A (the “Purchase Price”).

     1.2 Closing.

     (a) On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the location specified in Schedule A, at the time and on the date set forth in Schedule A or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

     (b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing the Company will deliver the Preferred Shares and the Warrant, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the Purchase Price by wire transfer of immediately available United States funds to a bank account designated by the Company on Schedule A.

     (c) The respective obligations of each of the Investor and the Company to consummate the Purchase are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Purchase shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Purchased Securities as contemplated by this Agreement.

     (d) The obligation of the Investor to consummate the Purchase is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

     (i) (A) the representations and warranties of the Company set forth in (x) Section 2.2(g) of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date, (y) Sections 2.2(a) through (f) shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (z) Sections 2.2(h) through (v) (disregarding all qualifications or limitations set forth in such representations and warranties as to “materiality”, “Company Material Adverse Effect” and words of similar import) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties referred to in this Section 1.2(d)(i)(A)(z) to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

     (ii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(i) have been satisfied;

     (iii) the Company shall have duly adopted and filed with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity the amendment to its certificate or articles of incorporation, articles of association, or similar organizational document (“Charter”) in substantially the form attached hereto as Annex A (the “Certificate of Designations”) and such filing shall have been accepted;

     (iv) (A) the Company shall have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its Senior Executive Officers (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers shall have duly consented in writing to such changes), as may be necessary, during the period that the Investor owns any debt or equity securities of the Company acquired pursuant to this Agreement or the Warrant, in order to comply with Section 111 (b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date, and (B) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the condition set forth in Section 1.2(d)(iv)(A) has been satisfied;

     (v) each of the Company’s Senior Executive Officers shall have delivered to the Investor a written waiver in the form attached hereto as Annex B releasing the Investor from any claims that such Senior Executive Officers may otherwise have as a result of the issuance, on or prior to the Closing Date, of any regulations which require the modification of, and the agreement of the Company hereunder to modify, the terms of any Benefit Plans with respect to its Senior Executive Officers to eliminate any provisions of such Benefit Plans that would not be in compliance with the requirements of Section 111 (b) of the EESA as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date;

     (vi) the Company shall have delivered to the Investor a written opinion from counsel to the Company (which may be internal counsel), addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C;

     (vii) the Company shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence of shares in book-entry form, evidencing the Preferred Shares to Investor or its designee(s); and

     (viii) the Company shall have duly executed the Warrant in substantially the form attached hereto as Annex D and delivered such executed Warrant to the Investor or its designee(s).

     1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” or “Annexes” such reference shall be to a Recital, Article or Section of, or Annex to, this Securities Purchase Agreement – Standard Terms, and a reference to “Schedules” shall be to a Schedule to the Letter Agreement, in each case, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Article II
Representations and Warranties

     2.1 Disclosure.

     (a) “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date of the Letter Agreement (the “Signing Date”) in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the Signing Date in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after the Signing Date in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company to consummate the Purchase and the other transactions contemplated by this Agreement and the Warrant and perform its obligations hereunder or thereunder on a timely basis.

     (b) “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with the Securities and Exchange Commission (the “SEC”) prior to the Signing Date (the “Last Fiscal Year”) or in its other reports and forms filed with or furnished to the SEC under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the last day of the Last Fiscal Year and prior to the Signing Date.

     2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the Signing Date and as of the Closing Date (or such other date specified herein):

     (a) Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Charter and bylaws of the Company, copies of which have been provided to the investor prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date.

     (b) Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the Signing Date (the “Capitalization Date”) is set forth on Schedule B. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as provided in the Warrant, as of the Signing Date, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule B, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock, other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule B and (ii) shares disclosed on Schedule B.

     (c) Preferred Shares. The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of Preferred Stock, whether or not issued or outstanding, with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

     (d) The Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laves affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”). The shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable, subject, if applicable, to the approvals of its stockholders set forth on Schedule C.

     (e) Authorization, Enforceability.

     (i) The Company has the corporate power and authority to execute and deliver this Agreement and the Warrant and, subject, if applicable, to the approvals of its stockholders set forth on Schedule C, to carry out its obligations hereunder and thereunder (which includes the issuance of the Preferred Shares, Warrant and Warrant Shares). The execution, delivery and performance by the Company of this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company, subject, in each case, if applicable, to the approvals of its stockholders set forth on Schedule C. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.

     (ii) The execution, delivery and performance by the Company of this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) subject, if applicable, to the approvals of the Company’s stockholders set forth on Schedule C, its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     (iii) Other than the filing of the Certificate of Designations with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity, any current report on Form 8-K required to be filed with the SEC, such filings and approvals as are required to be made or obtained under any state “blue sky” laws, the filing of any proxy statement contemplated by Section 3.1 and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (f) Anti-takeover Provisions and Rights Plan. The Board of Directors of the Company (the “Board of Directors”) has taken all necessary action to ensure that the transactions contemplated by this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Warrant in accordance with its terms, will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Company has taken all actions necessary to render any stockholders’ rights plan of the Company inapplicable to this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Warrant by the Investor in accordance with its terms.

     (g) No Company Material Adverse Effect. Since the last day of the last completed fiscal period for which the Company has filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with the SEC prior to the Signing Date, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

     (h) Company Financial Statements. Each of the consolidated financial statements of the Company and its consolidated subsidiaries (collectively the “Company Financial Statements”) included or incorporated by reference in the Company Reports filed with the SEC since December 31, 2006, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein (or if amended prior to the Signing Date, as of the date of such amendment) and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements (A) were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein), (B) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries and (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

     (i) Reports.

     (i) Since December 31, 2006, the Company and each subsidiary of the Company (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) has timely filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. In the case of each such Company Report filed with or furnished to the SEC, such Company Report (A) did not, as of its date or if amended prior to the Signing Date, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (B) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to snake the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

     (ii) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(i)(ii). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the Signing Date, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

     (j) No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (A) liabilities that have arisen since the last fiscal year end in the ordinary and usual course of business and consistent with past practice and (B) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     (k) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Purchased Securities under the Securities Act, and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of any of the Purchased Securities to Investor pursuant to this Agreement to the registration requirements of the Securities Act.

     (1) Litigation and Other Proceedings. Except (i) as set forth on Schedule D or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no (A) pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject nor is the Company or any Company Subsidiary subject to any order, judgment or decree or (B) unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.

     (m) Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. Except as set forth on Schedule E, the Company and the Company Subsidiaries have complied in all respects and are not in default or violation of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, have been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except for statutory or regulatory restrictions of general application or as set forth on Schedule E, no Governmental Entity has placed any restriction on the business or properties of the Company or any Company Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (n) Employee Benefit Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) providing benefits to any current or former employee, officer or director of the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) that is sponsored, maintained or contributed to by the Company or any member of its Controlled Group and for which the Company or any member of its Controlled Group would have any liability, whether actual or contingent (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (including, for purposes of this clause (B), any plan subject to Title IV of ERISA that the Company or any member of its Controlled Group previously maintained or contributed to in the six years prior to the Signing Date), (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on the assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred in the six years prior to the Signing Date, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including any Plan that is a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (C) each Plan that is intended to be qualified under Section 401 (a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status that has not been revoked, or such a determination letter has been timely applied for but not received by the Signing Date, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss, revocation or denial of such qualified status or favorable determination letter.

     (o) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have filed all federal, state, local and foreign income and franchise Tax returns required to be filed through the Signing Date, subject to permitted extensions, and have paid all Taxes due thereon, and (ii) no Tax deficiency has been determined adversely to the Company or any of the Company Subsidiaries, nor does the Company have any knowledge of any Tax deficiencies. “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.

     (p) Properties and Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

     (q) Environmental Liability. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

     (i) there is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary;

     (ii) to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and

     (iii) neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any court, Governmental Entity or third party imposing any such environmental liability.

     (r) Risk Management Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or its or their customers, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of such instruments constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions. Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement other than such breaches that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (s) Agreements with Regulatory Agencies. Except as set forth on Schedule F, neither the Company nor any Company Subsidiary is subject to any material cease-and-desist or other similar order or enforcement action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2006, has adopted any board resolutions at the request of, any Governmental Entity (other than the Appropriate Federal Banking Agencies with jurisdiction over the Company and the Company Subsidiaries) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies or procedures, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2006 by any such Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement. “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company or such Company Subsidiaries, as applicable, as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)).

     (t) Insurance. The Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. The Company and the Company Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof, each such policy is outstanding and in full force and effect, all premiums and other payments due under any material policy have been paid, and all claims thereunder have been filed in due and timely fashion, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (u) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary owns or otherwise has the right to use, all intellectual property rights, including all trademarks, trade dress, trade names, service marks, domain names, patents, inventions, trade secrets, know-how, works of authorship and copyrights therein, that are used in the conduct of their existing businesses and all rights relating to the plans, design and specifications of any of its branch facilities (“Proprietary Rights”) free and clear of all liens and any claims of ownership by current or former employees, contractors, designers or others and (ii) neither the Company nor any of the Company Subsidiaries is materially infringing, diluting, misappropriating or violating, nor has the Company or any or the Company Subsidiaries received any written (or, to the knowledge of the Company, oral) communications alleging that any of them has materially infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by any other person. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Company’s knowledge, no other person is infringing, diluting, misappropriating or violating, nor has the Company or any or the Company Subsidiaries sent any written communications since January 1, 2006 alleging that any person has infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by the Company and the Company Subsidiaries.

     (v) Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the Warrant or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

Article III
Covenants

     3.1 Commercially Reasonable Efforts.

     (a) Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

     (b) If the Company is required to obtain any stockholder approvals set forth on Schedule C, then the Company shall comply with this Section 3.1(b) and Section 3.1(c). The Company shall call a special meeting of its stockholders, as promptly as practicable following the Closing, to vote on proposals (collectively, the “Stockholder Proposals”) to (i) approve the exercise of the Warrant for Common Stock for purposes of the rules of the national security exchange on which the Common Stock is listed and/or (ii) amend the Company’s Charter to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full exercise of the Warrant for Common Stock and comply with the other provisions of this Section 3.1(b) and Section 3.1(c). The Board of Directors shall recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposals. In connection with such meeting, the Company shall prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC as promptly as practicable (but in no event more than ten business days after the Closing) a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff thereon and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five business days after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such stockholder approval of the Stockholder Proposals. The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investor prior to filing any proxy statement, or any amendment or supplement thereto, and provide the Investor with a reasonable opportunity to comment thereon. In the event that the approval of any of the Stockholder Proposals is not obtained at such special stockholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) each such proposal at a meeting of its stockholders no less than once in each subsequent six-month period beginning on January 1, 2009 until all such approvals are obtained or made.

     (c) None of the information supplied by the Company or any of the Company Subsidiaries for inclusion in any proxy statement in connection with any such stockholders meeting of the Company will, at the date it is filed with the SEC, when first mailed to the Company’s stockholders and at the time of any stockholders meeting, and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.2 Expenses. Unless otherwise provided in this Agreement or the Warrant, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement and the Warrant, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

     3.3 Sufficiency of Authorized Common Stock; Exchange Listing.

     (a) During the period from the Closing Date (or, if the approval of the Stockholder Proposals is required, the date on such approval) until the date on which the Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant by delivery of shares of Common Stock which are held in the treasury of the Company. As soon as reasonably practicable following the Closing, the Company shall, at its expense, cause the Warrant Shares to be listed on the same national securities exchange on which the Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.

     (b) If requested by the Investor, the Company shall promptly use its reasonable best efforts to cause the Preferred Shares to be approved for listing on a national securities exchange as promptly as practicable following such request.

     3.4 Certain Notifications Until Closing. From the Signing Date until the Closing; the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 3.4 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.

     3.5 Access, Information and Confidentiality.

     (a) From the Signing Date until the date when the Investor holds an amount of Preferred Shares having an aggregate liquidation value of less than 10% of the Purchase Price, the Company will permit the Investor and its agents, consultants, contractors and advisors (x) acting through the Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (y) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency. Any investigation pursuant to this Section 3.5 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the Investor to the extent (i) prohibited by applicable law or regulation, or (ii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (ii) apply).

     (b) The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors and advisors to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process.

Article IV
Additional Agreements

     4.1 Purchase for Investment. The Investor acknowledges that the Purchased Securities and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Purchased Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision.

     4.2 Legends.

     (a) The Investor agrees that all certificates or other instruments representing the Warrant and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

     (b) The Investor agrees that all certificates or other instruments representing the Warrant will also bear a legend substantially to the following effect:

“THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

     (c) In addition, the Investor agrees that all certificates or other instruments representing the Preferred Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

     (d) In the event that any Purchased Securities or Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Purchased Securities or Warrant Shares, which shall not contain the applicable legends in Sections 4.2(a) and (c) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments. Upon Transfer of all or a portion of the Warrant in compliance with Section 4.4, the Company shall issue new certificates or other instruments representing the Warrant, which shall not contain the applicable legend in Section 4.2(b) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

     4.3 Certain Transactions. The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company.

     4.4 Transfer of Purchased Securities and Warrant Shares; Restrictions on Exercise of the Warrant. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Purchased Securities or Warrant Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Purchased Securities and the Warrant Shares; provided that the Investor shall not Transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for, more than one-half of the Initial Warrant Shares (as such number may be adjusted from time to time pursuant to Section 13 thereof) in the aggregate until the earlier of (a) the date on which the Company (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Purchase Price (and the purchase price paid by the Investor to any such successor for securities of such successor purchased under the CPP) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor) and (b) December 31, 2009. “Qualified Equity Offering” means the sale and issuance for cash by the Company to persons other than the Company or any of the Company Subsidiaries after the Closing Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

     “Business Combination” means a merger; consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

     4.5 Registration Rights.

     (a) Registration.

     (i) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date (and in any event no later than 30 days after the Closing Date), the Company shall prepare and file with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement. Notwithstanding the foregoing, if on the Signing Date the Company is not eligible to file a registration statement on Form S-3, then the Company shall not be obligated to file a Shelf Registration Statement unless and until requested to do so in writing by the Investor.

     (ii) Any registration pursuant to Section 4.5(a)(i) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). If the Investor or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.5(c); provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed (i) 2% of the initial aggregate liquidation preference of the Preferred Shares if such initial aggregate liquidation preference is less than $2 billion and (ii) $200 million if the initial aggregate liquidation preference of the Preferred Shares is equal to or greater than $2 billion. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed; provided that to the extent appropriate and permitted under applicable law, such Holders shall consider the qualifications of any broker-dealer Affiliate of the Company in selecting the lead underwriters in any such distribution.

     (iii) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 4.5(a): (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

     (iv) If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.5(a)(i) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.5(a)(iv) prior to the effectiveness of such registration, whether or not Investor or any other Holders have elected to include Registrable Securities in such registration.

     (v) If the registration referred to in Section 4.5(a)(iv) is proposed to be underwritten, the Company will so advise Investor and all other Holders as a part of the written notice given pursuant to Section 4.5(a)(iv). In such event, the right of Investor and all other Holders to registration pursuant to Section 4.5(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that the Investor (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and the Investor (if the Investor is participating in the underwriting).

     (vi) If either (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.5(a)(ii) or (y) a Piggyback Registration under Section 4.5(a)(iv) relates to an underwritten offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 4.5(a)(iv), the securities the Company proposes to sell, (B) then the Registrable Securities of the Investor and all other Holders who have requested inclusion of Registrable Securities pursuant to Section 4.5(a)(ii) or Section 4.5(a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (C) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Company has, prior to the Signing Date, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.

     (b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

     (c) Obligations of the Company. The Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) and to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it has such status on the Signing Date or becomes eligible for such status in the future. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

     (i) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 4.5(d), keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.

     (ii) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (iii) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

     (iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (v) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (vi) Give written notice to the Holders:

     (A) when any registration statement filed pursuant to Section 4.5(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

     (B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

     (C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

     (D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

     (F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.5(c)(x) cease to be true and correct.

     (vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.5(c)(vi)(C) at the earliest practicable time.

     (viii) Upon the occurrence of any event contemplated by Section 4.5(c)(v) or 4.5(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.5(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

     (ix) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

     (x) If an underwritten offering is requested pursuant to Section 4.5(a)(ii), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that the Investor shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     (xi) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

     (xii) Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as the Investor may designate.

     (xiii) If requested by holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of Such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

     (xiv) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     (d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Investor and/or such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor and/or such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

     (e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

     (f) Furnishing Information.

     (i) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

     (ii) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.5(c) that Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

     (g) Indemnification.

     (i) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

     (ii) If the indemnification provided for in Section 4.5(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.5(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.5(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

     (h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.5(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities with a liquidation preference or, in the case of Registrable Securities other than Preferred Shares, a market value, no less than an amount equal to (i) 2% of the initial aggregate liquidation preference of the Preferred Shares if such initial aggregate liquidation preference is less than $2 billion and (ii) $200 million if the initial aggregate liquidation preference of the Preferred Shares is equal to or greater than $2 billion; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned. For purposes of this Section 4.5(h), “market value” per share of Common Stock shall be the last reported sale price of the Common Stock on the national securities exchange on which the Common Stock is listed or admitted to trading on the last trading day prior to the proposed transfer, and the “market value” for the Warrant (or any portion thereof) shall be the market value per share of Common Stock into which the Warrant (or such portion) is exercisable less the exercise price per share.

     (i) Clear Market. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.5, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering, in the case of an underwritten offering of Common Stock or Warrants, any of its equity securities or, in the case of an underwritten offering of Preferred Shares, any Preferred Stock of the Company, or, in each case, any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such underwritten offering. The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

     (j) Rule 144: Rule 144A. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

     (i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Signing Date;

     (ii) (A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act);

     (iii) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and

     (iv) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

     (k) As used in this Section 4.5, the following terms shall have the following respective meanings:

     (i) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.5(h) hereof.

     (ii) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

     (iii) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

     (iv) “Registrable Securities” means (A) all Preferred Shares, (B) the Warrant (subject to Section 4.5(p)) and (C) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (A) or (B) by way of conversion, exercise or exchange thereof, including the Warrant Shares, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) except as provided below in Section 4.5(o), they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

     (v) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.5, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

     (vi) “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

     (vii) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

     (1) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.5 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 4.5(a)(iv) - (vi) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.5(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.5(1), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.5(a)(ii) or 4.5(a)(iv) prior to the date of such Holder’s forfeiture.

     (m) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Section 4.5 and that the Investor and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Investor and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Company under this Section 4.5 in accordance with the terms and conditions of this Section 4.5.

     (n) No Inconsistent Agreements. The Company shall not, on or after the Signing Date, enter into any agreement with respect to its securities that may impair the rights granted to the Investor and the Holders under this Section 4.5 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Investor and the Holders under this Section 4.5. In the event the Company has, prior to the Signing Date, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor and the Holders under this Section 4.5 (including agreements that are inconsistent with the order of priority contemplated by Section 4.5(a)(vi)) or that may otherwise conflict with the provisions hereof, the Company shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Section 4.5.

     (o) Certain Offerings by the Investor. In the case of any securities held by the Investor that cease to be Registrable Securities solely by reason of clause (2) in the definition of “Registrable Securities,” the provisions of Sections 4.5(a)(ii), clauses (iv), (ix) and (x)-(xii) of Section 4.5(c), Section 4.5(g) and Section 4.5(i) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of the Investor by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.

     (p) Registered Sales of the Warrant. The Holders agree to sell the Warrant or any portion thereof under the Shelf Registration Statement only beginning 30 days after notifying the Company of any such sale, during which 30-day period the Investor and all Holders of the Warrant shall take reasonable steps to agree to revisions to the Warrant to permit a public distribution of the Warrant, including entering into a warrant agreement and appointing a warrant agent.

     4.6 Voting of Warrant Shares. Notwithstanding anything in this Agreement to the contrary, the Investor shall not exercise any voting rights with respect to the Warrant Shares.

     4.7 Depositary Shares. Upon request by the Investor at any time following the Closing Date, the Company shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to the Investor and with a depositary reasonably acceptable to the Investor, pursuant to which the Preferred Shares may be deposited and depositary shares, each representing a fraction of a Preferred Share as specified by the Investor, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any Preferred Shares pursuant thereto; the depositary shares issued pursuant thereto shall be deemed “Preferred Shares” and, as applicable, “Registrable Securities” for purposes of this Agreement.

     4.8 Restriction on Dividends and Repurchases.

     (a) Prior to the earlier of (x) the third anniversary of the Closing Date and (y) the date on which the Preferred Shares have been redeemed in whole or the Investor has transferred all of the Preferred Shares to third patties which are not Affiliates of the Investor, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:

     (i) declare or pay any dividend or make any distribution on the Common Stock (other than (A) regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, (B) dividends payable solely in shares of Common Stock and (C) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or

     (ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of the Preferred Shares, (B) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (B) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (C) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business, (D) purchases by a broker-dealer subsidiary of the Company of capital stock of the Company for resale pursuant to an offering by the Company of such capital stock underwritten by such broker-dealer subsidiary, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, and (G) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (G), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock (clauses (C) and (F), collectively, the “Permitted Repurchases”). “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP, and as measured from the date of the Company’s most recently filed Company Financial Statements prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

     (b) Until such time as the Investor ceases to own any Preferred Shares, the Company shall not repurchase any Preferred Shares from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Preferred Shares then held by the Investor on the same terms and conditions.

     (c) “Junior Stock” means Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

     4.9 Repurchase of Investor Securities.

     (a) Following the redemption in whole of the Preferred Shares held by the Investor or the Transfer by the Investor of all of the Preferred Shares to one or more third parties not affiliated with the Investor, the Company may repurchase, in whole or in part, at any time any other equity securities of the Company purchased by the Investor pursuant to this Agreement or the Warrant and then held by the Investor, upon notice given as provided in clause (b) below, at the Fair Market Value of the equity security.

     (b) Notice of every repurchase of equity securities of the Company held by the Investor shall be given at the address and in the manner set forth for such party in Section 5.6. Each notice of repurchase given to the Investor shall state: (i) the number and type of securities to be repurchased, (ii) the Board of Director’s determination of Fair Market Value of such securities and (iii) the place or places where certificates representing such securities are to be surrendered for payment of the repurchase price. The repurchase of the securities specified in the notice shall occur as soon as practicable following the determination of the Fair Market Value of the securities.

     (c) As used in this Section 4.9, the following terms shall have the following respective meanings:

     (i) “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Investor, shall mutually agree upon the Fair Market Value. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the Fair Market Value, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Investor; otherwise, the average of all three determinations shall be binding upon the Company and the Investor. The costs of conducting any Appraisal Procedure shall be borne by the Company.

     (ii) “Fair Market Value” means, with respect to any security, the fair market value of such security as determined by the Board of Directors, acting in good faith in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose and certified in a resolution to the Investor. If the Investor does not agree with the Board of Director’s determination, it may object in writing within 10 days of receipt of the Board of Director’s determination. In the event of such an objection, an authorized representative of the Investor and the chief executive officer of the Company shall promptly meet to resolve the objection and to agree upon the Fair Market Value. If the chief executive officer and the authorized representative are unable to agree on the Fair Market Value during the 10-day period following the delivery of the investor’s objection, the Appraisal Procedure may be invoked by either party to determine the Fair Market Value by delivery of a written notification thereof not later than the 30th day after delivery of the Investor’s objection.

     4.10 Executive Compensation. Until such time as the Investor ceases to own any debt or equity securities of the Company acquired pursuant to this Agreement or the Warrant, the Company shall take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply in all respects with Section 111 (b) of the EESA as implemented by any guidance or regulation thereunder that has been issued and is in effect as of the Closing Date, and shall not adopt any new Benefit Plan with respect to its Senior Executive Officers that does not comply therewith. “Senior Executive Officers” means the Company’s “senior executive officers” as defined in subsection 111(b)(3) of the EESA and regulations issued thereunder, including the rules set forth in 31 C.F.R. Part 30.

     4.11 Bank and Thrift Holding Company Status. If the Company is a Bank Holding Company or a Savings and Loan Holding Company on the Signing Date, then the Company shall maintain its status as a Bank Holding Company or Savings and Loan Holding Company, as the case may be, for as long as the Investor owns any Purchased Securities or Warrant Shares. The Company shall redeem all Purchased Securities and Warrant Shares held by the Investor prior to terminating its status as a Bank Holding Company or Savings and Loan Holding Company, as applicable. “Bank Holding Company” means a company registered as such with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) pursuant to 12 U.S.C. § 1842 and the regulations of the Federal Reserve promulgated thereunder. “Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C. §1467(a) and the regulations of the Office of Thrift Supervision promulgated thereunder.

     4.12 Predominantly Financial. For as long as the Investor owns any Purchased Securities or Warrant Shares, the Company, to the extent it is not itself an insured depository institution, agrees to remain predominantly engaged in financial activities. A company is predominantly engaged in financial activities if the annual gross revenues derived by the company and all subsidiaries of the company (excluding revenues derived from subsidiary depository institutions), on a consolidated basis, from engaging in activities that are financial in nature or are incidental to a financial activity under subsection (k) of Section 4 of the Bank Holding Company Act of 1956 (12 U.S.C. 1843(k)) represent at least 85 percent of the consolidated annual gross revenues of the company.

Article V
Miscellaneous

     5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by either the Investor or the Company if the Closing shall not have occurred by the 30th calendar day following the Signing Date; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or

     (b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

     5.2 Survival of Representations and Warranties. All covenants and agreements, other than those which by their terms apply in whole or in part after the Closing, shall terminate as of the Closing. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

     5.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party, provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the Signing Date in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

     5.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

     5.5 Governing Law: Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Warrant or the transactions contemplated hereby or thereby, and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 5.6 and (ii) the Investor in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Warrant or the transactions contemplated hereby or thereby.

     5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices to the Company shall be delivered as set forth in Schedule A, or pursuant to such other instruction as may be designated in writing by the Company to the Investor. All notices to the Investor shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Investor to the Company.

If to the Investor:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW, Room 2312
Washington, D.C. 20220
Attention: Assistant General Counsel (Banking and Finance)
Facsimile: (202) 622-1974

     5.7 Definitions

     (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

     (b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

     (c) The terms “knowledge of the Company” or “Company’s knowledge” mean the actual knowledge after reasonable and due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act, but excluding any Vice President or Secretary) of the Company.

     5.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale and (b) as provided in Section 4.5.

     5.9 Severability. If any provision of this Agreement or the Warrant, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     5.10 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that the provisions of Section 4.5 shall inure to the benefit of the persons referred to in that Section.

***

ANNEX A

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES [•]

OF

[•]

     [Insert name of Corporation], a [corporation] organized and existing under the laws of the [Insert jurisdiction of organization] (the “Corporation”), in accordance with the provisions of Section[s] [•] of the [Insert applicable statute] thereof, does hereby certify:

     The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the [certificate of incorporation and bylaws] of the Corporation and applicable law, adopted the following resolution on [•] creating a series of [•] shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series [•]”.

     RESOLVED, that pursuant to the provisions of the [certificate of incorporation and the bylaws] of the Corporation and applicable law, a series of Preferred Stock, par value $[•] per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

     Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series [•]” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be [•].

     Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

     Part. 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

     (a) “Common Stock” means the common stock, par value $[•] per share, of the Corporation.

     (b) “Dividend Payment Date” means [February 15, May 15, August 15 and November 15] of each year.

     (c) “Junior Stock” means the Common Stock, [Insert titles of any existing Junior Stock] and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

     (d) “Liquidation Amount” means $[1,000]1 per share of Designated Preferred Stock.

     (e) “Minimum Amount” means $[Insert $ amount equal to 25% of the aggregate value of the Designated Preferred Stock issued on the Original Issue Date].

[1]	If issuer desires to issue shares with a higher dollar amount liquidation preference, liquidation preference references will be modified accordingly. In such case (in accordance with Section 4.7 of the Securities Purchase Agreement), the issuer will be required to enter into a deposit agreement.

     (f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s [Insert title(s) of existing classes or series of Parity Stock].

     (g) “Signing Date” means [Insert date of applicable securities purchase agreement].

     Part. 4. Certain Voting Matters. [To be inserted if the Charter provides for voting in proportion to liquidation preferences: Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Designated Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Designated Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent. For purposes of determining the voting rights of the holders of Designated Preferred Stock under Section 7 of the Standard Provisions forming part of this Certificate of Designations, each holder will be entitled to one vote for each $1,000 of liquidation preference to which such holder’s shares are entitled.] [To be inserted if the Charter does not provide for voting in proportion to liquidation preferences: Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.]

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, [Insert name of Corporation] has caused this Certificate of Designations to be signed by [•], its [•], this [•] day of [•].

[Insert name of Corporation]

By:

Name:
Title:

ANNEX A

STANDARD PROVISIONS

     Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

     Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

     (a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

     (b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

     (c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

     (d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

     (e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

     (f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

     (g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

     (h) “Dividend Period” has the meaning set forth in Section 3(a).

     (i) “Dividend Record Date” has the meaning set forth in Section 3(a).

     (j) “Liquidation Preference” has the meaning set forth in Section 4(a).

     (k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

     (1) “Preferred Director” has the meaning set forth in Section 7(b).

     (m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

     (n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

     (o) “Share Dilution Amount” has the meaning set forth in Section 3(b).

     (p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

     (q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

     (r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

     Section 3. Dividends.

     (a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

     Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

     Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

     Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

     (b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

     When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

     Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

     Section 4. Liquidation Rights.

     (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

     (b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

     (c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

     (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

     Section 5. Redemption.

     (a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

     Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

     The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

     (b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

     (c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

     (d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

     (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

     (f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

     Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

     Section 7. Voting Rights.

     (a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

     (b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

     (c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

     (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

     (ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

     (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

     (d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

     (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

     Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

     Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

     Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

     Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

     Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ANNEX B

FORM OF WAIVER

In consideration for the benefits I will receive as a result of my employer’s participation in the United States Department of the Treasury’s TARP Capital Purchase Program. I hereby voluntarily waive any claim against the United States or my employer for any changes to my compensation or benefits that are required to comply with the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.

I acknowledge that this regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements) that I have with my employer or in which I participate as they relate to the period the United States holds any equity or debt securities of my employer acquired through the TARP Capital Purchase Program.

This waiver includes all claims I may have under the laws of the United States or any state related to the requirements imposed by the aforementioned regulation, including without limitation a claim for any compensation or other payments I would otherwise receive, any challenge to the process by which this regulation was adopted and any tort or constitutional claim about the effect of these regulations on my employment relationship.

ANNEX C

FORM OF OPINION

     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation.

     (b) The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement, the Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of Preferred Stock issued on the Closing Date with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

     (c) The Warrant has been duly authorized and, when executed and delivered as contemplated by the Agreement, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (d) The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable [insert, if applicable: , subject to the approvals of the Company’s stockholders set forth on Schedule C].

     (e) The Company has the corporate power and authority to execute and deliver the Agreement and the Warrant and [insert, if applicable: , subject to the approvals of the Company’s stockholders set forth on Schedule C,] to carry out its obligations thereunder (which includes the issuance of the Preferred Shares, Warrant and Warrant Shares).

     (f) The execution, delivery and performance by the Company of the Agreement and the Warrant and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company [insert, if applicable: , subject, in each case, to the approvals of the Company’s stockholders set forth on Schedule C].

     (g) The Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; provided, however, such counsel need express no opinion with respect to Section 4.5(g) or the severability provisions of the Agreement insofar as Section 4.5(g) is concerned.

ANNEX D

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT
to purchase

Shares of Common Stock

of ___________

                                                         Issue Date:_________________________

     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

     “Affiliate” has the meaning ascribed to it in the Purchase Agreement.

     “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Original Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Original Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Original Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

     “Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

     “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

     “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

     “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     “Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

     “Common Stock” has the meaning ascribed to it in the Purchase Agreement.

     “Company” means the Person whose name, corporate or other organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

     “conversion” has the meaning set forth in Section 13(B).

     “convertible securities” has the meaning set forth in Section 13(B).

     “CPP” has the meaning ascribed to it in the Purchase Agreement.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Exercise Price” means the amount set forth in Item 2 of Schedule A hereto.

     “Expiration Time” has the meaning set forth in Section 3.

     “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith or, with respect to Section 14, as determined by the Original Warrantholder acting in good faith. For so long as the Original Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Original Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Warrantholder’s objection.

     “Governmental Entities” has the meaning ascribed to it in the Purchase Agreement.

     “Initial Number” has the meaning set forth in Section 13(B).

     “Issue Date” means the date set forth in Item 3 of Schedule A hereto.

     “Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Warrant is held by the Original Warrantholder, the fair market value per share of such security as determined in good faith by the Original Warrantholder or (ii) in all other circumstances, the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

     “Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the amount set forth in Item 4 of Schedule A hereto, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

     “Original Warrantholder” means the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

     “Permitted Transactions” has the meaning set forth in Section 13(B).

     “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

     “Per Share Fair Market Value” has the meaning set forth in Section 13(C).

     “Preferred Shares” means the perpetual preferred stock issued to the Original Warrantholder on the Issue Date pursuant to the Purchase Agreement.

     “Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     “Purchase Agreement” means the Securities Purchase Agreement – Standard Terms incorporated into the Letter Agreement, dated as of the date set forth in Item 5 of Schedule A hereto, as amended from time to time, between the Company and the United States Department of the Treasury (the “Letter Agreement”), including all annexes and schedules thereto.

“Qualified Equity Offering” has the meaning ascribed to it in the Purchase Agreement.

     “Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Shares” has the meaning set forth in Section 2.

     “trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

     “U.S. GAAP” means United States generally accepted accounting principles.

     “Warrantholder” has the meaning set forth in Section 2.

     “Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

     2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of the Treasury or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock set forth in Item 6 of Schedule A hereto, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

     3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 7 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

          (i) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

          (ii) with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

     If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

     4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

     5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

     6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

     8. Transfer/Assignment.

     (A) Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

     (B) The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions set forth in Section 4.4 of the Purchase Agreement. If and for so long as required by the Purchase Agreement, this Warrant shall contain the legends as set forth in Sections 4.2(a) and 4.2(b) of the Purchase Agreement.

     9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

     12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

     13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

     (A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

     (B) Certain Issuances of Common Shares or Convertible Securities. Until the earlier of (i) the date on which the Original Warrantholder no longer holds this Warrant or any portion thereof and (ii) the third anniversary of the Issue Date, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B) the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

     For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

     (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

     (D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

     (E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

     (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

     (G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (H) Completion of Qualified Equity Offering. In the event the Company (or any successor by Business Combination) completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company (or any such successor) receiving aggregate gross proceeds of not less than 100% of the aggregate liquidation preference of the Preferred Shares (and any preferred stock issued by any such successor to the Original Warrantholder under the CPP), the number of shares of Common Stock underlying the portion of this Warrant then held by the Original Warrantholder shall be thereafter reduced by a number of shares of Common Stock equal to the product of (i) 0.5 and (ii) the number of shares underlying the Warrant on the Issue Date (adjusted to take into account all other theretofore made adjustments pursuant to this Section 13).

     (I) Other Events. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid. The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

     (J) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

     (K) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(J), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (L) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

     (M) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

     14. Exchange. At any time following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination), the Original Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest (to be determined by the Original Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged. The Original Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 14, which shall not be subject to the Appraisal Procedure.

     15. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

     16. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 20 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

     17. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

     18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

     19. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

     20. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 8 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     21. Entire Agreement. This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Letter Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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[Form of Notice of Exercise]
Date: ___________

TO:	[Company]

RE:	Election to Purchase Common Stock

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock ______________________

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Company and the Warrantholder) ______________________

Aggregate Exercise Price: ______________________

Holder:

By:

Name:

Title:

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: ______________________

COMPANY:

By:

Name:
Title:

Attest:

By:

Name:
Title:

[Signature Page to Warrant]

SCHEDULE A

Item 1
Name:
Corporate or other organizational form:
Jurisdiction of organization:

Item 2
Exercise Price:1

Item 3
Issue Date:

Item 4
Amount of last dividend declared prior to the Issue Date:

Item 5
Date of Letter Agreement between the Company and the United States Department of the Treasury:

Item 6
Number of shares of Common Stock:

Item 7
Company’s address:

Item 8
Notice information:

[1]	Initial exercise price to be calculated based on the average of closing prices of the Common Stock on the 20 trading days ending on the last trading day prior to the date the Company’s application for participation in the Capital Purchase Program was approved by the United States Department of the Treasury.

SCHEDULE A

ADDITIONAL TERMS AND CONDITIONS

Company Information:

Name of the Company:	CIT Group Inc.

Corporate or other organizational form:	Corporation

Jurisdiction of Organization:	Delaware

Appropriate Federal Banking Agency:	Board of Governors of the Federal Reserve System

Notice Information:

CIT Group, Inc.
c/o Robert J. Ingato, Esq.
1 CIT Drive
Livingston, NJ 07039-5795
Fax: (973) 740-5264

With a copy to:

Wachtell, Lipton, Rosen & Katz
c/o Richard K. Kim, Esq.
c/o David E. Shapiro, Esq.
51 West 52nd St.
New York, NY 10019
Fax: (212) 403-2000

Terms of the Purchase:

Series of Preferred Stock Purchased:	Fixed Rate Cumulative Perpetual Preferred Stock, Series D

Per Share Liquidation Preference of Preferred Stock:	$1,000

Number of Shares of Preferred Stock Purchased:	2,330,000

Dividend Payment Dates on Preferred Stock:	February 15, May 15, August 15, November 15

Number of Initial Warrant Shares:	88,705,584

Exercise Price of the Warrant:	$3.94

Purchase Price:	$2,330,000,000

Closing:

Location of Closing:	Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, NY 10017

Time of Closing:	9:00 a.m., New York time

Date of Closing:	December 31, 2008

Wire Information for Closing:

SCHEDULE B

CAPITALIZATION

Capitalization Date: November 30, 2008

Common Stock

Par Value:	$0.01 per share

Total Authorized:	600,000,000 shares

Outstanding:	288,382,912 shares, excluding 254,805 shares of restricted stock

Subject to warrants, options, convertible securities, etc.:

81,837,692 shares subject to outstanding options, shares issuable upon conversion of the Company’s 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C and shares issuable pursuant to the purchase contract underlying the Company’s Equity Units (as defined below)

Reserved for benefit plans and other issuances:	12,743,539 shares

Remaining authorized but unissued:	291,198,047

Shares issued after Capitalization Date (other than pursuant to warrants, options, convertible securities, etc. as set forth above):

14,012,519 shares in connection with the offer to exchange equity units of the Company, stated amount $25 per unit (the “Equity Units”), that are in the form of corporate units

75,000,000 shares in connection with the Company’s pending public offering of common stock (11,250,000 shares pursuant to over-allotment options granted to the underwriters in connection with the pending public offering of common stock)

Preferred Stock

Par value:	$0.01 per share

Total Authorized:	100,000,000 shares

Outstanding (by series):	6.350% Non-Cumulative Preferred Stock, Series A: 14,000,000 Non-Cumulative Preferred Stock, Series B: 1,500,000 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C: 11,500,000

Reserved for issuance:	None

Remaining authorized but unissued:	73,000,000

SCHEDULE C

REQUIRED STOCKHOLDER APPROVALS

Warrants – Common Stock Issuance	Required[1]	% Vote Required

Charter Amendment

Stock Exchange Rules

If no stockholder approvals are required, please so indicate by checking the box: ☒

[1]	If stockholder approval is required, indicate applicable class/series of capital stock that are required to vote.

SCHEDULE D

LITIGATION

List any exceptions to the representation and warranty in Section 2.2(1) of the Securities Purchase Agreement – Standard Terms.

If none, please so indicate by checking the box: ☒.

SCHEDULE E

COMPLIANCE WITH LAWS

List any exceptions to the representation and warranty in the second sentence of Section 2.2(m) of the Securities Purchase Agreement – Standard Terms.

If none, please so indicate by checking the box: ☒.

List any exceptions to the representation and warranty in the last sentence of Section 2.2(m) of the Securities Purchase Agreement – Standard Terms.

If none, please so indicate by checking the box: ☒.

SCHEDULE F

REGULATORY AGREEMENTS

List any exceptions to the representation and warranty in Section 2.2(s) of the Securities Purchase Agreement – Standard Terms.

If none, please so indicate by checking the box: ☒.

Appendix C

UNITED STATES DEPARTMENT OF THE TREASURY
1500 PENNSYLVANIA AVENUE, NW
WASHINGTON, D.C. 20220

Dear Ladies and Gentlemen:

     Reference is made to that certain Letter Agreement (the “Letter Agreement”) incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”) dated as of December 23, 2008 between the United States Department of the Treasury (“Investor”) and CIT Group Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

     In accordance with Section 5.3 of the Securities Purchase Agreement, the parties hereto agree to amend the Agreement as follows:

     (i) Schedule C to the Agreement is hereby amended and restated to read in its entirety as the Schedule C attached to this letter agreement.

     (ii) Annex D to the Agreement is hereby amended and restated to read in its entirety as the Annex D attached to this letter agreement.

     Except as herein provided, the Letter Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this amendment, each reference in the Letter Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Letter Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Letter Agreement, shall mean and be a reference to the Letter Agreement, as amended by this letter agreement.

     This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

***

     In witness whereof, this letter agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

UNITED STATES DEPARTMENT OF THE TREASURY

	By:	/s/ Neel Kashkari

Name: Neel Kashkari
Title: Interim Assistant Secretary For Financial Stability

CIT GROUP INC.

By:

Name:
Title:
Date: DEC 31, 2008

     In witness whereof, this letter agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

UNITED STATES DEPARTMENT OF THE TREASURY

	By:	/s/ Neel Kashkari

Name:
Title:

CIT GROUP INC.

	By:	/s/ Glenn A. Votek

Name: Glenn A. Votek
Title: Executive Vice President and Treasurer
Date: December 31, 2008

SCHEDULE C

REQUIRED STOCKHOLDER APPROVALS

Warrants - Common Stock Issuance	Required[1]	% Vote Required
Charter Amendment

Stock Exchange Rules	common stock, par value $0.01 per share	> 50% (Majority)

If no stockholder approvals are required, please so indicate by checking the box: ☐

[1]	If stockholder approval is required, indicate applicable class/series of capital stock that are required to vote.

ANNEX D

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT
to purchase

Shares of Common Stock

of ___________

                                                         Issue Date: _________________________

     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

     “Affiliate” has the meaning ascribed to it in the Purchase Agreement.

     “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Original Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Original Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Original Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

     “Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

     “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

     “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

     “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     “Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

     “Common Stock” has the meaning ascribed to it in the Purchase Agreement.

     “Company” means the Person whose name, corporate or other organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

     “conversion” has the meaning set forth in Section 13(B).

     “convertible securities” has the meaning set forth in Section 13(B).

     “CPP” has the meaning ascribed to it in the Purchase Agreement.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Exercise Price” means the amount set forth in Item 2(a) of Schedule A hereto; provided, that such amount shall be reduced by the amount set forth in Item 2(b) of Schedule A hereto on each six month anniversary of the date of this Warrant if the Shareholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of the amount set forth in Item 2(c) of Schedule A hereto.

     “Expiration Time” has the meaning set forth in Section 3.

     “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith or, with respect to Section 14, as determined by the Original Warrantholder acting in good faith. For so long as the Original Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Original Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Warrantholder’s objection.

     “Governmental Entities” has the meaning ascribed to it in the Purchase Agreement.

     “Initial Number” has the meaning set forth in Section 13(B).

     “Issue Date” means the date set forth in Item 3 of Schedule A hereto.

     “Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Warrant is held by the Original Warrantholder, the fair market value per share of such security as determined in good faith by the Original Warrantholder or (ii) in all other circumstances, the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

     “Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the amount set forth in Item 4 of Schedule A hereto, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

     “Original Warrantholder” means the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

     “Permitted Transactions” has the meaning set forth in Section 13(B).

     “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

     “Per Share Fair Market Value” has the meaning set forth in Section 13(C).

     “Preferred Shares” means the perpetual preferred stock issued to the Original Warrantholder on the Issue Date pursuant to the Purchase Agreement.

     “Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     “Purchase Agreement” means the Securities Purchase Agreement – Standard Terms incorporated into the Letter Agreement, dated as of the date set forth in Item 5 of Schedule A hereto, as amended from time to time, between the Company and the United States Department of the Treasury (the “Letter Agreement”), including all annexes and schedules thereto.

     “Qualified Equity Offering” has the meaning ascribed to it in the Purchase Agreement.

     “Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Shareholder Approvals” means all shareholder approvals necessary to (A) approve the exercise of this Warrant for Shares for purposes of the section or rule set forth in Item 6 of Schedule A hereto, and/or (B) amend the Charter to increase the number of authorized shares of Common Stock to the extent necessary to permit the exercise of this Warrant.

     “Shares” has the meaning set forth in Section 2.

     “trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

     “U.S. GAAP” means United States generally accepted accounting principles.

     “Warrantholder” has the meaning set forth in Section 2.

     “Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

     2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of the Treasury or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals and Shareholder Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock set forth in Item 7 of Schedule A hereto, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

     3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 8 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

          (i) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

           (ii) with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

          If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Company will have first received Shareholder Approvals and the Warrantholder will have first received any applicable Regulatory Approvals.

     4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the

Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. Subject to receipt of Shareholder Approvals, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

     5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

     6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

     8. Transfer/Assignment.

     (A) Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

     (B) The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions set forth in Section 4.4 of the Purchase Agreement. If and for so long as required by the Purchase Agreement, this Warrant shall contain the legends as set forth in Sections 4.2(a) and 4.2(b) of the Purchase Agreement.

     9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

     12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

     13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

     (A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

     (B) Certain Issuances of Common Shares or Convertible Securities. Until the earlier of (i) the date on which the Original Warrantholder no longer holds this Warrant or any portion thereof and (ii) the third anniversary of the Issue Date, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B) the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

     For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

     (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

     (D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

     (E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

     (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

     (G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (H) Completion of Qualified Equity Offering. In the event the Company (or any successor by Business Combination) completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company (or any such successor ) receiving aggregate gross proceeds of not less than 100% of the aggregate liquidation preference of the Preferred Shares (and any preferred stock issued by any such successor to the Original Warrantholder under the CPP), the number of shares of Common Stock underlying the portion of this Warrant then held by the Original Warrantholder shall be thereafter reduced by a number of shares of Common Stock equal to the product of (i) 0.5 and (ii) the number of shares underlying the Warrant on the Issue Date (adjusted to take into account all other theretofore made adjustments pursuant to this Section 13).

     (I) Other Events. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid. The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

     (J) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

     (K) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(J), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (L) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

     (M) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

     14. Exchange. At any time (i) following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination) or (ii) following the 18-month anniversary of the Issue Date and until the receipt of the Shareholder Approvals allowing the full exercise of this Warrant for Common Stock, the Original Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest (to be determined by the Original Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged. The Original Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 14, which shall not be subject to the Appraisal Procedure.

     15. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

     16. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 20 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

     17. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

     18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

     19. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

     20. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 9 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     21. Entire Agreement. This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Letter Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

[Form of Notice of Exercise]
Date:___________

TO:	[Company]

RE:	Election to Purchase Common Stock

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock ______________________

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Company and the Warrantholder) ______________________

Aggregate Exercise Price: ______________________

Holder:

By:

Name:

Title:

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: ______________________

COMPANY:

By:

Name:
Title:

Attest:

By:

Name:
Title:

[Signature Page to Warrant]

SCHEDULE A

Item 1
Name:
Corporate or other organizational form:
Jurisdiction of organization:

Item 2
(a) Exercise Price:1
(b) Amount equal to 15% of the Exercise Price in effect on the Issue Date:
(c) Amount equal to 45% of the Exercise Price in effect on the Issue Date:

Item 3
Issue Date:

Item 4
Amount of last dividend declared prior to the Issue Date:

Item 5
Date of Letter Agreement between the Company and the United States Department of the Treasury:

Item 6
Applicable section or rule:2

Item 7
Number of shares of Common Stock:

Item 8
Company’s address:

Item 9
Notice information:

[1]	Initial exercise price to be calculated based on the average of closing prices of the Common Stock on the 20 trading days ending on the last trading day prior to the date the Company’s application for participation in the Capital Purchase Program was approved by the United States Department of the Treasury.

[2]	Either Section 312.03 of the NYSE Listed Company Manual or Rule 4350(i) of the NASDAQ Marketplace Rules, as applicable.

Appendix D

UST Seq. Number 247

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT
to purchase
88,705,584
Shares of Common Stock of

CIT Group Inc.

Issue Date: December 31, 2008

     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

     “Affiliate” has the meaning ascribed to it in the Purchase Agreement.

     “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Original Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Original Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Original Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

     “Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

     “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

     “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

     “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     “Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

     “Common Stock” has the meaning ascribed to it in the Purchase Agreement.

     “Company” means the Person whose name, corporate or other organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

     “conversion” has the meaning set forth in Section 13(B).

     “convertible securities” has the meaning set forth in Section 13(B).

     “CPP” has the meaning ascribed to it in the Purchase Agreement.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Exercise Price” means the amount set forth in Item 2(a) of Schedule A hereto; provided, that such amount shall be reduced by the amount set forth in Item 2(b) of Schedule A hereto on each six month anniversary of the date of this Warrant if the Shareholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of the amount set forth in Item 2(c) of Schedule A hereto.

     “Expiration Time” has the meaning set forth in Section 3.

     “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith or, with respect to Section 14, as determined by the Original Warrantholder acting in good faith. For so long as the Original Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Original Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Warrantholder’s objection.

     “Governmental Entities” has the meaning ascribed to it in the Purchase Agreement.

     “Initial Number” has the meaning set forth in Section 13(B).

     “Issue Date” means the date set forth in Item 3 of Schedule A hereto.

     “Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Warrant is held by the Original Warrantholder, the fair market value per share of such security as determined in good faith by the Original Warrantholder or (ii) in all other circumstances, the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

     “Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the amount set forth in Item 4 of Schedule A hereto, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

     “Original Warrantholder” means the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

     “Permitted Transactions” has the meaning set forth in Section 13(B).

     “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

     “Per Share Fair Market Value” has the meaning set forth in Section 13(C).

     “Preferred Shares” means the perpetual preferred stock issued to the Original Warrantholder on the Issue Date pursuant to the Purchase Agreement.

     “Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     “Purchase Agreement” means the Securities Purchase Agreement – Standard Terms incorporated into the Letter Agreement, dated as of the date set forth in Item 5 of Schedule A hereto, as amended from time to time, between the Company and the United States Department of the Treasury (the “Letter Agreement”), including all annexes and schedules thereto.

     “Qualified Equity Offering” has the meaning ascribed to it in the Purchase Agreement.

     “Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Shareholder Approvals” means all shareholder approvals necessary to (A) approve the exercise of this Warrant for Shares for purposes of the section or rule set forth in Item 6 of Schedule A hereto, and/or (B) amend the Charter to increase the number of authorized shares of Common Stock to the extent necessary to permit the exercise of this Warrant.

     “Shares” has the meaning set forth in Section 2.

     “trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

     “U.S. GAAP” means United States generally accepted accounting principles.

     “Warrantholder” has the meaning set forth in Section 2.

     “Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

     2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of the Treasury or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals and Shareholder Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock set forth in Item 7 of Schedule A hereto, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

     3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m, New York City time on the tenth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 8 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

          (i)       by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

          (ii)       with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

                     If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Company will have first received Shareholder Approvals and the Warrantholder will have first received any applicable Regulatory Approvals.

     4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the

Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. Subject to receipt of Shareholder Approvals, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

     5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

     6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

     8. Transfer/Assignment.

     (A) Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

     (B) The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions set forth in Section 4.4 of the Purchase Agreement. If and for so long as required by the Purchase Agreement, this Warrant shall contain the legends as set forth in Sections 4.2(a) and 4.2(b) of the Purchase Agreement.

     9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

     12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

     13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

     (A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

     (B) Certain Issuances of Common Shares or Convertible Securities. Until the earlier of (i) the date on which the Original Warrantholder no longer holds this Warrant or any portion thereof and (ii) the third anniversary of the Issue Date, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B) the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

     For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

     (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (l) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

     (D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro

Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

     (E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

     (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

     (G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (H) Completion of Qualified Equity Offering. In the event the Company (or any successor by Business Combination) completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company (or any such successor ) receiving aggregate gross proceeds of not less than 100% of the aggregate liquidation preference of the Preferred Shares (and any preferred stock issued by any such successor to the Original Warrantholder under the CPP), the number of shares of Common Stock underlying the portion of this Warrant then held by the Original Warrantholder shall be thereafter reduced by a number of shares of Common

Stock equal to the product of (i) 0.5 and (ii) the number of shares underlying the Warrant on the Issue Date (adjusted to take into account all other theretofore made adjustments pursuant to this Section 13).

     (I) Other Events. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid. The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

     (J) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

     (K) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(J), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (L) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

     (M) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

     14. Exchange. At any time (i) following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination) or (ii) following the 18-month anniversary of the Issue Date and until the receipt of the Shareholder Approvals allowing the full exercise of this Warrant for Common Stock, the Original Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest (to be determined by the Original Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged. The Original Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 14, which shall not be subject to the Appraisal Procedure.

     15. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

     16. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 20 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

     17. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

     18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

     19. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

     20. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 9 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     21. Entire Agreement. This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Letter Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

[Form of Notice of Exercise]
Date:_____________

TO:	CIT Group Inc.

RE:	Election to Purchase Common Stock

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock_____________________

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Company and the Warrantholder) _________________

Aggregate Exercise Price: _____________________

Holder:	___________________________
By:	___________________________
Name:	___________________________
Title:	___________________________

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: December 31, 2008

CIT GROUP INC.

By:

Name:
Title:

Attest:

By:

Name:
Title:

[Signature Page to Warrant]

SCHEDULE A

Item 1
Name: CIT Group Inc.
Corporate or other organizational form: Corporation
Jurisdiction of organization: Delaware

Item 2
(a) Exercise Price: $3.94
(b) Amount equal to 15% of the Exercise Price in effect on the Issue Date: $0.59
(c) Amount equal to 45% of the Exercise Price in effect on the Issue Date: $1.77

Item 3
Issue Date: December 31, 2008

Item 4
Amount of last dividend declared prior to the Issue Date: $0.10 per share

Item 5
Date of Letter Agreement between the Company and the United States Department of the Treasury: December 23, 2008

Item 6
Applicable section or rule: Section 312.03 of the NYSE Listed Company Manual

Item 7
Number of shares of Common Stock: 88,705,584

Item 8 Company’s address:

CIT Group Inc.
1 CIT Drive,
Livingston, NJ 07039-5795

Item 9
Notice information:

If to the Company:

CIT Group Inc.
c/o Robert J Ingato, Esq.
1 CIT Drive,
Livingston, NJ 07039-5795
Fax: (973) 740-5264

With a copy to:

Wachtell, Lipton, Rosen & Katz
c/o Richard K. Kim, Esq.
c/o David E. Shapiro, Esq.
51 West 52nd St.
New York, NY 10019
Fax: (212) 403-2000

If to the Warrantholder:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW, Room 2312
Washington, D.C. 20220
Attention: Assistant General Counsel (Banking and Finance)
Facsimile: (202) 622-1974

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

CIT GROUP INC.

Meeting Information

Meeting Type:	Annual
For holders as of:	03/16/09
Date: 05/12/09	Time: 11:00 AM EDT
Location:	CIT GROUP INC.
One CIT Drive
Livingston, NJ 07039

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2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 04/28/09.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CIT Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CIT Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CTGRP1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIT GROUP INC.

Vote on Directors

1.	To elect 10 directors to serve for one year or until the next annual meeting of stockholders;

The 10 director nominees are:		For	Against	Abstain

1a.	Michael A. Carpenter	|_|	|_|	|_|

1b.	William M. Freeman	|_|	|_|	|_|

1c.	Susan M. Lyne	|_|	|_|	|_|

1d.	Marianne Miller Parrs	|_|	|_|	|_|

1e.	Jeffrey M. Peek	|_|	|_|	|_|

1f.	John R. Ryan	|_|	|_|	|_|

1g.	Christopher H. Shays	|_|	|_|	|_|

1h.	Seymour Sternberg	|_|	|_|	|_|

1i.	Peter J. Tobin	|_|	|_|	|_|

1j.	Lois M. Van Deusen	|_|	|_|	|_|

Vote On Proposals

2.	To ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent auditors for 2009.	|_|	|_|	|_|

3.	To approve amending the Long-Term Incentive Plan to increase the number of shares available thereunder.	|_|	|_|	|_|

4.	To approve amending the Employee Stock Purchase Plan to increase the number of shares available thereunder.	|_|	|_|	|_|

5.	To approve the issuance of the incremental shares of our common stock (including shares issuable upon adjustment), that would cause the total number of shares issued to equal or exceed 20% of the number of shares of common stock outstanding as of December 31, 2008, that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program.	|_|	|_|	|_|

6.	To approve the compensation for CIT’s executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.	|_|	|_|	|_|

		Yes	No
Please indicate if you plan to attend this meeting		|_|	|_|

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CIT GROUP INC.

Proxy solicited by the Board of Directors for use at the Annual
Meeting of Stockholders of CIT Group Inc. on May 12, 2009

The undersigned stockholder appoints each of Eric S. Mandelbaum and James P. Shanahan, attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of CIT Group Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof. The shares represented by this Proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

(Continued, and to be signed on reverse side)

Voting items

The Board of Directors recommends a vote “FOR” the 10 Director nominees in Proposal 1 and "FOR" Proposals 2 through 6.

1.	To elect 10 directors to serve for one year or until the next annual meeting of stockholders;

The 10 director nominees are:
1a.	Michael A. Carpenter
1b.	William M. Freeman
1c.	Susan M. Lyne
1d.	Marianne Miller Parrs
1e.	Jeffrey M. Peek
1f.	John R. Ryan
1g.	Christopher H. Shays
1h.	Seymour Sternberg
1i.	Peter J. Tobin
1j.	Lois M. Van Deusen

2.	To ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent auditors for 2009.

3.	To approve amending the Long-Term Incentive Plan to increase the number of shares available thereunder.

4.	To approve amending the Employee Stock Purchase Plan to increase the number of shares available thereunder.

5.	To approve the issuance of the incremental shares of our common stock (including shares issuable upon adjustment), that would cause the total number of shares issued to equal or exceed 20% of the number of shares of common stock outstanding as of December 31, 2008, that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program.

6.	To approve the compensation for CIT’s executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

Voting Instructions